           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 17, 2005

                                 $1,030,090,000
                                (Approximate)(1)
              Mortgage Pass-Through Certificates, Series 2005-WMC2

                              GSAMP TRUST 2005-WMC2
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

                            LITTON LOAN SERVICING LP
                                    Servicer

The following securities are being offered:

                 APPROXIMATE
                INITIAL CLASS        PASS-
                  PRINCIPAL         THROUGH                       RATINGS
CLASS             BALANCE(1)         RATE           TYPE       (S&P/MOODY'S)
-----------     -------------     ------------   -----------   -------------
A-1A            $ 266,290,000     Variable(2)      Senior         AAA/Aaa
A-1B            $  66,572,000     Variable(3)      Senior         AAA/Aaa
A-2A            $ 261,433,000     Variable(4)      Senior         AAA/Aaa
A-2B            $ 190,321,000     Variable(5)      Senior         AAA/Aaa
A-2C            $  66,596,000     Variable(6)      Senior         AAA/Aaa
M-1             $  80,187,000     Variable(7)    Subordinate      AA+/Aa2
M-2             $  26,355,000     Variable(8)    Subordinate       AA/Aa3
M-3             $  37,570,000     Variable(9)    Subordinate       AA-/A2
M-4             $  16,822,000     Variable(10)   Subordinate       A+/A3
M-5             $  17,944,000     Variable(11)   Subordinate       A/Baa1

----------
Footnotes appear on the following page.

GSAMP Trust 2005-WMC2 will issue ten classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both, as described in this prospectus supplement. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately 99.80% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              GOLDMAN, SACHS & CO.
          The date of this prospectus supplement is November 18, 2005.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

The certificates will represent interests in GSAMP Trust 2005-WMC2 and will not represent interests in or obligations of GS Mortgage Securities Corp., the underwriter, the servicer, Goldman Sachs Mortgage Company, the responsible party, the trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

----------
(1)     Subject to a variance of +/-5%.

(2) The Class A-1A certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.250% (0.500% after the first distribution date on which the optional clean-up call is exercisable),
        (ii) the Loan Group I WAC Cap, as described in this prospectus supplement, and (iii) the WAC Cap, as described in this prospectus supplement.

(3) The Class A-1B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.310% (0.620% after the first distribution date on which the optional clean-up call is exercisable),
        (ii) the Loan Group I WAC Cap and (iii) the WAC Cap.

(4) The Class A-2A certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.110% (0.220% after the first distribution date on which the optional clean-up call is exercisable),
        (ii) the Loan Group II WAC Cap, as described in this prospectus supplement, and (iii) the WAC Cap.

(5) The Class A-2B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.260% (0.520% after the first distribution date on which the optional clean-up call is exercisable),
        (ii) the Loan Group II WAC Cap and (iii) the WAC Cap.

(6) The Class A-2C certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.350% (0.700% after the first distribution date on which the optional clean-up call is exercisable),
        (ii) the Loan Group II WAC Cap and (iii) the WAC Cap.

(7) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.430% (0.645% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(8) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.460% (0.690% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(9) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.630% (0.945% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(10) The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.680% (1.020% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

(11) The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.150% (1.725% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

        We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

        IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

        We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

        Words that appear in boldface type in this prospectus supplement and in the prospectus are either defined in the "Glossary of Terms" beginning on page S-105 of this prospectus supplement, or have the meanings given to them on the page indicated in the "Index" beginning on page 123 of the prospectus.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS

SUMMARY INFORMATION..........................................................S-6
RISK FACTORS................................................................S-11
TRANSACTION OVERVIEW........................................................S-27
   Parties..................................................................S-27
   The Transaction..........................................................S-27
THE MORTGAGE LOAN POOL......................................................S-27
   General..................................................................S-28
   The Mortgage Loans.......................................................S-29
   The Group I Mortgage Loans...............................................S-30
   The Group II Mortgage Loans..............................................S-31
   Prepayment Premiums......................................................S-32
   Adjustable Rate Mortgage Loans...........................................S-32
   The Index................................................................S-33
   Underwriting Guidelines..................................................S-33
   Credit Scores............................................................S-45
THE SERVICER................................................................S-45
   General..................................................................S-45
   Delinquency and Foreclosure Experience...................................S-46
THE TRUSTEE.................................................................S-47
DESCRIPTION OF THE CERTIFICATES.............................................S-48
   General..................................................................S-48
   Book-Entry Registration..................................................S-48
   Definitive Certificates..................................................S-51
   Assignment of the Mortgage Loans.........................................S-52
   Delivery of Mortgage Loan Documents......................................S-52
   Representations and Warranties Relating to the Mortgage Loans............S-54
   Payments on the Mortgage Loans...........................................S-59
   Distributions............................................................S-60
   Priority of Distributions Among Certificates.............................S-61
   Distributions of Interest and Principal..................................S-61
   Allocation of Principal Payments to Class A Certificates.................S-66
   Calculation of One-Month LIBOR...........................................S-67
   Excess Reserve Fund Account..............................................S-67
   Interest Rate Corridor Agreements........................................S-68
   Overcollateralization Provisions.........................................S-69
   Reports to Certificateholders............................................S-70
THE POOLING AND SERVICING AGREEMENT.........................................S-71
   General..................................................................S-71
   Servicing and Trustee Fees and Other Compensation and Payment of
      Expenses..............................................................S-71
   P&I Advances and Servicing Advances......................................S-71
   Pledge and Assignment of Servicer's Rights...............................S-72
   Prepayment Interest Shortfalls...........................................S-73
   Servicer Reports.........................................................S-73
   Collection and Other Servicing Procedures................................S-73
   Hazard Insurance.........................................................S-74
   Realization Upon Defaulted Mortgage Loans................................S-75
   Optional Repurchase of Delinquent Mortgage Loans.........................S-75
   Removal and Resignation of the Servicer..................................S-75
   Termination; Optional Clean-up Call......................................S-77
   Amendment................................................................S-77
   Certain Matters Regarding the Depositor, the Servicer, the Custodian
      and the Trustee.......................................................S-78
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-79
   Structuring Assumptions..................................................S-79
   Defaults.................................................................S-86
   Prepayment Considerations and Risks......................................S-86
   Overcollateralization Provisions.........................................S-88
   Subordinated Certificates and the Class A-1B Certificates................S-88
   Weighted Average Lives of the Offered Certificates.......................S-89
   Decrement Tables.........................................................S-89
   Available Funds Caps.....................................................S-96
   WAC Caps.................................................................S-97
   Last Scheduled Distribution Date.........................................S-99
FEDERAL INCOME TAX CONSEQUENCES.............................................S-99
   General..................................................................S-99
   Taxation of Regular Interests............................................S-99
   Status of the LIBOR Certificates........................................S-100
   The Basis Risk Contract Components......................................S-100
   Other Matters...........................................................S-101
STATE AND LOCAL TAXES......................................................S-101
ERISA CONSIDERATIONS.......................................................S-101
LEGAL INVESTMENT...........................................................S-103
METHOD OF DISTRIBUTION.....................................................S-103
LEGAL MATTERS..............................................................S-104
RATINGS....................................................................S-104
GLOSSARY OF TERMS..........................................................S-105
ANNEX I  CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS..........I-1
ANNEX II  CLASS A-1 INTEREST RATE CORRIDOR STRIKE  RATE AND NOTIONAL
  AMOUNT AMORTIZATION SCHEDULE..............................................II-1
ANNEX III  CLASS A-2 INTEREST RATE CORRIDOR STRIKE  RATE AND NOTIONAL
  AMOUNT AMORTIZATION SCHEDULE.............................................III-1
ANNEX IV  SUBORDINATE INTEREST RATE CORRIDOR STRIKE  RATE AND NOTIONAL
  AMOUNT AMORTIZATION SCHEDULE..............................................IV-1
SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET............................A-1

                               SUMMARY INFORMATION

        The following summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

        This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

THE OFFERED CERTIFICATES

        The GSAMP Trust 2005-WMC2 will issue the Mortgage Pass-Through Certificates, Series 2005-WMC2. Ten classes of the certificates - Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 - are being offered to you by this prospectus supplement. The offered certificates, together with the Class M-6, Class B-1 and Class B-2 certificates, are referred to as the "LIBOR certificates" in this prospectus supplement. The Class A-1A certificates and Class A-1B certificates are sometimes referred to as the "Class A-1 certificates" in this prospectus supplement and generally represent interests in the group I mortgage loans. The Class A-2A, Class A-2B and Class A-2C certificates are sometimes referred to as the "Class A-2 certificates" in this prospectus supplement and generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates represent interests in all of the mortgage loans in the trust.

THE OTHER CERTIFICATES

        The trust will also issue seven other classes of certificates, the Class M-6, Class B-1, Class B-2, Class X, Class P, Class R-1 and Class R-2 certificates, that are not being offered by this prospectus supplement.

        The Class M-6 certificates will have an initial certificate principal balance of approximately $13,458,000. The Class M-6 certificates initially evidence an interest of approximately 1.20% of the scheduled principal balance of the mortgage loans in the trust.

        The Class B-1 certificates will have an initial certificate principal balance of approximately $12,897,000. The Class B-1 certificates initially evidence an interest of approximately 1.15% of the scheduled principal balance of the mortgage loans in the trust.

        The Class B-2 certificates will have an initial certificate principal balance of approximately $12,337,000. The Class B-2 certificates initially evidence an interest of approximately 1.10% of the scheduled principal balance of the mortgage loans in the trust.

        The Class P certificates will not have a principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

        The Class X certificates will initially evidence an interest of approximately 4.70% of the aggregate scheduled principal balance of the mortgage loans in the trust, which is the initial overcollateralization required by the pooling and servicing agreement.

        The Class R-1 certificates and Class R-2 certificates are not expected to receive any distributions.

        The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

        On or about November 23, 2005.

CUT-OFF DATE

        November 1, 2005.

STATISTICAL CALCULATION DATE

        All statistical information regarding the mortgage loans in this prospectus supplement is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date of October 1, 2005, unless otherwise specified in this prospectus supplement.

DISTRIBUTIONS

        Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in December 2005, to the holders of record on the preceding record date.

        The record date for the LIBOR certificates for any distribution date will be the last business day of the applicable interest accrual period, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the month in which the related distribution date occurs.

PAYMENTS OF INTEREST

        The pass-through rates for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates described in this prospectus supplement. The fixed margins will increase on the first day of the interest accrual period for the distribution date after the date on which the optional clean-up call is first exercisable, as described under "Description of the Certificates--Distributions of Interest and Principal" and "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement. Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

        The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

PAYMENTS OF PRINCIPAL

        Principal will be paid on the LIBOR certificates on each distribution date as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

CREDIT ENHANCEMENT

        The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

        o an initial overcollateralization amount of approximately 4.70% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date,

        o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization at a specified level,

        o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

        o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

INTEREST RATE CORRIDOR AGREEMENTS

        The LIBOR certificates will have the benefit of three interest rate corridor agreements, provided by Goldman Sachs Capital Markets, L.P., to cover certain shortfalls in interest that may result from the pass-through rates on those certificates being limited by the caps on those pass-through rates. All obligations of the depositor or the trust under the interest rate corridor agreements will be paid on or prior to the closing date. For further information regarding these interest rate corridor agreements, see "Description of the Certificates--Interest Rate Corridor Agreements" in this prospectus supplement.

THE MORTGAGE LOANS

        The mortgage loans to be included in the trust will be fixed and adjustable rate subprime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by Goldman Sachs Mortgage Company, an affiliate of the depositor, from WMC Mortgage Corp., which either originated those mortgage loans or acquired them from correspondent lenders. WMC Mortgage Corp. will make certain representations and warranties relating to the mortgage loans.

        On the closing date, the trust will acquire the mortgage loans. As of the statistical calculation date, the aggregate scheduled principal balance of the mortgage loans was approximately $1,127,022,616, of which approximately 80.78% of the mortgage loans are adjustable rate and approximately 19.22% are fixed rate. Approximately 88.62% of the mortgage loans have original terms to maturity of 360 months.

        The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 338 months as of the statistical calculation date, and have the following approximate characteristics as of the statistical calculation date:

                       SELECTED MORTGAGE LOAN POOL DATA(1)

                                                      GROUP I                            GROUP II
                                          --------------------------------    --------------------------------    ---------------
                                          ADJUSTABLE RATE     FIXED RATE      ADJUSTABLE RATE     FIXED RATE         AGGREGATE
                                          ---------------    -------------    ---------------    -------------    ---------------
Scheduled Principal Balance:              $   353,908,898    $  86,146,734    $   556,532,125    $ 130,434,859    $ 1,127,022,616
Number of Mortgage Loans:                           1,593              903              1,834            1,529              5,859
Average Scheduled Principal Balance:      $       222,165    $      95,401    $       303,453    $      85,307    $       192,358
Weighted Average Gross Interest Rate:               6.758%           8.356%             6.763%           8.807%             7.120%
Weighted Average Net Interest Rate(2):              6.248%           7.846%             6.253%           8.297%             6.610%
Weighted Average Current FICO Score:                  639              648                637              654                641
Weighted Average Original LTV Ratio(3):             79.80%           50.68%             81.07%           41.61%             73.78%
Weighted Average Combined Original LTV
  Ratio(3):                                         79.80%           87.10%             81.07%           91.49%             82.34%
Weighted Average Stated Remaining Term
  (months):                                           359              270                359              241                338
Weighted Average Seasoning(months):                     1                1                  1                1                  1
Weighted Average Months to Roll(4):                    25              N/A                 25              N/A                 25
Weighted Average Gross Margin(4):                    6.25%             N/A               6.40%             N/A               6.34%
Weighted Average Initial Rate Cap(4):                3.00%             N/A               3.00%             N/A               3.00%
Weighted Average Periodic Rate Cap(4):               1.00%             N/A               1.00%             N/A               1.00%
Weighted Average Gross Maximum Lifetime
  Rate(4):                                          13.26%             N/A              13.26%             N/A              13.26%

(1) All percentages calculated in this table are based on scheduled principal balances as of the statistical calculation date, unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and trustee fee rates.

(3) With respect to first lien mortgage loans, the original LTV ratio reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the original principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.

(4) Represents the weighted average of the adjustable rate mortgage loans in the related loan group or loan groups.

        For purposes of calculating principal and interest distributions on the Class A certificates, in each case as described in detail in this prospectus supplement, the mortgage loans have been divided into two groups, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans consist only of those mortgage loans with principal balances that conform to Freddie Mac or Fannie Mae guidelines. The group II mortgage loans consist of mortgage loans that may or may not conform to Freddie Mac or Fannie Mae guidelines. The characteristics of the mortgage loans in each group are described under "The Mortgage Loan Pool" in this prospectus supplement.

        Generally, after an initial fixed rate period, the interest rate on each adjustable rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement.

        The first adjustment date generally will occur only after an initial period of approximately two to five years from the first payment due date.

        For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

        Litton Loan Servicing LP will act as servicer of the mortgage loans. The servicer will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

OPTIONAL TERMINATION OF THE TRUST

        The servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

ADVANCES

        The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance), unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. The servicer will not be obligated to make any advances of principal on any REO property or any second lien mortgage loan.

ERISA CONSIDERATIONS

        Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

        Thacher Proffitt & Wood LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

        o portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

        o the LIBOR certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk carry forward amounts pursuant to the payment priorities in the transaction. Each interest in basis risk carry forward amounts will be treated as an interest rate cap contract for federal income tax purposes.

        See "Federal Income Tax Consequences" in this prospectus supplement.

LEGAL INVESTMENT

        The LIBOR certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

RATINGS

        In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings

Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.:

CLASS                        S&P          MOODY'S
-----                        ---          -------
A-1A....................     AAA            Aaa
A-1B....................     AAA            Aaa
A-2A....................     AAA            Aaa
A-2B....................     AAA            Aaa
A-2C....................     AAA            Aaa
M-1.....................     AA+            Aa2
M-2.....................      AA            Aa3
M-3.....................     AA-            A2
M-4.....................      A+            A3
M-5.....................      A            Baa1

        A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate corridor agreements.

                                  RISK FACTORS

        THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

        THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

        ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE BASED ON THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF OCTOBER 1, 2005.

LESS STRINGENT UNDERWRITING      The mortgage loans were made, in part, to
STANDARDS AND THE RESULTANT      borrowers who, for one reason or another, are
POTENTIAL FOR DELINQUENCIES ON   not able, or do not wish, to obtain financing
THE MORTGAGE LOANS COULD LEAD    from traditional sources. These mortgage loans
TO LOSSES ON YOUR CERTIFICATES   may be considered to be of a riskier nature
                                 than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

                                 The underwriting standards used in the
                                 origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Mortgage loan borrowers may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF      Different geographic regions of the United
THE MORTGAGE LOANS IN            States from time to time will experience weaker
PARTICULAR JURISDICTIONS MAY     regional economic conditions and housing
RESULT IN GREATER LOSSES IF      markets, and, consequently, may experience
THOSE JURISDICTIONS EXPERIENCE   higher rates of loss and delinquency on
ECONOMIC DOWNTURNS               mortgage loans generally. Any concentration of
                                 the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

                                 In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

                                 All Mortgage Loans

                                 California    New York    Florida    Maryland
                                 ----------    --------    -------    --------
                                    47.98%       5.93%      5.18%       5.08%

                                 Group I Mortgage Loans

                                 California    Maryland    Florida    New York
                                 ----------    --------    -------    --------
                                    37.38%       6.83%      6.76%       6.53%

                                 Group II Mortgage Loans

                                               California             New York
                                               ----------             --------
                                                 54.77%                 5.55%

                                 Because of the relative geographic
                                 concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

                                 As of the cut-off date, approximately 3.85% of the mortgage loans are secured by mortgaged properties that are located in areas in Florida, Louisiana, Texas, Mississippi and Alabama designated for individual assistance by the Federal Emergency Management Agency, or FEMA, due to Hurricane Wilma, Hurricane Katrina and Hurricane Rita. The depositor has not been able to determine whether, and the extent to which, any of the mortgaged properties securing these loans have been affected by Hurricane Wilma, Hurricane Katrina and Hurricane Rita. In selecting mortgage loans for inclusion in the trust, the depositor did not include mortgage loans secured by properties in certain of the areas designated by FEMA for individual assistance.

                                 Goldman Sachs Mortgage Company will represent and warrant, to its knowledge, that as of the closing date, each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether Goldman Sachs Mortgage Company had knowledge of any such damage, Goldman Sachs Mortgage Company will be required to cure, substitute for or repurchase the affected mortgage loan in the manner and to the extent described in this prospectus supplement. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this prospectus supplement. Any damage to a property that secures a mortgage loan in the trust occurring after the closing date will not be a breach of this representation and warranty.

                                 Approximately 47.98% of the mortgage loans are secured by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

                                 In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                                 The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the Class A certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

EFFECT ON YIELDS CAUSED BY       Mortgagors may prepay their mortgage loans in
PREPAYMENTS, DEFAULTS AND        whole or in part at any time. A prepayment of a
LOSSES                           mortgage loan generally will result in a
                                 prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

                                 If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                 If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                 The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed rate mortgage loans, the fixed rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed rate mortgage loans may decrease.

                                 The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing interest rates available to borrowers, the borrowers may prepay their adjustable rate mortgage loans. The adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                                 Approximately 64.99% of the group I mortgage loans and approximately 68.32% of the group II mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated or, in the case of one group II mortgage loan, five years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                 WMC Mortgage Corp. or Goldman Sachs Mortgage
                                 Company may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

                                 The servicer may purchase all of the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date.

                                 If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                                 As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the LIBOR certificates and will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

                                 The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

                                 The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the subordinated certificates (i.e., the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates) do not receive any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in December 2008 unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the LIBOR certificates unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case.

                                 The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

                                 If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                                 Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

                                 Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                                 The credit enhancement features may be
                                 inadequate to provide protection for the LIBOR certificates.

                                 The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 certificates, and, to a lesser degree, the Class B-1 certificates and Class B-2 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                                 If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses, even if you own Class A certificates.

INTEREST GENERATED BY THE        The weighted average of the interest rates on
MORTGAGE LOANS MAY BE            the mortgage loans is expected to be higher
INSUFFICIENT TO MAINTAIN         than the pass-through rates on the LIBOR
THE REQUIRED LEVEL OF            certificates. The mortgage loans are expected
OVERCOLLATERALIZATION            to generate more interest than is needed to pay
                                 interest owed on the LIBOR certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that is available to maintain the required level of overcollateralization.

                                 Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest. In the event of a partial prepayment, the mortgage loan will be generating less interest.

                                 Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                                 If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

                                 All of the adjustable rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 90.49% of the adjustable rate mortgage loans will not occur until two years after the date of origination. The first adjustment of the interest rates for approximately 5.04% of the adjustable rate mortgage loans will not occur until three years after the date of origination. The first adjustment of the interest rates for approximately 4.42% of the adjustable rate mortgage loans will not occur until five years after the date of origination. See "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

                                 As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average net interest rate of the mortgage loan pool, less fees and expenses.

                                 If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                                 Investors in the LIBOR certificates, and particularly the subordinated certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES AND     The LIBOR certificates accrue interest at
OTHER FACTORS ON THE PASS-       pass-through rates based on the one-month LIBOR
THROUGH RATES OF THE OFFERED     index plus specified margins, but are subject
CERTIFICATES                     to certain limitations. Those limitations on
                                 the pass-through rates for the LIBOR
                                 certificates are based, in part, on the
                                 weighted average of the net interest rates on the mortgage loans and, in the case of the Class A certificates, the mortgage loans in the applicable mortgage loan group, net of certain fees of the trust.

                                 A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

                                 The interest rates on the fixed rate mortgage loans will not adjust, and the interest rates on the adjustable rate mortgage loans are based on a six-month LIBOR index. Substantially all of the adjustable rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates and most of the adjustable rate mortgage loans will have the first adjustment to their mortgage rates two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates on the LIBOR certificates, those LIBOR certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                                 The six-month LIBOR index may change at
                                 different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on the adjustable rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                                 The pass-through rates for the LIBOR
                                 certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on most of the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

                                 If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

                                 If the pass-through rates on the LIBOR
                                 certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of all or a portion of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. These interest shortfalls suffered by the LIBOR certificates may also be covered by amounts payable under the interest rate corridor agreements. However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls.

PREPAYMENTS ON THE MORTGAGE      When a voluntary principal prepayment is made
LOANS COULD LEAD TO SHORTFALLS   by the mortgagor on a mortgage loan (excluding
IN THE DISTRIBUTION OF           any payments made upon liquidation of any
INTEREST ON YOUR CERTIFICATES    mortgage loan), the mortgagor is charged
                                 interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the servicer. The servicer is obligated to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full and thirty days' interest on the prepaid mortgage loan, but only to the extent of one-half of the monthly servicing fee for the related distribution date.

                                 If the servicer fails to make such compensating interest payments or the shortfall exceeds one-half of the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

RISKS RELATING TO                The Class A-1B certificates are entitled to
SUBORDINATION OF THE CLASS       receive distributions of interest and principal
A-1B CERTIFICATES TO THE         concurrently with the Class A-1A certificates
CLASS A-1A CERTIFICATES          on a pro rata basis, and the Class A-1B
                                 certificates are supported by the subordination of the Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5, Class M-6, Class B-1 and Class
                                 B-2 certificates. However, the Class A-1B certificates will not receive any principal distributions until the certificate principal balance of the Class A-1A certificates has been reduced to zero in the following circumstances:

                                         o       if before the 25th distribution
                                                 date, the aggregate amount of
                                                 losses suffered by the total
                                                 mortgage loans from the cut-off
                                                 date through the last day of
                                                 the related prepayment period
                                                 exceeds 1.40% of the aggregate
                                                 scheduled principal balance of
                                                 the mortgage loans as of the
                                                 cut-off date; or

                                         o       if, on or after the 25th
                                                 distribution date,
                                                 delinquencies and/or losses
                                                 with respect to all of the
                                                 mortgage loans exceed certain
                                                 levels further described in
                                                 this prospectus supplement.

                                 The allocation described above will increase the risk that shortfalls in principal on the group I mortgage loans will be borne by the Class A-1B certificates. If such shortfalls are borne by the Class A-1B certificates, the yield to investors in those certificates will be adversely affected.

ADDITIONAL RISKS ASSOCIATED      The weighted average lives of, and the yields
WITH THE SUBORDINATED            to maturity on, the Class M-1, Class M-2, Class
CERTIFICATES                     M-3, Class M-4, Class M-5, Class M-6, Class B-1
                                 and Class B-2 certificates will be
                                 progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B-2, Class B-1, Class M-6, Class
                                 M-5, Class M-4, Class M-3, Class M-2 and Class
                                 M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                                 Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated. Any such funds will be allocated to the Class X certificates to the extent provided in the pooling and servicing agreement.

                                 Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until December 2008 or a later date as described in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because those certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                                 In addition, the multiple class structure of the subordinated certificates causes the yield of those classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of those certificates according to the priorities described in this prospectus supplement, the yield to maturity on the subordinated certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on the subordinated certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of subordinated certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

                                 Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

DELAY IN RECEIPT OF              Substantial delays could be encountered in
LIQUIDATION PROCEEDS;            connection with the liquidation of delinquent
LIQUIDATION PROCEEDS MAY BE      mortgage loans. Further, reimbursement of
LESS THAN THE MORTGAGE LOAN      advances made on a mortgage loan, liquidation
BALANCE                          expenses such as legal fees, real estate taxes,
                                 hazard insurance and maintenance and
                                 preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this prospectus supplement are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS OR     Mortgage loans with higher original
COMBINED LOAN-TO-VALUE RATIOS    loan-to-value ratios or combined loan-to-value
INCREASE RISK OF LOSS            ratios may present a greater risk of loss than
                                 mortgage loans with original loan-to-value ratios or combined loan-to-value ratios of 80% or below. Approximately 20.31% of the group I mortgage loans and approximately 25.50% of the group II mortgage loans had original loan-to-value ratios greater than 80%, and approximately 29.23% of the group I mortgage loans and approximately 37.36% of the group II mortgage loans had combined original loan-to-value ratios greater than 80%, each as calculated as described under "The Mortgage
                                 Loan Pool--General" in this prospectus
                                 supplement.

                                 Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS       Approximately 12.97% of the group I mortgage
HAVE AN INITIAL INTEREST-ONLY    loans and approximately 21.81% of the group II
PERIOD, WHICH MAY RESULT IN      mortgage loans have an initial interest-only
INCREASED DELINQUENCIES AND      period of up to five years. Approximately 0.76%
LOSSES                           of the group I mortgage loans and approximately
                                 1.14% of the group II mortgage loans have an initial interest-only period of ten years.
                                 During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the LIBOR certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                                 After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in this prospectus supplement, will be allocated to the LIBOR certificates in reverse order of seniority.

                                 The use of mortgage loans with an initial interest-only period has recently increased in popularity in the mortgage marketplace, but historical performance data for interest-only mortgage loans is limited as compared to performance data for mortgage loans that amortize from origination. The performance of interest-only mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

A PORTION OF THE MORTGAGE        Approximately 8.97% of the group I mortgage
LOANS ARE SECURED BY             loans and approximately 11.89% of the group II
SUBORDINATE MORTGAGES; IN        mortgage loans are secured by second lien
THE EVENT OF A DEFAULT, THESE    mortgages which are subordinate to the rights
MORTGAGE LOANS ARE MORE LIKELY   of the holder of the related senior mortgages.
TO EXPERIENCE LOSSES             As a result, the proceeds from any liquidation,
                                 insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

                                 An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related second lien mortgage loan as bad debt.

PAYMENTS IN FULL OF A BALLOON    Approximately 43.88% of the group I mortgage
LOAN DEPEND ON THE BORROWER'S    loans and approximately 46.65% of the group II
ABILITY TO REFINANCE THE         mortgage loans as of the statistical
BALLOON LOAN OR SELL THE         calculation date will not be fully amortizing
MORTGAGED PROPERTY               over their terms to maturity and, thus, will
                                 require substantial principal payments, i.e., balloon payments, at their stated maturity.
                                 Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                         o       the level of available interest
                                                 rates at the time of sale or
                                                 refinancing;

                                         o       the borrower's equity in the
                                                 related mortgaged property;

                                         o       the financial condition of the
                                                 mortgagor;

                                         o       tax laws;

                                         o       prevailing general economic
                                                 conditions; and

                                         o       the availability of credit for
                                                 single family real properties
                                                 generally.

VIOLATION OF VARIOUS FEDERAL,    There has been an increased focus by state and
STATE AND LOCAL LAWS MAY         federal banking regulatory agencies, state
RESULT IN LOSSES ON THE          attorneys general offices, the Federal Trade
MORTGAGE LOANS                   Commission, the U.S. Department of Justice, the
                                 U.S. Department of Housing and Urban
                                 Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                 Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                 The mortgage loans are also subject to federal laws, including:

                                         o       the Federal Truth in Lending
                                                 Act and Regulation Z
                                                 promulgated under that Act,
                                                 which require certain
                                                 disclosures to the mortgagors
                                                 regarding the terms of the
                                                 mortgage loans;

                                         o       the Equal Credit Opportunity
                                                 Act and Regulation B
                                                 promulgated under that Act,
                                                 which prohibit discrimination
                                                 on the basis of age, race,
                                                 color, sex, religion, marital
                                                 status, national origin,
                                                 receipt of public assistance or
                                                 the exercise of any right under
                                                 the Consumer Credit Protection
                                                 Act, in the extension of
                                                 credit; and

                                         o       the Fair Credit Reporting Act,
                                                 which regulates the use and
                                                 reporting of information
                                                 related to the mortgagor's
                                                 credit experience.

                                 Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                 WMC Mortgage Corp. will represent with respect to each mortgage loan that such mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, WMC Mortgage Corp. will also represent that none of those mortgage loans are classified as
                                 (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "covered," (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, WMC Mortgage Corp. will be obligated to cure such breach or repurchase or, for a limited period of time, replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

WMC MORTGAGE CORP. MAY NOT BE    WMC Mortgage Corp. will make various
ABLE TO REPURCHASE DEFECTIVE     representations and warranties related to the
MORTGAGE LOANS                   mortgage loans. Those representations are
                                 summarized in "Description of the
                                 Certificates--Representations and Warranties
                                 Relating to the Mortgage Loans" in this
                                 prospectus supplement.

                                 If WMC Mortgage Corp. fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then WMC Mortgage Corp. would be required to repurchase or substitute for the defective mortgage loan. It is possible that WMC Mortgage Corp. may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of WMC Mortgage Corp. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

THE INTEREST RATE CORRIDOR       The assets of the trust include three interest
AGREEMENTS ARE SUBJECT TO        rate corridor agreements that will require the
COUNTERPARTY RISK                corridor agreement provider to make certain
                                 payments for the benefit of the holders of the LIBOR certificates. To the extent that payments on the LIBOR certificates depend in part on payments to be received by the trustee under the interest rate corridor agreements, the ability of the trustee to make those payments on those certificates will be subject to the credit risk of the guarantor of the corridor agreement provider.

EXTERNAL EVENTS MAY INCREASE     In response to previously executed and
THE RISK OF LOSS ON THE          threatened terrorist attacks in the United
MORTGAGE LOANS                   States and foreign countries, the United States
                                 has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief
                                 Act and any comparable state law, will apply.
                                 Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of offered certificates, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the underwriter, Goldman Sachs Mortgage Company,
                                 WMC Mortgage Corp., the servicer, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal Aspects of the Mortgage
                                 Loans--Servicemembers Civil Relief Act and the
                                 California Military and Veterans Code" in the prospectus.

THE CERTIFICATES ARE             The certificates will not represent an interest
OBLIGATIONS OF THE TRUST ONLY    in or obligation of the depositor, the
                                 underwriter, Goldman Sachs Mortgage Company, the servicer, WMC Mortgage Corp., the trustee or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, Goldman Sachs Mortgage
                                 Company, the servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the underwriter, Goldman Sachs Mortgage
                                 Company, the servicer, WMC Mortgage Corp., the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

YOUR INVESTMENT MAY NOT BE       The underwriter intends to make a secondary
LIQUID                           market in the offered certificates, but it will
                                 have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue.
                                 Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                 The secondary markets for asset-backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

THE RATINGS ON YOUR              Each rating agency rating the offered
CERTIFICATES COULD BE REDUCED    certificates may change or withdraw its initial
OR WITHDRAWN                     ratings at any time in the future if, in its
                                 judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

THE OFFERED CERTIFICATES MAY     The offered certificates are not suitable
NOT BE SUITABLE INVESTMENTS      investments for any investor that requires a
                                 regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONFLICTS OF INTEREST BETWEEN    The servicer or an affiliate of the servicer
THE SERVICER AND THE TRUST       will initially own all or a portion of the
                                 Class M-6, Class B-1, Class B-2, Class X, Class
                                 P, Class R-1 and Class R-2 certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. Although the servicing standard in the pooling and servicing agreement will obligate the servicer to service the mortgage loans without regard to the ownership or non-ownership of any certificates by the servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all certificateholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the pooling and servicing agreement to resolve or minimize potential conflicts of interest of this sort.

THE RECORDING OF THE MORTGAGES   The mortgages or assignments of mortgage for
IN THE NAME OF MERS MAY AFFECT   some of the mortgage loans have been recorded
THE YIELD ON THE CERTIFICATES    in the name of Mortgage Electronic Registration
                                 Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the trust. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the trust and will reduce the amount available to make distributions on the certificates.

                                 The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

                              TRANSACTION OVERVIEW

PARTIES

        THE DEPOSITOR. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

        GOLDMAN SACHS MORTGAGE COMPANY. Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of the depositor ("GSMC"). The principal executive office of Goldman Sachs Mortgage Company is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

        THE RESPONSIBLE PARTY. WMC Mortgage Corp., a California corporation ("WMC"). The principal executive office of the responsible party is located at 3100 Thornton Avenue, Burbank, California 91504, and its telephone number is
(800) 736-5000. See "The Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

        THE SERVICER. Litton Loan Servicing LP, a Delaware limited partnership ("LITTON"). The principal executive office of Litton is located at 4828 Loop Central Drive, Houston, Texas 77081, and its telephone number is (713) 960-9676. See "The Servicer" in this prospectus supplement.

        THE TRUSTEE. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - GS05W2, and its telephone number is (714) 247-6000. For a description of the trustee, see "The Trustee" in this prospectus supplement.

        THE CUSTODIAN. Wells Fargo Bank, N.A., a national banking association. The principal executive office of Wells Fargo Bank, N.A. is located at 1015 10th Avenue SE, Minneapolis, Minnesota 55414, and its telephone number is (612) 667-1117.

        THE RATING AGENCIES. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc., will issue ratings with respect to the offered certificates.

THE TRANSACTION

        GSAMP Trust 2005-WMC2 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of November 1, 2005, by and among the depositor, the servicer, the custodian and the trustee.

                             THE MORTGAGE LOAN POOL

        The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is October 1, 2005. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of the cut-off date, November 1, 2005. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the cut-off date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

GENERAL

        The trust will primarily consist of approximately 5,859 conventional, subprime, adjustable and fixed rate, first lien and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate principal balance of approximately $1,127,022,616 as of the statistical calculation date. The mortgage loans in the trust were acquired by GSMC from WMC. WMC either originated the mortgage loans or previously acquired the mortgage loans from correspondent lenders.

        The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Underwriting Guidelines" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

        Approximately 2,432 (or 19.22%) of the mortgage loans in the trust are fixed rate mortgage loans and approximately 3,427 (or 80.78%) are adjustable rate mortgage loans, as described in more detail under "--Adjustable Rate Mortgage Loans" below. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

        All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

        Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

        Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

        Approximately 26.30% of the first lien mortgage loans have original loan-to-value ratios in excess of 80.00%, and approximately 99.60% of the second lien mortgage loans have combined original loan-to-value ratios in excess of 80.00%. The "LOAN-TO-VALUE RATIO" or "LTV" of a mortgage loan at any time is generally, unless otherwise specified in the underwriting guidelines described under "--Underwriting Guidelines" below, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value (as determined pursuant to WMC Mortgage Corp.'s underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. The "COMBINED ORIGINAL LOAN-TO-VALUE RATIO" or "CLTV" of a second lien mortgage loan at any time is generally, unless otherwise specified in the underwriting guidelines described under "--Underwriting Guidelines" below, the ratio of the (a) sum of (i) the principal balance of the related first lien mortgage loan, and (ii) the principal balance of the second lien mortgage loan to (b) the lesser of (i) the appraised value of the mortgaged property at the time the second lien mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of origination. However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

        None of the mortgage loans are covered by existing primary mortgage insurance policies.

        Approximately 54.43% of the mortgage loans are fully amortizing, and approximately 45.57% of the mortgage loans are balloon mortgage loans.

THE MORTGAGE LOANS(1)

        The pool of mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date:

                                                       GROUP I           GROUP II           AGGREGATE
                                                   ---------------    ---------------    ---------------
Scheduled Principal Balance:                       $   440,055,631    $   686,966,984    $ 1,127,022,616
Number of Mortgage Loans:                                    2,496              3,363              5,859
Average Scheduled Principal Balance:               $       176,304    $       204,272    $       192,358
Weighted Average Gross Interest Rate:                        7.071%             7.151%             7.120%
Weighted Average Net Interest Rate(2):                       6.561%             6.641%             6.610%
Weighted Average Current FICO Score:                           641                640                641
Weighted Average Original LTV Ratio:                         74.10%             73.58%             73.78%
Weighted Average Combined Original LTV Ratio (3)             81.23%             83.05%             82.34%
Weighted Average Stated Remaining Term (months):               341                336                338
Weighted Average Seasoning (months):                             1                  1                  1
Weighted Average Months to Roll(4):                             25                 25                 25
Weighted Average Gross Margin(4):                             6.25%              6.40%              6.34%
Weighted Average Initial Rate Cap(4):                         3.00%              3.00%              3.00%
Weighted Average Periodic Rate Cap(4):                        1.00%              1.00%              1.00%
Weighted Average Gross Maximum Lifetime Rate(4):             13.26%             13.26%             13.26%

(1) All percentages calculated in this table are based on scheduled principal balances as of the statistical calculation date, unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and trustee fee rates.

(3) With respect to first lien mortgage loans, the original LTV ratio reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the original principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.

(4) Represents the weighted average of the adjustable rate mortgage loans only.

        The scheduled principal balances of the mortgage loans range from approximately $12,984 to approximately $1,159,329. The mortgage loans had an average scheduled principal balance of approximately $192,358.

        The weighted average original loan-to-value ratio of the mortgage loans is approximately 73.78%, and approximately 23.47% of the mortgage loans have original loan-to-value ratios exceeding 80.00%.

        The weighted average combined original loan-to-value ratio of the mortgage loans is approximately 82.34%, and approximately 34.18% of the mortgage loans have combined original loan-to-value ratios exceeding 80.00%.

        Approximately 89.25% of the mortgage loans are secured by first liens, and approximately 10.75% of the mortgage loans are secured by second liens.

        Approximately 19.35% of the mortgage loans are interest only for a period of time.

        No more than approximately 0.52% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

        None of the mortgage loans imposes a Prepayment Premium for a term in excess of five years.

        As of the cut-off date, approximately 0.35% of the mortgage loans were one payment past due and none of the mortgage loans were two or more payments past due.

        The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

THE GROUP I MORTGAGE LOANS(1)

        The group I mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date:

           Scheduled Principal Balance:                       $    440,055,631
           Number of Mortgage Loans:                                     2,496
           Average Scheduled Principal Balance:               $        176,304
           Weighted Average Gross Interest Rate:                         7.071%
           Weighted Average Net Interest Rate(2):                        6.561%
           Weighted Average Current FICO Score:                            641
           Weighted Average Original LTV Ratio:                          74.10%
           Weighted Average Combined Original LTV Ratio (3)              81.23%
           Weighted Average Stated Remaining Term (months):                341
           Weighted Average Seasoning (months):                              1
           Weighted Average Months to Roll(4):                              25
           Weighted Average Gross Margin(4):                              6.25%
           Weighted Average Initial Rate Cap(4):                          3.00%
           Weighted Average Periodic Rate Cap(4):                         1.00%
           Weighted Average Gross Maximum Lifetime Rate(4):              13.26%

(1) All percentages calculated in this table are based on scheduled principal balances as of the statistical calculation date, unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and trustee fee rates.

(3) With respect to first lien mortgage loans, the original LTV ratio reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the original principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.

(4) Represents the weighted average of the group I adjustable rate mortgage loans only.

        The scheduled principal balances of the group I mortgage loans range from approximately $12,984 to approximately $568,168. The group I mortgage loans had an average scheduled principal balance of approximately $176,304.

        The weighted average original loan-to-value ratio of the group I mortgage loans is approximately 74.10%, and approximately 20.31% of the group I mortgage loans have original loan-to-value ratios exceeding 80.00%.

        The weighted average combined original loan-to-value ratio of the group I mortgage loans is approximately 81.23%, and approximately 29.23% of the group I mortgage loans have combined original loan-to-value ratios exceeding 80.00%.

        Approximately 91.03% of the group I mortgage loans are secured by first liens, and approximately 8.97% of the group I mortgage loans are secured by second liens.

        Approximately 13.73% of the group I mortgage loans are interest only for a period of time.

        No more than approximately 0.91% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

        None of the group I mortgage loans imposes a Prepayment Premium for a term in excess of three years.

        As of the cut-off date, approximately 0.07% of the group I mortgage loans were one payment past due and none of the group I mortgage loans were two or more payments past due.

        The tables on Schedule A set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

THE GROUP II MORTGAGE LOANS(1)

        The group II mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date:

           Scheduled Principal Balance:                       $    686,966,984
           Number of Mortgage Loans:                                     3,363
           Average Scheduled Principal Balance:               $        204,272
           Weighted Average Gross Interest Rate:                         7.151%
           Weighted Average Net Interest Rate(2):                        6.641%
           Weighted Average Current FICO Score:                            640
           Weighted Average Original LTV Ratio:                          73.58%
           Weighted Average Combined Original LTV Ratio (3)              83.05%
           Weighted Average Stated Remaining Term (months):                336
           Weighted Average Seasoning (months):                              1
           Weighted Average Months to Roll(4):                              25
           Weighted Average Gross Margin(4):                              6.40%
           Weighted Average Initial Rate Cap(4):                          3.00%
           Weighted Average Periodic Rate Cap(4):                         1.00%
           Weighted Average Gross Maximum Lifetime Rate(4):              13.26%

(1) All percentages calculated in this table are based on scheduled principal balances as of the statistical calculation date, unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and trustee fee rates.

(3) With respect to first lien mortgage loans, the original LTV ratio reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the original principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.

(4) Represents the weighted average of the group II adjustable rate mortgage loans only.

        The scheduled principal balances of the group II mortgage loans range from approximately $14,892 to approximately $1,159,329. The group II mortgage loans had an average scheduled principal balance of approximately $204,272.

        The weighted average original loan-to-value ratio of the group II mortgage loans is approximately 73.58%, and approximately 25.50% of the group II mortgage loans have original loan-to-value ratios exceeding 80.00%.

        The weighted average combined original loan-to-value ratio of the group II mortgage loans is approximately 83.05%, and approximately 37.36% of the group II mortgage loans have combined original loan-to-value ratios exceeding 80.00%.

        Approximately 88.11% of the group II mortgage loans are secured by first liens, and approximately 11.89% of the group II mortgage loans are secured by second liens.

        Approximately 22.95% of the group II mortgage loans are interest only for a period of time.

        No more than approximately 0.56% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

        None of the group II mortgage loans imposes a Prepayment Premium for a term in excess of five years.

        As of the cut-off date, approximately 0.52% of the group II mortgage loans were one payment past due and none of the group II mortgage loans were two or more payments past due.

        The tables on Schedule A set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

PREPAYMENT PREMIUMS

        Approximately 64.99% of the group I mortgage loans and approximately 68.32% of the group II mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to three years (or in the case of one group II mortgage loan, five years) from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years (or in the case of one group II mortgage loan, five years). Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

        The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if the waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan, or the Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, (ii) the enforceability of such Prepayment Premium is limited (x) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights or (y) due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) if the Servicer has not been provided with information sufficient to enable it to collect such Prepayment Premium.

ADJUSTABLE RATE MORTGAGE LOANS

        All of the adjustable rate mortgage loans provide for semi-annual adjustment of the related interest rate based on the Six-Month LIBOR Loan Index (as described below under "--The Index"), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE"). The first such adjustment for approximately 90.49% of the adjustable rate mortgage loans will occur after an initial period of approximately two years following origination; in the case of approximately 0.05% of the adjustable rate mortgage loans, approximately six months following origination; in the case of 5.04% of the adjustable rate mortgage loans, approximately three years following origination; and in the case of 4.42% of the adjustable rate mortgage loans, approximately five years following origination.

        On each Adjustment Date for an adjustable rate mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the index and a fixed percentage amount (the "GROSS MARGIN"). However, the interest rate on each such mortgage loan will not increase or decrease by more than a fixed percentage as specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum interest rate over the life of the adjustable rate mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum interest rate over the life of the adjustable rate mortgage loan (the "MINIMUM RATE"). The Periodic Caps for the adjustable rate mortgage loans are:

        o 1.00% for approximately 99.72% of the adjustable rate mortgage loans; and

        o 2.00% for approximately 0.28% of the adjustable rate mortgage loans.

        The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"). The Initial Caps for substantially all of the adjustable rate mortgage loans are:

        o 4.51%-5.00% for approximately 1.57% of the adjustable rate mortgage loans;

        o 3.01%-3.50% for approximately 0.09% of the adjustable rate mortgage loans;

        o 2.51%-3.00% for approximately 96.24% of the adjustable rate mortgage loans;

        o 1.51%-2.00% for approximately 0.04% of the adjustable rate mortgage loans;

        o 1.01%-1.50% for approximately 1.42% of the adjustable rate mortgage loans; and

        o 0.51%-1.00% for approximately 0.65% of the adjustable rate mortgage loans.

        Effective with the first monthly payment due on each adjustable rate mortgage loan (other than any adjustable rate mortgage loans that are balloon mortgage loans) after each related Adjustment Date, or, with respect to the adjustable rate interest-only mortgage loans, following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the interest rate on each such adjustable rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

THE INDEX

        The Index used in determining the interest rates of the adjustable rate mortgage loans is the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "SIX-MONTH LIBOR LOAN INDEX") and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Index becomes unavailable or otherwise unpublished, the servicer will be required to select a comparable alternative index over which it has no direct control and which is readily verifiable.

UNDERWRITING GUIDELINES

        GENERAL. The information set forth in the following paragraphs has been provided by WMC Mortgage Corp.

        WMC Mortgage Corp. is a mortgage banking company incorporated in the State of California. Established in 1955, WMC Mortgage Corp. has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC Mortgage Corp. historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC Mortgage Corp. sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC Mortgage Corp. was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance

Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

        Until March 2000, WMC Mortgage Corp. originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC Mortgage Corp. changed its business model to underwrite and process 100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMC Mortgage Corp.'s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMC Mortgage Corp. also has nine (9) regional offices in Dallas, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Woodland Hills, California, Jacksonville, Florida, Woburn Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMC Mortgage Corp.'s originations come primarily through its broker relationships. As of November 15, 2005, WMC Mortgage Corp. had approximately 2515 employees, including approximately 657 business development representatives and associates who are responsible for recruiting and managing the independent broker network.

        Underwriting Standards. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC Mortgage Corp. (collectively, the "UNDERWRITING GUIDELINES") or (ii) purchased by WMC Mortgage Corp. after being re-underwritten generally in accordance with the Underwriting Guidelines. WMC Mortgage Corp. also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The Underwriting Guidelines are primarily intended to
(a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC Mortgage Corp. may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio ("DEBT RATIO"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

        On July 15, 2005 WMC Mortgage Corp. launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio ("LTV") and Debt Ratio. WMC Select allows WMC Mortgage Corp. greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

        The mortgage loans in the trust will fall within the following documentation categories established by WMC Mortgage Corp.: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC Mortgage Corp. for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC Mortgage Corp. has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC Mortgage Corp. sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

        Under the Underwriting Guidelines, WMC Mortgage Corp. verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC Mortgage Corp.-approved appraiser or by WMC Mortgage Corp.'s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

        The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

        All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC Mortgage Corp. for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC Mortgage Corp.

        The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC Mortgage Corp. obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC Mortgage Corp. generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC Mortgage Corp. requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC Mortgage Corp. pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

        The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average." Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

        The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

        WMC Mortgage Corp. requires that mortgage loans have title insurance (which can be a short form title insurance policy for some piggyback second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC Mortgage Corp. also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

        Risk Categories. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC Mortgage Corp. for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50% and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC Mortgage Corp. sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

        Risk Category "AA".

        Maximum loan amount:

        o $650,000 ($850,000 for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

        o $550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o $550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

        o $450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

        o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

        Mortgage payment history: No delinquency during the preceding 12 months.

        Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

        Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

        Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

        Notice of default ("NOD")/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

        Maximum LTV:

        o 100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied mortgaged property);

        o 100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied mortgaged property);

        o 100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied mortgaged property);

        o 95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

        o 95% for Stated Income Documentation (Self-Employed) and 80% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

        o 90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o 85% for Limited Documentation (non-owner-occupied mortgaged property); and

        o 80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

        o Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

        Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

        Risk Category "A".

        Maximum loan amount:

        o $650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

        o $550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o $500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o $375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

        o $300,000 ($600,000 for WMC Select) for Lite Documentation, non-owner-occupied mortgaged property (non-owner-occupied mortgaged property); and

        o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o Stated Income (Wage Earner) Documentation is not permitted for non-owner-occupied mortgaged property.

        Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding

12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

        Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

        Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

        Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

        NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

        Maximum LTV:

        o       95% (90% for WMC Select) for Full Documentation,
                Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

        o 90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o 80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o 85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

        o 80% for Lite Documentation (non-owner-occupied mortgaged property); and

        o 75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

        Maximum debt ratio: Limited to 55% (50% for Stated Income
Documentation).

        Risk Category "A-".

        Maximum loan amount:

        o $650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

        o $475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o $450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o $350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

        o $300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

        Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

        Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

        Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

        Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

        NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

        Maximum LTV:

        o 95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

        o 95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o 90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

        o 80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o 70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

        o 80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

        o 75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

        Maximum debt ratio: Limited to 50%.

        Risk Category "B+".

        Maximum loan amount:

        o $650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

        o $425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o $375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o $300,000 ($525,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $250,000 ($525,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

        o $225,000 ($525,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

        Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

        Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

        Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

        Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

        NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

        Maximum LTV:

        o       90% (85% for WMC Select) for Full Documentation,
                Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

        o 80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o 75% (75% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o 70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o 75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

        o       70% (75% for WMC Select) for Lite Documentation
                (non-owner-occupied mortgaged property); and

        o 65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

        Maximum debt ratio: Limited to 50%.

        Risk Category "B".

        Maximum loan amount:

        o $500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

        o $375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o $350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o $275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

        Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

        Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months.

        Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

        Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

        NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

        Maximum LTV:

        o 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

        o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

        o 75% for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

        o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

        o 65% for Lite Documentation (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

        Maximum debt ratio: Limited to 50%.

        Risk Category "C".

        Maximum Loan Amount:

        o $500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

        o $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o $250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

        o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

        Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

        Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

        Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

        Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

        NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

        Maximum LTV:

        o 85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

        o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

        o 75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

        o 60% for Lite Documentation (non-owner-occupied mortgaged property).

        o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

        Maximum debt ratio: Limited to 50%.

        The Underwriting Guidelines described above are a general summary of WMC Mortgage Corp.'s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC Mortgage Corp.

CREDIT SCORES

        Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

        The tables on Schedule A set forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans obtained in connection with the origination of each mortgage loan.

                                  THE SERVICER

GENERAL

        The information set forth in the following paragraphs has been provided by Litton Loan Servicing LP. The servicer will be required to service the mortgage loans in accordance with the pooling and servicing agreement.

        The servicer, a Delaware limited partnership and a wholly owned subsidiary of Credit-Based Asset Servicing and Securitization LLC ("C-BASS") will act as the servicer of the mortgage loans pursuant to the pooling and servicing agreement. The servicer was formed in December 1996. As of September 30, 2005, the servicer employed approximately 831 individuals. The main office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The servicer is currently a Fannie Mae and Freddie

Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $36.46 billion as of September 30, 2005. The servicer specializes in servicing sub performing mortgage loans. The servicer is servicing in excess of 100 securitizations for C-BASS and various third parties.

        From time to time the servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the servicer's current portfolio. The servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the pooling and servicing agreement.

        On December 1, 2004, the servicer and C-BASS closed a transaction with The Provident Bank, pursuant to which the servicer acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS's acquisition of residual mortgage-backed securities relating to certain of such loans.

        The servicer may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewer(sm). The RADARViewer(sm) internet website is currently located at www.radarviewer.com. The servicer has no obligation to continue to provide any type of information available on RADARViewer(sm) as of the date hereof or to maintain its RADARViewer(sm) website in the entirety, and may, in its sole discretion, discontinue such service at any time.

        Fitch assigned the servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in August 2005. The rating is based on the servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the servicer's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

        In January 2001, Fitch assigned the servicer its RPS1 primary servicer rating for subprime and high loan-to-value ratio product and reaffirmed that rating in August 2005. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the servicer's loan administration processes including its loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan-to-value ratio product is based, in part, on the servicer's focus on early collection and loss mitigation.

        In March 2001, Moody's Investors Service, Inc. assigned the servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2005. The rating is based on the servicer's ability as a servicer and the stability of its servicing operations.

        In April 2001, S&P raised the servicer's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in April 2004. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

DELINQUENCY AND FORECLOSURE EXPERIENCE

        The following table sets forth the delinquency and foreclosure experience of the mortgage loans the servicer serviced as of the dates indicated. The servicer's portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that the servicer's business includes the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the servicer has been an active participant in the market for such servicing rights since 1997, although the amount of such acquisitions (as a percentage of aggregate acquisitions) has decreased in the past few years. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the servicer.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                           As of September 30, 2005                      As of December 31, 2004
                                 ------------------------------------------    ------------------------------------------
                                                                    % by                                           % by
                                  No. of        Principal         Principal     No. of         Principal         Principal
                                  Loans         Balance(2)         Balance      Loans          Balance(2)         Balance
                                 ---------   -----------------    ---------    ---------   -----------------    -------------
                                   213,579   $  28,558,941,190        78.33%     209,161   $  25,418,836,059        75.47%
Period of Delinquency(3)
30-59 Days                          28,034       3,232,696,960         8.87%      30,872       3,366,957,309        10.00%
60-89 Days                          11,329       1,254,539,329         3.44%      13,627       1,435,281,813         4.26%
90 Days or more                      9,185         999,843,025         2.74%       9,483         924,532,429         2.74%
                                 ---------   -----------------    ---------    ---------   -----------------    ---------
Total Delinquency                   48,548   $   5,487,079,314        15.05%      53,982   $   5,726,771,551        17.00%
                                 =========   =================    =========    =========   =================    =========
Foreclosure/
bankruptcies(4)                     18,722       1,891,812,884         5.19%      21,085   $   1,990,423,865         5.91%
Real Estate Owned                    5,568         523,076,605         1.43%       6,236         544,216,985         1.62%
                                 ---------   -----------------    ---------    ---------   -----------------    ---------
Total Portfolio                    286,417   $  36,460,909,993       100.00%     290,464   $  33,680,248,460       100.00%
                                 =========   =================    =========    =========   =================    =========

                                           As of December 31, 2003
                                 ------------------------------------------
                                                                    % by
                                  No. of         Principal        Principal
                                  Loans          Balance(2)        Balance
                                 ---------   -----------------    ---------
                                   117,507   $  12,259,524,842        69.54%
Period of Delinquency(3)
30-59 Days                          19,576       1,846,650,352        10.47%
60-89 Days                           8,097         759,456,004         4.31%
90 Days or more                      6,576         544,508,354         3.09%
                                 ---------   -----------------    ---------
Total Delinquency                   34,249   $   3,150,614,710        17.87%
                                 =========   =================    =========
Foreclosure/
bankruptcies(4)                     19,954   $   1,807,441,681        10.25%
Real Estate Owned                    4,611         411,683,483         2.34%
                                 ---------   -----------------    ---------
Total Portfolio                    176,321   $  17,629,264,716       100.00%
                                 =========   =================    =========

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

        It is unlikely that the delinquency experience of the mortgage loans comprising the mortgage loan pool will correspond to the delinquency experience of the servicer's mortgage loan portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the servicer's mortgage loan servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. There can be no assurance that the mortgage loans comprising the mortgage loan pool will perform consistently with the delinquency or foreclosure experience described in this prospectus supplement. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.

                                   THE TRUSTEE

        Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

        On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seventeen classes--the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class R-1, Class R-2, Class P and Class X certificates. Only the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 certificates (collectively, the "OFFERED CERTIFICATES") will be offered under this prospectus supplement. The Offered Certificates, together with the Class M-6, Class B-1 and Class B-2 certificates, are referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

        The trust fund will consist of:

        o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

        o such assets as from time to time are identified as REO property and related collections and proceeds;

        o assets that are deposited in the accounts described in this prospectus supplement; and

        o three interest rate corridor agreements for the benefit of the LIBOR Certificates.

        The LIBOR Certificates will be issued and available only in book-entry form, in minimum denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount.

        Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

        The Class A-1A certificates and Class A-1B certificates generally represent interests in the group I mortgage loans, and the Class A-2A, Class A-2B and Class A-2C certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B 2 certificates represent interests in all of the mortgage loans in the trust fund.

BOOK-ENTRY REGISTRATION

        The LIBOR Certificates are sometimes referred to in this prospectus supplement as "BOOK-ENTRY CERTIFICATES." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "HOLDER" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

        The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

        The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

        Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

        Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

        Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the LIBOR Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the LIBOR Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

        Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

        Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

        Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

        DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

        None of the trust, the depositor, the servicer, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration" in the prospectus.

        See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

        The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

        Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the trustee, as applicable, will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

        Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit for purposes of certificate transfers, and DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Securities Payment Unit, for purposes of the surrender of certificates for the final distribution. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

        Pursuant to a certain mortgage loan purchase and warranties agreement, WMC Mortgage Corp. sold the mortgage loans, without recourse, to GSMC and GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

        GSMC will also convey to the depositor, pursuant to an assignment, assumption and recognition agreement (the "ASSIGNMENT AGREEMENT") certain rights of GSMC with respect to the mortgage loans under the mortgage loan purchase and warranties agreement between WMC Mortgage Corp. and GSMC. The depositor will convey these rights under the Assignment Agreement to the trust, pursuant to the pooling and servicing agreement.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

        In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the custodian on or before the closing date, the following documents with respect to each mortgage loan, which documents constitute the mortgage file:

                (a) the original mortgage note, with all riders endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

                (b) the original of any guaranty executed in connection with the mortgage note;

                (c) the related original mortgage with all riders and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

                (d) the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause (e) below;

                (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

                (f) originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

                (g) an original lender's title insurance policy or attorney's opinion of title and abstract of title; and

                (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

        Pursuant to the pooling and servicing agreement, the custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the mortgage loans, with any exceptions noted. The custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan delivered to the custodian, within thirty days after the receipt of the related mortgage file by the custodian - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

        o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

        o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

        o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

        o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

        If the custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the custodian is required to promptly so notify WMC Mortgage Corp., the servicer, the trustee and the depositor in writing. WMC Mortgage Corp. will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the custodian or the trustee. If, however, within thirty days after the earlier of either discovery by or notice to WMC Mortgage Corp. of such defect, WMC Mortgage Corp. has not caused the defect to be remedied, WMC Mortgage Corp. will be required to either (a) substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the servicer cash equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligations of WMC Mortgage Corp. to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty available to the holders of the certificates, the servicer, the custodian, the trustee and the depositor.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

        Pursuant to a mortgage loan purchase and warranties agreement and the Assignment Agreement (collectively, the "WMC AGREEMENTS"), WMC will make certain representations and warranties with respect to each mortgage loan as of the closing date (or such other date as set forth below). These representations and warranties include, but are not limited to:

                        (1) As of the Original Sale Date, no payment required under the mortgage loan is more than one payment past due;

                        (2) As of the Original Sale Date, except for payment defaults of less than 30 days, there are no defaults in complying with (i) the terms of the mortgage, and (ii) all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

                        (3) As of the cut-off date, the terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. As of the cut-off date, no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

                        (4) The mortgage loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

                        (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Underwriting Guidelines;

                        (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws applicable to the mortgage loan (including, without limitation, any provisions relating to prepayment penalties), have been complied with, and the consummation of the transactions contemplated by the pooling and servicing agreement will not involve the violation of any such laws or regulations;

                        (7) As of the cut-off date, the mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. WMC Mortgage Corp. has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has WMC Mortgage Corp. waived any default resulting from any action or inaction by the mortgagor;

                        (8) As of the cut-off date, the mortgage is a valid, subsisting and perfected, first or second lien (as applicable) on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the related mortgage loan. As of the cut-off date, the lien of the mortgage is subject only to:

                        (i) the lien of current real property taxes and assessments not yet due and payable;

                        (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal;

                        (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and

                        (iv) with respect to second lien mortgage loans, the lien of the first mortgage on the same mortgaged property;

                        (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment penalties), subject to applicable bankruptcy, equitable principles and laws affecting creditors' rights generally and free from any right of offset, counterclaim, rescission or other claim or defense, including the defense of usury. All parties to the mortgage note, the mortgage and any other related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other related agreement have been duly and properly executed by other such related parties. No fraud, misrepresentation, or to WMC's knowledge, error or omission (other than omissions in accordance with the Underwriting Guidelines with respect to mortgage loans originated under a "Limited Documentation Program"), or similar occurrence with respect to a mortgage loan has taken place on the part of any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the underwriting, origination or servicing of the mortgage loan;

                        (10) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to the Underwriting Guidelines and each such title insurance policy is issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the mortgaged property is located, insuring WMC Mortgage Corp., its successors and assigns, as to the first priority lien with respect to first lien mortgage loans, or second priority lien with respect to second lien mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (i), (ii) , (iii) or (iv) of paragraph (8) above;

                        (11) As of the Original Sale Date, there is no default, breach, violation or event which would permit acceleration under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither WMC Mortgage Corp. nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration and neither WMC Mortgage Corp. nor any of its affiliates or any of their respective predecessors have waived any default, violation or event which would permit acceleration. With respect to each second lien mortgage loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the prior mortgage, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien mortgage loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

                        (12) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

                        (13) As of the cut-off date, the mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                        (14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (8) above;

                        (15) As of the cut-off date, there is no proceeding pending or, to WMC's knowledge, threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair;

                        (16) As of the cut-off date, to the best of WMC's knowledge, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy or bankruptcy bond related to the mortgage loans, irrespective of the cause of such failure of coverage;

                        (17) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of the Underwriting Guidelines and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated under that Act, all as in effect on the date the mortgage loan was originated;

                        (18) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as "high cost," "threshold", "covered," or "predatory" loans under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

                        (19) No mortgage loan originated on or after October 1, 2002 imposes a prepayment premium for a term in excess of three years (or in the case of one group II mortgage loan, five years) after its origination, unless such mortgage loan was modified to reduce the prepayment period to no more than three years from the date of the mortgage note and the mortgagor was notified in writing of such reduction in prepayment premium period. No mortgage loan originated prior to October 1, 2002, imposes a prepayment premium for a term in excess of five years after its origination;

                        (20) No Mortgage Loan originated on or after October 1, 2002 and prior to March 7, 2003 is subject to the Georgia Fair Lending Act (OGCA Sections 7-6A-1, et. seq.), as such Act may be amended from time to time;

                        (21) In connection with the origination of each mortgage loan, no proceeds from any mortgage loan were used to finance or acquire a single-premium credit-life, credit disability, credit unemployment or credit property insurance policy;

                        (22) The servicer fully furnished (or caused to be furnished) in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) in its mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis; and

                        (23) With respect to any mortgage loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

        Pursuant to the WMC Agreements, upon the discovery by any of WMC, GSMC, the servicer, the depositor or the trustee that any of the representations and warranties contained in the WMC Agreements have been breached in any material respect as of the date made, with the result that the value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the WMC Agreements, within 60 days of the earlier to occur of WMC's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, WMC will be required to:

        o       promptly cure such breach in all material respects,

        o remove each mortgage loan which has given rise to the requirement for action by WMC substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust on such Distribution Date the amount of such shortfall (provided that such substitution occurs within 2 years of the closing date), or

        o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, including without limitation (i) costs and expenses incurred in the enforcement of WMC's repurchase obligation, as applicable, and (ii) any costs and damages incurred in connection with any violation by such mortgage loan of any predatory lending law or abusive lending law.

        The WMC Agreements require WMC to repurchase any mortgage loan where the mortgagor fails to make its first payment after the Original Sale Date. It is possible that a mortgagor with respect to a mortgage loan transferred to the trust might have failed to make its first payment after the Original Sale Date. In that circumstance, the trust, at its option, may direct WMC to repurchase that mortgage loan from the trust at the repurchase price described in the preceding paragraph.

        Notwithstanding the foregoing, pursuant to the terms of the WMC Agreements, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the WMC Agreements or discovery of a breach of the representations and warranties listed as number (18), (19), (20),
(21), (22) or (23) in the first full paragraph under this heading ""--Representations and Warranties Relating to the Mortgage Loans", WMC will be required to repurchase the related mortgage loan at the purchase price within 60 days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

        In addition, WMC is obligated to indemnify the depositor, the servicer, the trust and the trustee for any third-party claims arising out of a breach by WMC of representations or warranties regarding the mortgage loans. The obligations of WMC to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer, the trustee and the depositor.

        Pursuant to the Assignment Agreement, GSMC will make the following representations and warranties:

                        (1) with respect to each mortgage loan, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws;

                        (2) with respect to each mortgage loan, no mortgage loan is a "High Cost Loan" or "Covered Loan", as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary) as of the related Original Sale Date;

                        (3) to GSMC's knowledge, except with respect to approximately 0.35% of the mortgage loans which were one payment past due as of the cut-off date, nothing has occurred or failed to occur from and after the Original Sale Date to the closing date that would cause any of the representations and warranties made by the responsible party and described in clauses (1), (2) or (11) in the first full paragraph under this heading "--Representations and Warranties Relating to the Mortgage Loans" to be incorrect in any material respect as of the closing date as if made on the closing date; and

                        (4) to GSMC's knowledge, nothing has occurred or failed to occur from and after the cut-off date to the closing date that would cause any of the representations and warranties made by WMC and described in clauses (3), (7), (8), (13), (15) or (16) in the first full paragraph under this heading "--Representations and Warranties Relating to the Mortgage Loans" to be incorrect in any material respect as of the closing date as if made on the closing date.

        In the event of a material breach of any of the foregoing representations and warranties of GSMC, GSMC will be required to cure, substitute for or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty by WMC. The determination as to whether or not there exists a breach by GSMC of the representation and warranty described in clause (15) in the first full paragraph under this heading "--Representations and Warranties Relating to the Mortgage Loans" shall be made without regard to the knowledge qualification in paragraph
(4) in the preceding paragraph. The obligations of GSMC to cure such breach or to substitute or repurchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer and the trustee.

PAYMENTS ON THE MORTGAGE LOANS

        The pooling and servicing agreement provides that the servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

        The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

        o all payments on account of principal, including prepayments of principal on the mortgage loans;

        o all payments on account of interest, net of the servicing fee, on the mortgage loans;

        o       all Liquidation Proceeds;

        o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds or Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

        o       all Substitution Adjustment Amounts for Substitute Mortgage
                Loans;

        o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

        o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

        The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date.

        The funds required to be remitted by the servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

        o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

        o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

        o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date;

        o amounts of Compensating Interest required to be deposited in connection with principal prepayments that are received during the prior calendar month, as described under "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement; and

        o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;

        but excluding the following:

                        (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

                        (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

                        (c) amounts representing prior advances by the servicer that are reimbursed to the servicer in connection with the modification of a mortgage loan;

                        (d) for such Servicer Remittance Date, the aggregate servicing fee;

                        (e) all net income from eligible investments that are held in the collection account for the account of the servicer;

                        (f) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

                        (g) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

                        (h) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

                        (i) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

        The amounts described in clauses (a) through (i) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

        Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in December 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered on the related Record Date.

        Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates the offices of its agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit, for purposes of certificate transfers, and DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Securities Payment Unit, for purposes of the surrender of certificates for the final distribution.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

        As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

                        (1) to interest on each class of LIBOR Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

                        (2)     to principal on the classes of LIBOR
                Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

                        (3) to unpaid interest on the classes of LIBOR Certificates in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

                        (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the Class X certificates,

in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal".

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

        For any Distribution Date, the "PASS-THROUGH RATE" for each class of LIBOR Certificates will be a per annum rate as set forth below:

                        (a) for the Class A-1A certificates equal to the least of (1) One-Month LIBOR plus 0.250% (0.500% after the first Distribution Date on which the optional clean-up call is exercisable), (2) the Loan Group I WAC Cap and (3) the WAC Cap;

                        (b) for the Class A-1B certificates equal to the least of (1) One-Month LIBOR plus 0.310% (0.620% after the first Distribution Date on which the optional clean-up call is exercisable), (2) the Loan Group I WAC Cap and (3) the WAC Cap;

                        (c) for the Class A-2A certificates equal to the least of (1) One-Month LIBOR plus 0.110% (0.220% after the first Distribution Date on which the optional clean-up call is exercisable), (2) the Loan Group II WAC Cap and (3) the WAC Cap;

                        (d) for the Class A-2B certificates equal to the least of (1) One-Month LIBOR plus 0.260% (0.520% after the first Distribution Date on which the optional clean-up call is exercisable), (2) the Loan Group II WAC Cap and (3) the WAC Cap;

                        (e) for the Class A-2C certificates equal to the least of (1) One-Month LIBOR plus 0.350% (0.700% after the first Distribution Date on which the optional clean-up call is exercisable), (2) the Loan Group II WAC Cap and (3) the WAC Cap;

                        (f) for the Class M-1 certificates equal to the lesser of (1) One-Month LIBOR plus 0.430% (0.645% after the first Distribution Date on which the optional clean-up call is exercisable) and (2) the WAC Cap;

                        (g) for the Class M-2 certificates equal to the lesser of (1) One-Month LIBOR plus 0.460% (0.690% after the first Distribution Date on which the optional clean-up call is exercisable) and (2) the WAC Cap;

                        (h) for the Class M-3 certificates equal to the lesser of (1) One-Month LIBOR plus 0.630% (0.945% after the first Distribution Date on which the optional clean-up call is exercisable) and (2) the WAC Cap;

                        (i) for the Class M-4 certificates equal to the lesser of (1) One-Month LIBOR plus 0.680% (1.020% after the first Distribution Date on which the optional clean-up call is exercisable) and (2) the WAC Cap;

                        (j) for the Class M-5 certificates equal to the lesser of (1) One-Month LIBOR plus 1.150% (1.725% after the first Distribution Date on which the optional clean-up call is exercisable) and (2) the WAC Cap;

                        (k) for the Class M-6 certificates equal to the lesser of (1) One-Month LIBOR plus 1.250% (1.875% after the first Distribution Date on which the optional clean-up call is exercisable) and (2) the WAC Cap;

                        (l) for the Class B-1 certificates equal to the lesser of (1) One-Month LIBOR plus 1.810% (2.715% after the first Distribution Date on which the optional clean-up call is exercisable) and (2) the WAC Cap; and

                        (m) for the Class B-2 certificates equal to the lesser of (1) One-Month LIBOR plus 2.500% (3.750% after the first Distribution Date on which the optional clean-up call is exercisable) and (2) the WAC Cap.

        The "LOAN GROUP I WAC CAP" for any Distribution Date will be a per annum rate equal to (a) the weighted average of the interest rates on the group I mortgage loans (less the Expense Fee Rate) in effect at the beginning of the related Due Period, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

        The "LOAN GROUP II WAC CAP" for any Distribution Date will be a per annum rate equal to (a) the weighted average of the interest rates on the group II mortgage loans (less the Expense Fee Rate) in effect at the beginning of the related Due Period, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

        The "WAC CAP" for any Distribution Date will be a per annum rate equal to (a) the weighted average of the interest rates on the mortgage loans (less the Expense Fee Rate) in effect at the beginning of the related Due Period, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

        On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

        On each Distribution Date, the trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

                        (i) to the holders of each class of LIBOR Certificates in the following order of priority:

                                (a)     concurrently, (1) from the Interest
                                        Remittance Amount related to the group I mortgage loans, to the Class A-1A certificates and Class A-1B certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-1A certificates and Class A-1B certificates, allocated pro rata based on their entitlement to those amounts, and (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2A, Class A-2B and Class A-2C certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for those classes, allocated pro rata based on their entitlement to those amounts; provided, that if the Interest Remittance Amount for either loan group is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other loan group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

                                (b) from any remaining Interest Remittance Amount, to the Class M-1 certificates, the Accrued Certificate Interest for that class;

                                (c) from any remaining Interest Remittance Amount, to the Class M-2 certificates, the Accrued Certificate Interest for that class;

                                (d) from any remaining Interest Remittance Amount, to the Class M-3 certificates, the Accrued Certificate Interest for that class;

                                (e) from any remaining Interest Remittance Amount, to the Class M-4 certificates, the Accrued Certificate Interest for that class;

                                (f) from any remaining Interest Remittance Amount, to the Class M-5 certificates, the Accrued Certificate Interest for that class;

                                (g) from any remaining Interest Remittance Amount, to the Class M-6 certificates, the Accrued Certificate Interest for that class;

                                (h) from any remaining Interest Remittance Amount, to the Class B-1 certificates, the Accrued Certificate Interest for that class; and

                                (i) from any remaining Interest Remittance Amount, to the Class B-2 certificates, the Accrued Certificate Interest for that class.

                        (ii)    (A)     on each Distribution Date (a) prior to
                the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                                (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

                                (b) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                        (B) on each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below an amount equal to the Principal Distribution Amount in the following order of priority:

                                (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal
                                        Distribution Amount allocated among
                                        those classes as described under
                                        "--Allocation of Principal Payments to
                                        Class A Certificates" below, until their respective Class Certificate Balances are reduced to zero;

                                (b)     to the Class M-1 certificates, the
                                        lesser of (x) the excess of (i) the
                                        Principal Distribution Amount over (ii)
                                        the amount distributed to the Class A
                                        certificates in clause (ii)(B)(a) above, and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (c)     to the Class M-2 certificates, the
                                        lesser of (x) the excess of (i) the
                                        Principal Distribution Amount over (ii)
                                        the amount distributed to the Class A
                                        certificates in clause (ii)(B)(a) above
                                        and to the Class M-1 certificates in
                                        clause (ii)(B)(b) above, and (y) the
                                        Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (d)     to the Class M-3 certificates, the
                                        lesser of (x) the excess of (i) the
                                        Principal Distribution Amount over (ii)
                                        the amount distributed to the Class A
                                        certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause
                                        (ii)(B)(b) above, and to the Class M-2
                                        certificates in clause (ii)(B)(c) above, and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (e)     to the Class M-4 certificates, the
                                        lesser of (x) the excess of (i) the
                                        Principal Distribution Amount over (ii)
                                        the amount distributed to the Class A
                                        certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause
                                        (ii)(B)(b) above, to the Class M-2
                                        certificates in clause (ii)(B)(c) above
                                        and to the Class M-3 certificates in
                                        clause (ii)(B)(d) above, and (y) the
                                        Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (f)     to the Class M-5 certificates, the
                                        lesser of (x) the excess of (i) the
                                        Principal Distribution Amount over (ii)
                                        the amount distributed to the Class A
                                        certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause
                                        (ii)(B)(b) above, to the Class M-2
                                        certificates in clause (ii)(B)(c) above
                                        and to the Class M-3 certificates in
                                        clause (ii)(B)(d) above and to the Class
                                        M-4 certificates in clause (ii)(B)(e)
                                        above, and (y) the Class M-5 Principal
                                        Distribution Amount, until their Class
                                        Certificate Balance has been reduced to
                                        zero;

                                (g)     to the Class M-6 certificates, the
                                        lesser of (x) the excess of (i) the
                                        Principal Distribution Amount over (ii)
                                        the amount distributed to the Class A
                                        certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause
                                        (ii)(B)(b) above, to the Class M-2
                                        certificates in clause (ii)(B)(c) above
                                        and to the Class M-3 certificates in
                                        clause (ii)(B)(d) above, to the Class
                                        M-4 certificates in clause (ii)(B)(e)
                                        above and to the Class M-5 certificates
                                        in clause (ii)(B)(f) above, and (y) the
                                        Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (h)     to the Class B-1 certificates, the
                                        lesser of (x) the excess of (i) the
                                        Principal Distribution Amount over (ii)
                                        the amount distributed to the Class A
                                        certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause
                                        (ii)(B)(b) above, to the Class M-2
                                        certificates in clause (ii)(B)(c) above, to the Class M-3 certificates in clause
                                        (ii)(B)(d) above, to the Class M-4
                                        certificates in clause (ii)(B)(e) above, to the Class M-5 certificates in clause
                                        (ii)(B)(f) above and to the Class M-6
                                        certificates in clause (ii)(B)(g) above, and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                                (i)     to the Class B-2 certificates, the
                                        lesser of (x) the excess of (i) the
                                        Principal Distribution Amount over (ii)
                                        the amount distributed to the Class A
                                        certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause
                                        (ii)(B)(b) above, to the Class M-2
                                        certificates in clause (ii)(B)(c) above, to the Class M-3 certificates in clause
                                        (ii)(B)(d) above, to the Class M-4
                                        certificates
                                        in clause (ii)(B)(e) above, to the Class
                                        M-5 certificates in clause (ii)(B)(f)
                                        above and to the Class M-6 certificates
                                        in clause (ii)(B)(g) above, and to the
                                        Class B-1 certificates in clause
                                        (ii)(B)(h) above, and (y) the Class B-2
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                        (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

                                (a)     to the holders of the Class M-1
                                        certificates, any Unpaid Interest Amount for that class;

                                (b)     to the holders of the Class M-2
                                        certificates, any Unpaid Interest Amount for that class;

                                (c)     to the holders of the Class M-3
                                        certificates, any Unpaid Interest Amount for that class;

                                (d)     to the holders of the Class M-4
                                        certificates, any Unpaid Interest Amount for that class;

                                (e)     to the holders of the Class M-5
                                        certificates, any Unpaid Interest Amount for that class;

                                (f)     to the holders of the Class M-6
                                        certificates, any Unpaid Interest Amount for that class;

                                (g)     to the holders of the Class B-1
                                        certificates, any Unpaid Interest Amount for that class;

                                (h)     to the holders of the Class B-2
                                        certificates, any Unpaid Interest Amount for that class;

                                (i) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date, to the extent not covered by Interest Rate Corridor Payments;

                                (j)     from funds on deposit in the Excess
                                        Reserve Fund Account with respect to
                                        that Distribution Date (not including
                                        any Interest Rate Corridor Payments
                                        included in that account), an amount
                                        equal to any Basis Risk Carry Forward
                                        Amount with respect to the LIBOR
                                        Certificates for that Distribution Date
                                        in the same order and priority in which
                                        Accrued Certificate Interest is
                                        allocated among those classes of
                                        certificates, with the allocation to the Class A certificates being pro rata based on their respective Basis Risk Carry Forward Amounts, in each case to the extent not covered by related Interest Rate Corridor Payments;

                                (k)     to the Class X certificates, those
                                        amounts of interest and principal as set forth in the pooling and servicing agreement; and

                                (l)     to the holders of the Class R-1 and
                                        Class R-2 certificates, any remaining
                                        amount as set forth in the pooling and
                                        servicing agreement.

        Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A certificates pursuant to clause (ii)(A) above will be included as part of the distributions pursuant to clause (ii)(B) above.

        Notwithstanding the foregoing allocation of principal to the Class A certificates, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to the Class A certificates, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero.

        On each Distribution Date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

        If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates will be reduced, in inverse order of seniority (beginning with the Class B-2 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an "APPLIED REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "SUBSEQUENT RECOVERY"), the Class Certificate Balance of each class of certificates that was previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

        On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) from the servicer will be allocated as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of those certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

        All principal distributions to the holders of the Class A certificates on any Distribution Date will be allocated between the Class A-1 Certificate Group (i.e., the Class A-1A certificates and Class A-1B certificates) and the Class A-2 Certificate Group (i.e., the Class A-2A, Class A-2B and Class A-2C certificates) based on the Class A Principal Allocation Percentage applicable to each Class A Certificate Group for that Distribution Date. However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the Class A certificates in the other Class A Certificate Group remaining outstanding in accordance with the principal allocation priorities set forth below.

        Any payments of principal to the Class A-1 Certificate Group will be made first from payments relating to the group I mortgage loans and any payments of principal to the Class A-2 Certificate Group will be made first from payments relating to the group II mortgage loans.

        Any principal distributions allocated to the Class A-1 Certificate Group are required to be distributed pro rata between the Class A-1A certificates and the Class A-1B certificates, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero. However, so long as a Group I Sequential Trigger Event is in effect, principal distributions to the Class A-1 Certificate Group will be allocated first to the Class A-1A certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-1B certificates, until their Class Certificate Balance has been reduced to zero. A "GROUP I SEQUENTIAL TRIGGER EVENT" means, if on any Distribution Date before the 25th Distribution Date, the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 1.40%, or if, on or after the 25th Distribution Date, a Trigger Event is in effect.

        Any principal distributions allocated to the Class A-2 Certificate Group are required to be distributed sequentially, first to the Class A-2A certificates, until their Class Certificate Balance has been reduced to zero, second, to the Class A-2B certificates, until their Class Certificate Balance has been reduced to zero and third, to the Class A-2C certificates, until their Class Certificate Balance has been reduced to zero.

        Notwithstanding the foregoing, from and after the Distribution Date on which the Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to the Class A certificates based on their respective Class Certificate Balances, except that so long as a Group I Sequential Trigger Event is in effect, principal allocated to the Class A-1 Certificate Group is required to be allocated first to the Class A-1A certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-1B certificates, until their Class Certificate Balance has been reduced to zero.

CALCULATION OF ONE-MONTH LIBOR

        On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

EXCESS RESERVE FUND ACCOUNT

        The "BASIS RISK PAYMENT" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount of Available Funds otherwise distributable on the Class X certificates.

        If on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the Loan Group I WAC Cap, the Loan Group II WAC Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Loan Group I WAC Cap, the Loan Group II WAC Cap or the WAC Cap, as applicable, over
(ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to those caps) is the "BASIS RISK CARRY FORWARD AMOUNT" for those classes of certificates.

        Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as and to the extent described in this prospectus supplement), in each case to the extent not previously reimbursed by the related Interest Rate Corridor Agreement. In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

        In the event the Class Certificate Balance of any class of LIBOR Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Certificate Balance is increased as a result of any Subsequent Recovery. The ratings on the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

        Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND ACCOUNT") will be established by the trustee as part of the trust fund. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates and any Interest Rate Corridor Payments. Holders of the LIBOR Certificates will also be entitled to receive, to the extent described in this prospectus supplement, Interest Rate Corridor Payments, if any, deposited into the Excess Reserve Fund Account with respect to any Distribution Date to cover Basis Risk Carry Forward Amounts on the LIBOR Certificates prior to the application, for that purpose, of any amounts that would otherwise be paid to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

INTEREST RATE CORRIDOR AGREEMENTS

        The trust will have the benefit of three interest rate corridor agreements: the "CLASS A-1 INTEREST RATE CORRIDOR AGREEMENT", for the benefit of the Class A-1A certificates and Class A-1B certificates with an initial notional amount of approximately $330,900,000; the "CLASS A-2 INTEREST RATE CORRIDOR AGREEMENT", for the benefit of the Class A-2A, Class A-2B and Class A-2C certificates with an initial notional amount of approximately $516,615,000; and the "SUBORDINATE INTEREST RATE CORRIDOR AGREEMENT", with an initial notional amount of approximately $216,625,000 for the benefit of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates. The Class A-1 Interest Rate Corridor Agreement, Class A-2 Interest Rate Corridor Agreement and Subordinate Interest Rate Corridor Agreement are collectively referred to as the "INTEREST RATE CORRIDOR AGREEMENTS". The Interest Rate Corridor Agreements are provided by Goldman Sachs Capital Markets, L.P. (the "CORRIDOR AGREEMENT PROVIDER"). The short term unsecured debt obligations of the guarantor of the Corridor Agreement Provider, The Goldman Sachs Group, Inc., are rated "P-1" by Moody's, "A-1" by S&P, and "F1+" by Fitch, Inc. The long term unsecured debt obligations of the guarantor of the corridor agreement provider are rated "Aa3" by Moody's, "A+" by S&P and "AA" by Fitch, Inc. All obligations of the depositor under the Interest Rate Corridor Agreements will be paid on or prior to the closing date.

        On the business day prior to each Distribution Date, the Corridor Agreement Provider will be obligated under the Class A-1 Interest Rate Corridor Agreement to pay to the trustee for an amount equal to the product of (a)(i) the number of basis points by which the lesser of (A) one-month LIBOR (determined in accordance with the terms of the Class A-1 Interest Rate Corridor Agreement) and
(B) 10.2400% exceeds (ii) the strike rate percentage set forth on the interest rate corridor agreement schedule attached as Annex II to this prospectus supplement, (b) a notional amount equal to the lesser of (i) the amount set forth as the interest rate corridor notional amount on the schedule attached as Annex II to this prospectus supplement and (ii) the aggregate Class Certificate Balance of the Class A-1A certificates and Class A-1B certificates, and (c) the actual number of days in the applicable interest accrual period divided by 360. Amounts, if any, payable under the Class A-1 Interest Rate Corridor Agreement with respect to any Distribution Date will be used to cover, in the manner and priority set forth in this prospectus supplement, shortfalls in payments of interest on the Class A-1 certificates, if the Pass-Through Rates on those certificates are limited for any of the first 27 Distribution Dates due to the caps on their Pass-Through Rates. The Corridor Agreement Provider's obligations under the Class A-1 Interest Rate Corridor Agreement will terminate following the Distribution Date in February 2008.

        On the business day prior to each Distribution Date, the Corridor Agreement Provider will be obligated under the Class A-2 Interest Rate Corridor Agreement to pay to the trustee an amount equal to the product of (a)(i) the number of basis points by which the lesser of (A) one-month LIBOR (determined in accordance with the terms of the Class A-2 Interest Rate Corridor Agreement) and
(B) 10.2978% exceeds the strike rate percentage set forth on the interest rate corridor agreement schedule attached as Annex III to this prospectus supplement,
(b) a notional amount equal to the lesser of (i) the amount set forth as the interest rate corridor notional amount on the schedule attached as Annex III to this prospectus supplement and (ii) the aggregate Class Certificate Balance of the Class A-2A, Class A-2B and Class A-2C certificates, and (c) the actual number of days in the applicable interest accrual period divided by 360. Amounts, if any, payable under the Class A-2 Interest Rate Corridor Agreement with respect to any Distribution Date will be used to cover, in the manner and priority set forth in this prospectus supplement, shortfalls in payments of interest on the Class A-2A, Class A-2B and Class A-2C certificates, if the Pass-Through Rates on those certificates are limited for any of the first 27 Distribution Dates due to the caps on their Pass-Through Rates. The Corridor Agreement Provider's obligations under the Class A-2 Interest Rate Corridor Agreement will terminate following the Distribution Date in February 2008.

        On the business day prior to each Distribution Date, the Corridor Agreement Provider will be obligated under the Subordinate Interest Rate Corridor Agreement to pay to the trustee, an amount equal to the product of
(a)(i) the number of basis points by which the lesser of (A) one-month LIBOR (determined in accordance with the terms of the Subordinate Interest Rate Corridor Agreement) and (B) 9.6891% exceeds (ii) the strike rate percentage set forth on the interest rate corridor agreement schedule attached as Annex IV to this prospectus supplement, (b) a notional amount equal to the lesser of (i) the amount set forth as the interest rate corridor notional amount on the schedule attached as Annex IV to this prospectus supplement and (ii) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates, and (c) the actual number of days in the applicable interest accrual period divided by 360. Amounts, if any, payable under the Subordinate Interest Rate Corridor Agreement with respect to any Distribution Date will be used to cover, in the manner and priority set forth in this prospectus supplement, shortfalls in payments of interest on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates, if the Pass-Through Rates on those certificates are limited for any of the first 39 Distribution Dates due to the caps on their Pass-Through Rates. The Corridor Agreement Provider's obligations under the Subordinate Interest Rate Corridor Agreement will terminate following the Distribution Date in February 2009.

        On each Distribution Date, payments from the Class A-1 Interest Rate Corridor Agreement, Class A-2 Interest Rate Corridor Agreement and Subordinate Interest Rate Corridor Agreement will be distributed concurrently, (x) from any Interest Rate Corridor Payments from the Class A-1 Interest Rate Corridor Agreement that are on deposit in the Excess Reserve Fund with respect to that Distribution Date, to the Class A-1A certificates and Class A-1B certificates pro rata, based on their respective Class Certificate Balances, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts; (y) from any Interest Rate Corridor Payments from the Class A-2 Interest Rate Corridor Agreement that are on deposit in the Excess Reserve Fund with respect to that Distribution Date, to the Class A-2A, Class A-2B and Class A-2C certificates pro rata, based on their respective Class Certificate Balances, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts; and (z) from any Interest Rate Corridor Payments from the Subordinate Interest Rate Corridor Agreement on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates pro rata, based on their respective Class Certificate Balances, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts.

OVERCOLLATERALIZATION PROVISIONS

        The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the LIBOR Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Corridor Payments not required to be distributed to holders of the LIBOR Certificates as described above on any Distribution Date will be paid to the holders of the Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Basis Risk Carry Forward Amounts or Applied Realized Loss Amounts.

        With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "OVERCOLLATERALIZED AMOUNT" as of that Distribution Date. The pooling and servicing agreement will require that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "OVERCOLLATERALIZATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "SPECIFIED OVERCOLLATERALIZED AMOUNT" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount.

        In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "EXCESS OVERCOLLATERALIZED AMOUNT" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and
(y) the Net Monthly Excess Cash Flow (referred to as the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for that Distribution Date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining on a Distribution Date after the amount necessary to make all payments of interest and principal to the LIBOR Certificates.

REPORTS TO CERTIFICATEHOLDERS

        On each Distribution Date the trustee will be required to make available to the depositor and each holder of a LIBOR Certificate a distribution report, based solely on information provided to the trustee by the servicer, containing such information (including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each class as of such Distribution Date) and such other information as required by the pooling and servicing agreement.

        The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

        The trustee will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

        Litton Loan Servicing LP will act as the servicer of the mortgage loans. See "The Servicer" in this prospectus supplement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). The servicer is also entitled to withdraw from the collection account or any related escrow account any net interest or other income earned on deposits in the collection account or escrow account, as the case may be. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

        As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.01% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of earnings on deposits in the distribution account.

P&I ADVANCES AND SERVICING ADVANCES

        The servicer is required to make P&I Advances on the Servicer Remittance Date with respect to each mortgage loan it services, other than with respect to balloon payments, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from any amounts in the collection account. The servicer will not be obligated to make any advances of principal on any second lien mortgage loan and will not make any advances of principal on any REO property. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

        The servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer's determination that such advance would be recoverable, constituting reasonable "out-of-pocket" costs and expenses relating to:

        o the preservation, restoration, inspection and protection of the mortgaged property,

        o       enforcement or judicial proceedings, including foreclosures, and

        o certain other customary amounts described in the pooling and servicing agreement.

        These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from any amounts in the collection account.

        The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from mortgage loan payments that are not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from any amounts in the collection account. The servicer may also reimburse itself from any amounts in the collection account for any prior P&I Advances and servicing advances which have not otherwise been reimbursed at the time a mortgage loan is modified.

        In addition, the servicer may withdraw from the collection account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for P&I Advances previously made. However, any funds so applied will be replaced by the servicer by deposit in the collection account no later than one business day prior to the Distribution Date on which such funds are required to be distributed.

        The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "NONRECOVERABLE" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.

PLEDGE AND ASSIGNMENT OF SERVICER'S RIGHTS

        On the closing date, the servicer may pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders (each, a "SERVICING RIGHTS PLEDGEE") selected by the servicer, including JPMorgan Chase Bank, National Association, as the representative of certain lenders. In the event that a servicer event of default occurs, the trustee and the depositor will agree in the pooling and servicing agreement to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights

Pledgee or such designee meets the requirements of a successor servicer described in the pooling and servicing agreement (including being acceptable to the rating agencies rating the Offered Certificates) and that the Servicing Rights Pledgee or its designee agrees to be subject to the terms of the pooling and servicing agreement. Under no circumstances will JPMorgan Chase Bank, National Association be required to act as a backup servicer.

PREPAYMENT INTEREST SHORTFALLS

        In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan and voluntary principal prepayments in part), the servicer will be obligated to pay, by no later than the Servicer Remittance Date for the related Distribution Date, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary prepayments in full. The amount of compensating interest payable by the servicer ("COMPENSATING INTEREST") will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days' interest on the related mortgage loans, but only to the extent of one-half of the servicing fee for the related Distribution Date.

SERVICER REPORTS

        As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, the servicer is required to deliver to the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee. In addition, the servicer will be required to deliver to the trustee and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trustee will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

        The servicer is required to deliver to the depositor, the trustee, and the rating agencies, on or prior to March 15th of each year, starting in 2006, an officer's certificate stating that:

        o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

        o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

        On or prior to March 15th of each year, starting in 2006, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

        The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

        The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan or (v) modifying the terms of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

        The servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

        If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

        Any fee collected by the servicer for entering into an assumption or modification agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the interest rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of the Mortgage Loans--Due-On-Sale Clauses" in the prospectus.

HAZARD INSURANCE

        The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in an amount equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (ii) the principal balance of the mortgage loan, but in each case in an amount not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy in accordance with the pooling and servicing agreement, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

        In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

        The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

        Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

        The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement. However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

OPTIONAL REPURCHASE OF DELINQUENT MORTGAGE LOANS

        The depositor and the servicer have the option, but are not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. During the first 10 days after a mortgage loan becomes 90 days or more delinquent, the depositor will have the exclusive option to purchase the delinquent mortgage loan. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the servicer related to the mortgage loan. In addition, the servicer may write off any second lien mortgage loan that is delinquent by 180 days or more. Notwithstanding the foregoing, the servicer may write off the entire outstanding principal balance of any second lien mortgage loan prior to such time in circumstances where the servicer determines it would be uneconomical to foreclose on the related mortgaged property.

REMOVAL AND RESIGNATION OF THE SERVICER

        The trustee may, and the trustee is required to at the direction of the majority of voting rights in the certificates, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (g) below. Each of the following constitutes a "SERVICER EVENT OF DEFAULT":

                        (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

                        (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

                        (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

                        (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

                        (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

                        (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

                        (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date.

        Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers and subject to the rights of the servicing rights pledgee, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

        Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the servicer, subject to the rights of the Servicing Rights Pledgee, the trustee will become the successor servicer or will appoint a successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. The trustee, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than 90 days after the trustee has notified the predecessor servicer that it is being terminated. If, however, the trustee is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

        The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

        The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the trust fund, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or if the successor servicer fails to pay, the trustee will pay such costs from the trust fund.

TERMINATION; OPTIONAL CLEAN-UP CALL

        The servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, and (ii) the lesser of (x) the appraised value of any REO property, as determined by an appraisal completed by an independent appraiser selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate. Such purchase of the mortgage loans would result in the final distribution on the LIBOR Certificates on such Distribution Date.

        The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or
(ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement. However, in no event will the trust established by the pooling and servicing agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

AMENDMENT

        The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement, or to add to the duties of the depositor, the servicer or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to the trustee, at the expense of the party requesting the amendment, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

        The pooling and servicing agreement may be amended from time to time by the depositor, the servicer, the trustee and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER, THE CUSTODIAN AND THE TRUSTEE

        The pooling and servicing agreement provides that none of the depositor, the servicer, the custodian, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer, the custodian or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicer's, the custodian's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

        The depositor, the servicer, the custodian, the trustee and any director, officer, employee, affiliate or agent of the depositor, the servicer or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, or any unanticipated or extraordinary expense other than any loss, liability or expense incurred by reason of the depositor's, the servicer's, the custodian's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

        None of the depositor, the servicer, the custodian or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer, the custodian and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and
(ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the custodian or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer, the custodian and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                       PREPAYMENT AND YIELD CONSIDERATIONS

STRUCTURING ASSUMPTIONS

        The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("PREPAYMENT ASSUMPTION") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed rate mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately 5.00% per annum of the then outstanding principal balance of each fixed rate mortgage loan in the first month each fixed rate mortgage loan is outstanding and an additional approximately 1.727% per annum in each month thereafter until the 12th month such fixed rate mortgage loan is outstanding. In each month thereafter, 100% Prepayment Assumption with respect to each fixed rate mortgage loan assumes a CPR of 24.00% per annum each month. The 100% Prepayment Assumption with respect to the adjustable rate mortgage loans assumes a CPR of 5.00% per annum of the then outstanding principal balance of each adjustable rate mortgage loan in the first month each adjustable rate mortgage loan is outstanding and an additional approximately 2.091% per annum in each month thereafter until the 12th month such adjustable rate mortgage loan is outstanding. In each month thereafter, 100% Prepayment Assumption with respect to each adjustable rate mortgage loan assumes a CPR of 28.00% per annum each month.

        Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

        Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions ("STRUCTURING ASSUMPTIONS"):

        o the closing date for the certificates occurs on November 23, 2005;

        o distributions on the certificates are made on the 25th day of each month, commencing in December 2005, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

        o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

        o prepayments include 30 days' interest on the related mortgage loan;

        o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional clean-up call is assumed to be exercised);

        o the Specified Overcollateralized Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

        o all adjustable rate mortgage loans are indexed to the Six-Month LIBOR Loan Index;

        o with respect to each adjustable rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the applicable Index (subject to the applicable minimum interest rate, periodic rate cap and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at 4.57% and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment, except in the case of the interest-only mortgage loans during the interest-only period;

        o       One-Month LIBOR remains constant at 4.14%;

        o       the Expense Fee Rate on the mortgage loans is 0.51%;

        o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

        o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

        o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

        o the initial Class Certificate Balance of each class of certificates is as set forth in this prospectus supplement;

        o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

        o the assumed mortgage loans have the approximate characteristics described below:

                          REMAINING     REMAINING                                      CUT-OFF
                        AMORTIZATION     TERM TO                            FIRST     DATE GROSS
LOAN      PRINCIPAL         TERM        MATURITY    LOAN AGE                RESET      MORTGAGE
GROUP    BALANCE ($)      (MONTHS)      (MONTHS)    (MONTHS)     INDEX     (MONTHS)    RATE (%)
-----   -------------   -------------   ---------   --------   ---------   --------   ----------
  I     62,827,255.40        358           358         2       LIBOR_6MO      22         7.09490
  I        762,049.42        358           358         2       LIBOR_6MO      22         7.22217
  I      1,310,633.73        358           358         2       LIBOR_6MO      22         7.68345
  I      1,194,620.18        358           358         2       LIBOR_6MO      22         7.23715
  I      1,476,246.20        358           358         2       LIBOR_6MO      22         6.97816
  I        191,035.17        358           358         2       LIBOR_6MO      22         7.75000
  I      3,380,047.21        358           358         2       LIBOR_6MO      22         7.17581
  I      1,695,860.02        358           358         2       LIBOR_6MO      22         7.28318
  I     59,117,544.56        358           358         2       LIBOR_6MO      22         6.90133
  I        240,597.24        358           358         2       LIBOR_6MO      22         8.23445
  I        835,649.95        358           358         2       LIBOR_6MO      22         6.90463
  I     33,211,903.10        478           358         2       LIBOR_6MO      22         6.79405
  I        731,315.74        478           358         2       LIBOR_6MO      22         6.31305
  I      3,318,119.27        478           358         2       LIBOR_6MO      22         7.27713
  I        591,542.10        478           358         2       LIBOR_6MO      22         7.32949
  I        485,214.45        478           358         2       LIBOR_6MO      22         7.20973
  I        231,751.28        478           358         2       LIBOR_6MO      22         7.17500
  I      6,590,832.22        478           358         2       LIBOR_6MO      22         7.07779
  I         72,631.86        478           358         2       LIBOR_6MO      22         8.05000
  I        124,704.62        478           358         2       LIBOR_6MO      22         7.00000
  I     88,919,129.82        478           358         2       LIBOR_6MO      22         6.62499
  I        201,472.75        478           358         2       LIBOR_6MO      22         7.67500
  I        825,916.92        478           358         2       LIBOR_6MO      22         6.52629
  I      9,188,354.48        300           358         2       LIBOR_6MO      22         6.72467
  I        199,965.00        300           358         2       LIBOR_6MO      22         6.99000
  I      1,704,799.50        300           358         2       LIBOR_6MO      22         6.90699
  I        140,679.79        300           358         2       LIBOR_6MO      22         5.99000
  I      1,288,000.00        300           358         2       LIBOR_6MO      22         6.79123
  I     35,542,941.32        300           358         2       LIBOR_6MO      22         6.16434
  I      1,133,600.00        240           358         2       LIBOR_6MO      22         6.70194
  I        154,400.00        240           358         2       LIBOR_6MO      22         8.05000
  I      1,573,558.57        240           358         2       LIBOR_6MO      22         6.41801
  I      4,687,881.73        358           358         2       LIBOR_6MO      34         6.74205
  I        142,349.71        357           357         3       LIBOR_6MO      33         6.54000
  I        562,031.83        358           358         2       LIBOR_6MO      34         6.87011
  I        387,697.12        358           358         2       LIBOR_6MO      34         6.40821
  I        248,359.51        357           357         3       LIBOR_6MO      33         6.80000
  I        123,804.98        358           358         2       LIBOR_6MO      34         7.22500
  I      4,288,802.07        358           358         2       LIBOR_6MO      34         6.83733
  I      2,509,741.21        478           358         2       LIBOR_6MO      34         6.70933
  I        598,783.88        478           358         2       LIBOR_6MO      34         7.33955
  I      1,124,871.93        478           358         2       LIBOR_6MO      34         6.41289

                                            GROSS                 ORIGINAL
                     INITIAL               LIFETIME    GROSS      INTEREST-
LOAN      GROSS      PERIODIC   PERIODIC   MAXIMUM     FLOOR      ONLY TERM
GROUP   MARGIN (%)    CAP (%)    CAP (%)   RATE (%)   RATE (%)   (MONTHS)(1)
-----   ----------   --------   --------   --------   --------   -----------
  I        6.08635    2.90443    1.00190   13.59443    7.07802         0
  I        7.23340    3.00000    1.00000   13.72217    7.22217         0
  I        6.90901    2.93202    1.00000   14.18345    7.63813         0
  I        5.53907    2.75734    1.00000   13.73715    7.17566         0
  I        5.37003    2.86223    1.00000   13.47816    6.88631         0
  I        6.50000    3.00000    1.00000   14.25000    7.75000         0
  I        6.44800    2.94579    1.00000   13.67581    7.17581         0
  I        6.72257    2.93245    1.00000   13.78318    7.28318         0
  I        6.40469    2.96546    1.01760   13.40832    6.88078         0
  I        6.69121    2.47065    1.00000   14.73445    8.23445         0
  I        6.13193    3.00000    1.00000   13.40463    6.90463         0
  I        6.12828    2.99239    1.00000   13.29405    6.78384         0
  I        6.88659    3.00000    1.00000   12.81305    6.31305         0
  I        6.88222    3.00000    1.00000   13.77713    7.27713         0
  I        5.65238    3.00000    1.00000   13.82949    7.32949         0
  I        4.24844    3.00000    1.00000   13.70973    7.20973         0
  I        7.00000    3.00000    1.00000   13.67500    7.17500         0
  I        6.33663    3.00000    1.00000   13.57779    7.07779         0
  I        7.87500    3.00000    1.00000   14.55000    8.05000         0
  I        6.75000    3.00000    1.00000   13.50000    7.00000         0
  I        6.37632    3.00000    1.00000   13.12499    6.62499         0
  I        5.37500    3.00000    1.00000   14.17500    7.67500         0
  I        6.59857    3.00000    1.00000   13.02629    6.52629         0
  I        6.05250    3.00000    1.00000   13.22467    6.72467        60
  I        6.87500    3.00000    1.00000   13.49000    6.99000        60
  I        6.72161    3.00000    1.00000   13.40699    6.90699        60
  I        5.37500    3.00000    1.00000   12.49000    5.99000        60
  I        6.18845    3.00000    1.00000   13.29123    6.79123        60
  I        6.12342    2.99472    1.00000   12.66434    6.16098        60
  I        6.00987    3.00000    1.00000   13.20194    6.70194       120
  I        7.75000    3.00000    1.00000   14.55000    8.05000       120
  I        6.27058    3.00000    1.00000   12.91801    6.41801       120
  I        5.85945    3.00000    1.00000   13.24205    6.74205         0
  I        5.54000    3.00000    1.00000   13.04000    5.54000         0
  I        6.91903    3.00000    1.00000   13.37011    6.87011         0
  I        6.39537    3.00000    1.00000   12.90821    6.40821         0
  I        5.80000    3.00000    1.00000   13.30000    5.80000         0
  I        6.22500    3.00000    1.00000   13.72500    7.22500         0
  I        6.31113    3.00000    1.03372   13.35419    6.65632         0
  I        6.25793    3.00000    1.00000   13.20933    6.70933         0
  I        5.37500    3.00000    1.00000   13.83955    7.33955         0
  I        5.97753    3.00000    1.00000   12.91289    6.41289         0

                          REMAINING     REMAINING                                      CUT-OFF
                        AMORTIZATION     TERM TO                            FIRST     DATE GROSS
LOAN      PRINCIPAL         TERM        MATURITY    LOAN AGE                RESET      MORTGAGE
GROUP    BALANCE ($)      (MONTHS)      (MONTHS)    (MONTHS)     INDEX     (MONTHS)    RATE (%)
-----   -------------   -------------   ---------   --------   ---------   --------   ----------
  I      1,463,983.22        478           358         2       LIBOR_6MO      34         6.91119
  I      1,206,984.33        300           358         2       LIBOR_6MO      34         6.36179
  I        123,500.00        300           357         3       LIBOR_6MO      33         6.37500
  I        280,000.00        300           358         2       LIBOR_6MO      34         7.12500
  I        739,400.00        300           358         2       LIBOR_6MO      34         6.91507
  I      1,669,350.00        300           358         2       LIBOR_6MO      34         6.02185
  I        296,599.96        240           358         2       LIBOR_6MO      34         6.55000
  I      1,193,673.63        358           358         2       LIBOR_6MO      58         5.83759
  I        155,663.04        358           358         2       LIBOR_6MO      58         5.59000
  I      1,976,789.66        358           358         2       LIBOR_6MO      58         6.31080
  I      1,388,175.50        477           357         3       LIBOR_6MO      57         6.23868
  I        453,564.84        478           358         2       LIBOR_6MO      58         6.98906
  I      2,745,376.86        478           358         2       LIBOR_6MO      58         6.41824
  I      1,095,440.00        300           358         2       LIBOR_6MO      58         6.27976
  I        332,800.00        300           358         2       LIBOR_6MO      58         5.99000
  I        145,600.00        300           357         3       LIBOR_6MO      57         6.49000
  I      3,415,355.00        300           358         2       LIBOR_6MO      58         6.20590
  I        199,200.00        240           358         2       LIBOR_6MO      58         6.75000
  I     15,125,904.89        340           340         2          N/A         N/A        6.82101
  I        200,642.62        358           358         2          N/A         N/A        6.60000
  I      2,291,827.08        353           353         2          N/A         N/A        6.65903
  I        163,715.41        358           358         2          N/A         N/A        6.72500
  I        305,501.82        358           358         2          N/A         N/A        7.05000
  I        233,043.76        322           322         2          N/A         N/A        8.94108
  I      3,710,929.42        358           358         2          N/A         N/A        7.22595
  I        286,054.33        358           358         2          N/A         N/A        8.18299
  I         90,337.82        357           357         3          N/A         N/A        7.90000
  I        121,796.44        358           358         2          N/A         N/A        6.92500
  I        484,071.70        314           314         2          N/A         N/A        7.42110
  I     14,220,597.46        338           338         2          N/A         N/A        6.98244
  I        595,753.73        211           211         2          N/A         N/A       10.45658
  I         47,513.61        175           175         2          N/A         N/A       11.50000
  I         35,863.38        237           237         3          N/A         N/A       10.37500
  I         96,106.38        177           177         3          N/A         N/A        7.99000
  I         61,585.35        237           237         3          N/A         N/A        9.67753
  I         39,427.03        178           178         2          N/A         N/A       11.12500
  I        397,274.33        225           225         3          N/A         N/A        9.48517
  I     14,938,089.58        358           178         2          N/A         N/A       10.24910
  I         16,592.14        358           178         2          N/A         N/A       12.87500
  I        126,073.75        358           178         2          N/A         N/A       11.57919
  I      1,244,279.15        358           178         2          N/A         N/A        9.66122
  I        123,113.97        358           178         2          N/A         N/A       11.12257

                                            GROSS                 ORIGINAL
                     INITIAL               LIFETIME    GROSS      INTEREST-
LOAN      GROSS      PERIODIC   PERIODIC   MAXIMUM     FLOOR      ONLY TERM
GROUP   MARGIN (%)    CAP (%)    CAP (%)   RATE (%)   RATE (%)   (MONTHS)(1)
-----   ----------   --------   --------   --------   --------   -----------
  I        6.67057    3.00000    1.00000   13.41119    6.91119         0
  I        6.54208    3.00000    1.00000   12.86179    6.36179        60
  I        5.37500    1.50000    1.00000   12.87500    5.37500        60
  I        5.37500    3.00000    1.00000   13.62500    7.12500        60
  I        6.41831    3.00000    1.00000   13.41507    6.91507        60
  I        6.02915    2.79585    1.00000   12.52185    6.02185        60
  I        7.75000    3.00000    1.00000   13.05000    6.55000       120
  I        6.09854    3.00000    1.00000   12.33759    5.83759         0
  I        3.35000    3.00000    1.00000   12.09000    5.59000         0
  I        5.86730    2.83054    1.00000   12.81080    6.11318         0
  I        6.60440    3.00000    1.00000   12.73868    6.23868         0
  I        6.92916    3.00000    1.00000   13.48906    6.98906         0
  I        6.37284    3.00000    1.00000   12.91824    6.41824         0
  I        6.21727    5.00000    1.00000   12.77976    6.27976        60
  I        6.25000    5.00000    1.00000   12.49000    5.99000        60
  I        4.27000    5.00000    1.00000   12.99000    6.49000        60
  I        6.04924    4.86320    1.00000   12.70590    6.20590        60
  I        6.75000    5.00000    1.00000   13.25000    6.75000       120
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0

                          REMAINING     REMAINING                                      CUT-OFF
                        AMORTIZATION     TERM TO                            FIRST     DATE GROSS
LOAN      PRINCIPAL         TERM        MATURITY    LOAN AGE                RESET      MORTGAGE
GROUP    BALANCE ($)      (MONTHS)      (MONTHS)    (MONTHS)     INDEX     (MONTHS)    RATE (%)
-----   -------------   -------------   ---------   --------   ---------   --------   ----------
  I         40,954.95        358           178         2          N/A         N/A        8.99000
  I      2,039,056.57        350           178         2          N/A         N/A       10.89198
  I         69,520.70        358           178         2          N/A         N/A       10.31115
  I        243,719.07        358           178         2          N/A         N/A       10.63831
  I        237,509.04        358           178         2          N/A         N/A       10.86793
  I     18,419,017.16        358           178         2          N/A         N/A        9.75723
  I        526,158.20        357           178         2          N/A         N/A        9.57786
  I      3,761,622.95        478           358         2          N/A         N/A        7.14518
  I        183,859.35        478           358         2          N/A         N/A        6.99900
  I        211,747.61        477           357         3          N/A         N/A        6.87500
  I        243,010.21        478           358         2          N/A         N/A        6.92500
  I      1,457,804.74        478           358         2          N/A         N/A        6.41482
  I        102,936.37        478           358         2          N/A         N/A        7.75000
  I        263,768.15        478           358         2          N/A         N/A        6.50000
  I      2,978,848.57        477           358         2          N/A         N/A        6.91431
 II     70,317,909.01        358           358         2       LIBOR_6MO      22         7.22465
 II        678,956.79        358           358         2       LIBOR_6MO      22         7.35000
 II      1,223,084.70        358           358         2       LIBOR_6MO      22         6.97045
 II         49,789.64        355           355         5       LIBOR_6MO      19         6.92600
 II      2,913,644.18        358           358         2       LIBOR_6MO      22         7.45658
 II      3,231,032.08        358           358         2       LIBOR_6MO      22         7.41867
 II        256,888.18        357           357         3       LIBOR_6MO      21         6.63766
 II        174,612.51        356           356         4       LIBOR_6MO      20         8.99000
 II        143,603.53        357           357         3       LIBOR_6MO      21         6.45000
 II      2,730,432.94        358           358         2       LIBOR_6MO      22         7.21772
 II        118,646.23        357           357         3       LIBOR_6MO      21         6.05000
 II      2,203,685.01        358           358         2       LIBOR_6MO      22         7.66585
 II     67,511,197.16        358           358         2       LIBOR_6MO      22         7.02203
 II        116,776.47        357           357         3       LIBOR_6MO      21         8.29000
 II        312,462.57        357           357         3       LIBOR_6MO      21         7.25000
 II     48,099,062.18        478           358         2       LIBOR_6MO      22         6.99749
 II        791,524.63        478           358         2       LIBOR_6MO      22         7.85000
 II        233,394.85        478           358         2       LIBOR_6MO      22         6.50000
 II      7,767,334.30        478           358         2       LIBOR_6MO      22         6.91969
 II        660,241.86        478           358         2       LIBOR_6MO      22         8.35303
 II        433,229.91        478           358         2       LIBOR_6MO      22         6.60304
 II      1,100,184.29        478           358         2       LIBOR_6MO      22         7.13615
 II     11,121,267.57        478           358         2       LIBOR_6MO      22         6.94377
 II         78,361.03        478           358         2       LIBOR_6MO      22         8.50000
 II     141,260,034.90       478           358         2       LIBOR_6MO      22         6.67940
 II      2,157,888.00        477           357         3       LIBOR_6MO      21         6.65076
 II     25,736,847.60        300           358         2       LIBOR_6MO      22         6.87964

                                            GROSS                 ORIGINAL
                     INITIAL               LIFETIME    GROSS      INTEREST-
LOAN      GROSS      PERIODIC   PERIODIC   MAXIMUM     FLOOR      ONLY TERM
GROUP   MARGIN (%)    CAP (%)    CAP (%)   RATE (%)   RATE (%)   (MONTHS)(1)
-----   ----------   --------   --------   --------   --------   -----------
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
  I            N/A        N/A        N/A        N/A        N/A         0
 II        6.48525    2.92752    1.00089   13.72510    7.20047         0
 II        6.72500    3.00000    1.00000   13.85000    7.35000         0
 II        7.10047    3.00000    1.00000   13.47045    6.97045         0
 II        7.00000    1.50000    1.00000   13.42600    6.92600         0
 II        6.74158    2.86457    1.00000   13.95658    7.39975         0
 II        6.41838    2.64088    1.00000   13.91867    7.37325         0
 II        5.42639    3.00000    1.00000   13.13766    6.63766         0
 II        8.00000    3.00000    1.00000   15.49000    8.99000         0
 II        5.45000    1.50000    1.00000   12.95000    5.45000         0
 II        6.48599    3.00000    1.00000   13.71772    7.21772         0
 II        7.00000    3.00000    1.00000   12.55000    6.05000         0
 II        7.24528    3.00000    1.00000   14.16585    7.64334         0
 II        6.62376    2.92863    1.01479   13.52943    7.00348         0
 II        8.00000    3.00000    1.00000   14.79000    8.29000         0
 II        8.00000    3.00000    1.00000   13.75000    7.25000         0
 II        6.37939    3.00000    1.00000   13.49749    6.99749         0
 II        7.00000    3.00000    1.00000   14.35000    7.85000         0
 II        7.37500    3.00000    1.00000   13.00000    6.50000         0
 II        6.59936    3.00000    1.00000   13.41969    6.91969         0
 II        7.25838    3.00000    1.00000   14.85303    8.35303         0
 II        4.76373    3.00000    1.00000   13.10304    6.60304         0
 II        6.91827    3.00000    1.00000   13.63615    7.13615         0
 II        6.48994    2.97197    1.00000   13.44377    6.94377         0
 II        7.50000    3.00000    1.00000   15.00000    8.50000         0
 II        6.44972    2.99736    1.00000   13.17940    6.67940         0
 II        6.43826    3.00000    1.00000   13.15076    6.65076         0
 II        6.35738    2.97575    1.00000   13.37964    6.87964        60

                          REMAINING     REMAINING                                      CUT-OFF
                        AMORTIZATION     TERM TO                            FIRST     DATE GROSS
LOAN      PRINCIPAL         TERM        MATURITY    LOAN AGE                RESET      MORTGAGE
GROUP    BALANCE ($)      (MONTHS)      (MONTHS)    (MONTHS)     INDEX     (MONTHS)    RATE (%)
-----   -------------   -------------   ---------   --------   ---------   --------   ----------
 II      5,067,949.14        300           358         2       LIBOR_6MO      22         6.45959
 II        558,878.10        300           358         2       LIBOR_6MO      22         6.96017
 II        293,519.89        300           358         2       LIBOR_6MO      22         5.93876
 II      1,804,900.00        300           358         2       LIBOR_6MO      22         6.70079
 II     95,433,307.70        300           358         2       LIBOR_6MO      22         6.23257
 II        280,000.00        300           358         2       LIBOR_6MO      22         6.97500
 II        791,200.00        240           358         2       LIBOR_6MO      22         6.51667
 II      5,212,460.00        240           358         2       LIBOR_6MO      22         6.41958
 II      3,801,156.26        358           358         2       LIBOR_6MO      34         6.96043
 II        734,088.66        358           358         2       LIBOR_6MO      34         6.99000
 II        358,882.94        357           357         3       LIBOR_6MO      33         5.82500
 II        196,687.75        357           357         3       LIBOR_6MO      33         6.75000
 II         97,867.77        358           358         2       LIBOR_6MO      34         7.99000
 II      2,256,890.36        357           357         3       LIBOR_6MO      35         6.86080
 II      3,362,214.02        478           358         2       LIBOR_6MO      34         7.04605
 II         66,365.52        478           358         2       LIBOR_6MO      34         8.35000
 II        374,729.54        477           357         3       LIBOR_6MO      33         8.62500
 II        612,520.58        478           358         2       LIBOR_6MO      34         6.23859
 II      2,930,135.80        478           358         2       LIBOR_6MO      34         6.82515
 II      3,522,637.49        300           358         2       LIBOR_6MO      34         6.33440
 II        384,000.00        300           358         2       LIBOR_6MO      34         5.75000
 II      2,055,743.30        300           358         2       LIBOR_6MO      34         5.95490
 II      4,361,480.20        300           358         2       LIBOR_6MO      34         6.27772
 II        285,000.00        240           357         3       LIBOR_6MO      33         5.99000
 II      2,369,135.01        358           358         2       LIBOR_6MO      58         6.46905
 II        575,142.37        358           358         2       LIBOR_6MO      58         7.50000
 II        611,057.62        358           358         2       LIBOR_6MO      58         6.89746
 II        361,002.26        358           358         2       LIBOR_6MO      58         8.19647
 II        284,556.20        358           358         2       LIBOR_6MO      58         7.27500
 II      3,239,947.40        357           357         3       LIBOR_6MO      57         6.18095
 II      1,725,857.15        478           358         2       LIBOR_6MO      58         6.43111
 II      2,050,845.07        478           358         2       LIBOR_6MO      58         6.45821
 II         79,919.24        478           358         2       LIBOR_6MO      58         5.99000
 II      4,550,132.15        478           358         2       LIBOR_6MO      58         6.60100
 II      3,506,553.75        300           358         2       LIBOR_6MO      58         6.22197
 II        922,371.87        300           358         2       LIBOR_6MO      58         6.05126
 II        248,800.00        300           358         2       LIBOR_6MO      58         6.12500
 II      1,849,350.00        300           358         2       LIBOR_6MO      58         5.92792
 II      3,584,476.25        300           358         2       LIBOR_6MO      58         5.83084
 II        132,000.00        240           358         2       LIBOR_6MO      58         6.67500
 II        192,000.00        240           358         2       LIBOR_6MO      58         6.62500
 II        856,750.00        240           357         3       LIBOR_6MO      57         6.72222

                                            GROSS                 ORIGINAL
                     INITIAL               LIFETIME    GROSS      INTEREST-
LOAN      GROSS      PERIODIC   PERIODIC   MAXIMUM     FLOOR      ONLY TERM
GROUP   MARGIN (%)    CAP (%)    CAP (%)   RATE (%)   RATE (%)   (MONTHS)(1)
-----   ----------   --------   --------   --------   --------   -----------
 II        6.57665    3.00000    1.00000   12.95959    6.45959        60
 II        6.81119    3.00000    1.00000   13.46017    6.96017        60
 II        5.10422    3.00000    1.00000   12.43876    5.93876        60
 II        6.13861    3.00000    1.00000   13.20079    6.70079        60
 II        6.10622    2.97822    1.00194   12.73143    6.22262        60
 II        6.77500    3.00000    1.00000   13.47500    6.97500        60
 II        5.90058    3.00000    1.00000   13.01667    6.51667       120
 II        6.30008    3.00000    1.00000   12.91958    6.41958       120
 II        6.46675    3.00000    1.00000   13.46043    6.94522         0
 II        8.00000    3.00000    1.00000   13.49000    6.99000         0
 II        4.82500    3.00000    1.00000   12.32500    4.82500         0
 II        7.12500    3.00000    1.00000   13.25000    6.75000         0
 II        6.50000    3.00000    1.00000   14.49000    7.99000         0
 II        6.53836    2.84531    1.00000   13.36080    6.72866         0
 II        6.25502    3.00000    1.00000   13.54605    7.04605         0
 II        3.85100    3.00000    1.00000   14.85000    8.35000         0
 II        8.37500    3.00000    1.00000   15.12500    8.62500         0
 II        5.91359    3.00000    1.00000   12.73859    6.23859         0
 II        6.58650    3.00000    1.00000   13.32515    6.82515         0
 II        5.63308    2.87487    1.00000   12.83440    6.33440        60
 II        6.12500    3.00000    1.00000   12.25000    5.75000        60
 II        5.39563    2.72419    1.00000   12.45490    5.95490        60
 II        6.30158    2.92617    1.00000   12.74276    6.27772        60
 II        6.80000    3.00000    1.00000   12.49000    5.99000       120
 II        6.24727    2.61104    1.00000   12.96905    6.46905         0
 II        7.87500    3.00000    1.00000   14.00000    7.50000         0
 II        6.72435    3.00000    1.00000   13.39746    6.89746         0
 II        6.91078    3.00000    1.00000   14.69647    7.83133         0
 II        8.00000    3.00000    1.00000   13.77500    7.27500         0
 II        5.97607    3.00000    1.00000   12.68095    6.05562         0
 II        5.68966    3.00000    1.00000   12.93111    6.43111         0
 II        6.35753    3.00000    1.00000   12.95821    6.45821         0
 II        5.52500    3.00000    1.00000   12.49000    5.99000         0
 II        6.75459    3.00000    1.00000   13.10100    6.60100         0
 II        5.80701    4.67838    1.00000   12.72197    6.22197        60
 II        6.52141    5.00000    1.00000   12.55126    6.05126        60
 II        5.37500    5.00000    1.00000   12.62500    6.12500        60
 II        6.04821    5.00000    1.00000   12.42792    5.92792        60
 II        5.93596    4.54749    1.00000   12.33084    5.60459        60
 II        6.50000    5.00000    1.00000   13.17500    6.67500       120
 II        8.00000    5.00000    1.00000   13.12500    6.62500       120
 II        7.25002    1.00000    1.00000   13.22222    6.72222       120

                          REMAINING     REMAINING                                      CUT-OFF
                        AMORTIZATION     TERM TO                            FIRST     DATE GROSS
LOAN      PRINCIPAL         TERM        MATURITY    LOAN AGE                RESET      MORTGAGE
GROUP    BALANCE ($)      (MONTHS)      (MONTHS)    (MONTHS)     INDEX     (MONTHS)    RATE (%)
-----   -------------   -------------   ---------   --------   ---------   --------   ----------
 II        432,104.50        357           357         3       LIBOR_6MO       3         7.54647
 II      9,846,808.29        342           342         2          N/A         N/A        6.97634
 II      2,867,988.22        358           358         2          N/A         N/A        6.98849
 II         90,089.83        357           357         3          N/A         N/A        8.65000
 II        659,691.96        358           358         2          N/A         N/A        6.90000
 II      2,134,406.10        329           329         2          N/A         N/A        7.43150
 II        222,311.98        303           303         3          N/A         N/A        8.70297
 II      1,029,981.19        336           336         2          N/A         N/A        7.35720
 II        463,639.29        339           339         2          N/A         N/A        8.99395
 II     19,768,104.81        344           344         2          N/A         N/A        6.68971
 II         67,876.71        358           358         2          N/A         N/A        6.50000
 II      1,049,977.90        193           193         3          N/A         N/A       10.35396
 II         14,808.69        175           175         3          N/A         N/A       10.55000
 II         55,779.61        215           215         3          N/A         N/A       10.08172
 II         19,920.33        237           237         3          N/A         N/A       10.00000
 II         33,986.19        117           117         3          N/A         N/A        9.85000
 II        215,226.80        223           223         3          N/A         N/A       10.20463
 II         15,542.42        237           237         3          N/A         N/A       10.59000
 II         38,728.05        177           177         3          N/A         N/A       10.50000
 II     35,595,857.88        357           178         2          N/A         N/A       10.05377
 II        176,168.88        357           178         2          N/A         N/A        9.74657
 II      2,296,637.13        356           178         2          N/A         N/A        9.54224
 II        233,337.38        356           178         2          N/A         N/A       10.24501
 II        402,005.78        357           177         3          N/A         N/A       10.51283
 II      2,636,060.24        358           178         2          N/A         N/A       10.11463
 II        289,741.24        358           178         2          N/A         N/A       10.15312
 II        741,291.89        358           178         2          N/A         N/A       10.63592
 II         50,938.28        357           178         2          N/A         N/A       10.60295
 II     35,541,270.50        357           178         2          N/A         N/A        9.88968
 II         14,979.46        356           176         4          N/A         N/A       11.25000
 II        107,893.76        358           178         2          N/A         N/A        9.56241
 II      1,596,386.85        358           178         2          N/A         N/A        9.95253
 II      3,679,128.42        477           358         2          N/A         N/A        6.81999
 II      1,678,134.34        478           358         2          N/A         N/A        6.38240
 II        111,870.88        477           357         3          N/A         N/A        6.99000
 II      5,355,351.39        477           358         2          N/A         N/A        6.53982

                                            GROSS                 ORIGINAL
                     INITIAL               LIFETIME    GROSS      INTEREST-
LOAN      GROSS      PERIODIC   PERIODIC   MAXIMUM     FLOOR      ONLY TERM
GROUP   MARGIN (%)    CAP (%)    CAP (%)   RATE (%)   RATE (%)   (MONTHS)(1)
-----   ----------   --------   --------   --------   --------   -----------
 II        7.22087    1.61489    1.00000   14.04647    7.54647         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0
 II            N/A        N/A        N/A        N/A        N/A         0

(1) With respect to the replines with an interest-only period the remaining amortization period will not commence until the interest-only period has ended.

        While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

DEFAULTS

        The yield to maturity of the LIBOR Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the LIBOR Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

        The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the optional clean-up call, as described in this prospectus supplement). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

        Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

        The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

        As is the case with fixed rate mortgage loans, the adjustable rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. ARMs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates as borrowers seek to avoid changes in their monthly payments. In addition, a substantial majority of the ARMs will not have their initial Adjustment Date until two to five years after their origination. The prepayment experience of these adjustable rate mortgage loans may differ from that of the other ARMs. Such adjustable rate mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the adjustable rate mortgage loans with their initial Adjustment Date two to five years after their origination (as the case may be) as borrowers seek to avoid changes in their monthly payments.

        The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

        When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from principal prepayments), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

        To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the LIBOR Certificates, pro rata, according to the amount of interest to which each class of LIBOR Certificates would otherwise be entitled in reduction of that amount.

        The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the Loan Group I WAC Cap, Loan Group II WAC Cap or WAC Cap, as applicable. If the mortgage loans bearing higher interest rates, either through higher fixed rates, or in the case of the adjustable rate mortgage loans, higher margins or an increase in the Index (and consequently, higher net mortgage interest rates), were to prepay, the weighted average net mortgage interest rate would be lower than otherwise would be the case. In addition, changes in One-Month LIBOR (on which the Pass-Through Rates of the LIBOR Certificates are based) may not correlate with changes in the Six-Month LIBOR Loan Index. It is possible that a decrease in the Six Month LIBOR Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the Pass-Through Rates on any class of LIBOR Certificates, calculated without reference to the Loan

Group I WAC Cap, Loan Group II WAC Cap or WAC Cap, as applicable, were to be higher than that cap, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case. Although holders of those classes of certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including certain Interest Rate Corridor Payments for the benefit of the LIBOR Certificates, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

OVERCOLLATERALIZATION PROVISIONS

        The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal to the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

        Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

        As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES AND THE CLASS A-1B CERTIFICATES

        The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates provide credit enhancement for the certificates that have a higher payment priority, and Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates, in that order, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

        The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated

Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

        For all purposes, the Class B-2 certificates will have the lowest payment priority of any class of Subordinated Certificates.

        Since the Class A-1B certificates will not receive any principal distributions until the Class Certificate Balance of the Class A-1A certificates has been reduced to zero if a Group I Sequential Trigger Event is in effect, the Class A-1B certificates may bear a disproportionate percentage of the shortfalls in principal on the group I mortgage loans.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

        The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

        For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

        In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--Decrement Tables" below.

DECREMENT TABLES

        The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or
(iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.

                              PREPAYMENT SCENARIOS

                                          SCENARIO I    SCENARIO II     SCENARIO III    SCENARIO IV      SCENARIO V
                                          ----------    -----------     ------------    -----------      ----------
Fixed rate mortgage loans (% of
Prepayment Assumption)...............         0%            75%             100%            125%            150%
Adjustable rate mortgage loans (% of
Prepayment Assumption)...............         0%            75%             100%            125%            150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS A-1A                              CLASS A-1B
                                          PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  I       II     III      IV      V       I      II      III      IV      V
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage............     100     100     100     100     100     100     100     100     100     100
November 2006.................      99      80      73      66      60      99      80      73      66      60
November 2007.................      98      56      44      33      22      98      56      44      33      22
November 2008.................      98      38      23      11       0      98      38      23      11       0
November 2009.................      97      29      21      11       0      97      29      21      11       0
November 2010.................      96      23      15       9       0      96      23      15       9       0
November 2011.................      95      18      11       6       0      95      18      11       6       0
November 2012.................      94      14       8       4       0      94      14       8       4       0
November 2013.................      93      11       6       3       0      93      11       6       3       0
November 2014.................      92       9       4       2       0      92       9       4       2       0
November 2015.................      90       7       3       1       0      90       7       3       1       0
November 2016.................      89       5       2       1       0      89       5       2       1       0
November 2017.................      87       4       1       *       0      87       4       1       *       0
November 2018.................      85       3       1       0       0      85       3       1       0       0
November 2019.................      83       3       1       0       0      83       3       1       0       0
November 2020.................      71       2       *       0       0      71       2       *       0       0
November 2021.................      69       1       0       0       0      69       1       0       0       0
November 2022.................      67       1       0       0       0      67       1       0       0       0
November 2023.................      64       1       0       0       0      64       1       0       0       0
November 2024.................      61       1       0       0       0      61       1       0       0       0
November 2025.................      57       *       0       0       0      57       *       0       0       0
November 2026.................      54       0       0       0       0      54       0       0       0       0
November 2027.................      50       0       0       0       0      50       0       0       0       0
November 2028.................      45       0       0       0       0      45       0       0       0       0
November 2029.................      40       0       0       0       0      40       0       0       0       0
November 2030.................      34       0       0       0       0      34       0       0       0       0
November 2031.................      31       0       0       0       0      31       0       0       0       0
November 2032.................      28       0       0       0       0      28       0       0       0       0
November 2033.................      24       0       0       0       0      24       0       0       0       0
November 2034.................      20       0       0       0       0      20       0       0       0       0
November 2035.................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years)(2)...........   20.72    3.59    2.68    2.02    1.37   20.72    3.59    2.68    2.02    1.37
Weighted Average Life to
Call (years)(2)(3)............   20.72    3.35    2.50    1.87    1.37   20.72    3.35    2.50    1.87    1.37

(1)     Rounded to the nearest whole percentage.

(2)     The weighted average life of any class of certificates is determined by
        (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS A-2A                              CLASS A-2B
                                          PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  I       II     III      IV      V       I      II      III      IV      V
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage............     100     100     100     100     100     100     100     100     100     100
November 2006.................      99      60      47      34      20     100     100     100     100     100
November 2007.................      97      14       0       0       0     100     100      85      54      25
November 2008.................      96       0       0       0       0     100      69      28       0       0
November 2009.................      95       0       0       0       0     100      43      21       0       0
November 2010.................      94       0       0       0       0     100      27       6       0       0
November 2011.................      92       0       0       0       0     100      14       0       0       0
November 2012.................      90       0       0       0       0     100       4       0       0       0
November 2013.................      88       0       0       0       0     100       0       0       0       0
November 2014.................      85       0       0       0       0     100       0       0       0       0
November 2015.................      83       0       0       0       0     100       0       0       0       0
November 2016.................      80       0       0       0       0     100       0       0       0       0
November 2017.................      76       0       0       0       0     100       0       0       0       0
November 2018.................      73       0       0       0       0     100       0       0       0       0
November 2019.................      69       0       0       0       0     100       0       0       0       0
November 2020.................      39       0       0       0       0     100       0       0       0       0
November 2021.................      35       0       0       0       0     100       0       0       0       0
November 2022.................      30       0       0       0       0     100       0       0       0       0
November 2023.................      25       0       0       0       0     100       0       0       0       0
November 2024.................      20       0       0       0       0     100       0       0       0       0
November 2025.................      13       0       0       0       0     100       0       0       0       0
November 2026.................       6       0       0       0       0     100       0       0       0       0
November 2027.................       0       0       0       0       0      98       0       0       0       0
November 2028.................       0       0       0       0       0      86       0       0       0       0
November 2029.................       0       0       0       0       0      73       0       0       0       0
November 2030.................       0       0       0       0       0      58       0       0       0       0
November 2031.................       0       0       0       0       0      49       0       0       0       0
November 2032.................       0       0       0       0       0      40       0       0       0       0
November 2033.................       0       0       0       0       0      29       0       0       0       0
November 2034.................       0       0       0       0       0      18       0       0       0       0
November 2035.................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years)(2)...........   14.45    1.26    1.00    0.84    0.73   26.08    4.13    3.00    2.14    1.78
Weighted Average Life to
Call (years)(2)(3)............   14.45    1.26    1.00    0.84    0.73   26.08    4.13    3.00    2.14    1.78

(1)     Rounded to the nearest whole percentage.

(2)     The weighted average life of any class of certificates is determined by
        (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS A-2C                              CLASS M-1
                                          PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  I       II     III      IV      V       I      II      III      IV      V
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage............     100     100     100     100     100     100     100     100     100     100
November 2006.................     100     100     100     100     100     100     100     100     100     100
November 2007.................     100     100     100     100     100     100     100     100     100     100
November 2008.................     100     100     100      83       *     100     100     100     100     100
November 2009.................     100     100     100      83       *     100      84      60      83     100
November 2010.................     100     100     100      74       *     100      67      44      28      78
November 2011.................     100     100      85      49       *     100      53      32      18      46
November 2012.................     100     100      61      32       *     100      42      23      12      27
November 2013.................     100      88      44      21       *     100      33      17       8      16
November 2014.................     100      69      32      14       *     100      26      12       5       7
November 2015.................     100      55      23       9       *     100      20       9       3       2
November 2016.................     100      43      17       6       0     100      16       6       1       0
November 2017.................     100      34      12       3       0     100      13       4       0       0
November 2018.................     100      27       9       0       0     100      10       3       0       0
November 2019.................     100      21       6       0       0     100       8       1       0       0
November 2020.................     100      14       2       0       0     100       5       0       0       0
November 2021.................     100      11       0       0       0     100       4       0       0       0
November 2022.................     100       8       0       0       0     100       3       0       0       0
November 2023.................     100       6       0       0       0     100       1       0       0       0
November 2024.................     100       4       0       0       0     100       0       0       0       0
November 2025.................     100       2       0       0       0     100       0       0       0       0
November 2026.................     100       *       0       0       0     100       0       0       0       0
November 2027.................     100       0       0       0       0     100       0       0       0       0
November 2028.................     100       0       0       0       0     100       0       0       0       0
November 2029.................     100       0       0       0       0     100       0       0       0       0
November 2030.................     100       0       0       0       0     100       0       0       0       0
November 2031.................     100       0       0       0       0      91       0       0       0       0
November 2032.................     100       0       0       0       0      81       0       0       0       0
November 2033.................     100       0       0       0       0      69       0       0       0       0
November 2034.................     100       0       0       0       0      57       0       0       0       0
November 2035.................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years)(2)...........   29.84   11.38    8.48    6.36    2.71   28.66    7.38    5.66    5.12    6.33
Weighted Average Life to
Call (years)(2)(3)............   29.84    9.43    6.99    5.18    2.71   28.66    6.70    5.13    4.71    4.75

(1)     Rounded to the nearest whole percentage.

(2)     The weighted average life of any class of certificates is determined by
        (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS M-2                               CLASS M-3
                                          PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  I       II     III      IV      V       I      II      III      IV      V
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage............     100     100     100     100     100     100     100     100     100     100
November 2006.................     100     100     100     100     100     100     100     100     100     100
November 2007.................     100     100     100     100     100     100     100     100     100     100
November 2008.................     100     100     100     100     100     100     100     100     100     100
November 2009.................     100      84      60      42     100     100      84      60      42      46
November 2010.................     100      67      44      28      17     100      67      44      28      17
November 2011.................     100      53      32      18      10     100      53      32      18      10
November 2012.................     100      42      23      12       6     100      42      23      12       6
November 2013.................     100      33      17       8       3     100      33      17       8       *
November 2014.................     100      26      12       5       0     100      26      12       5       0
November 2015.................     100      20       9       3       0     100      20       9       0       0
November 2016.................     100      16       6       0       0     100      16       6       0       0
November 2017.................     100      13       4       0       0     100      13       4       0       0
November 2018.................     100      10       2       0       0     100      10       0       0       0
November 2019.................     100       8       0       0       0     100       8       0       0       0
November 2020.................     100       5       0       0       0     100       5       0       0       0
November 2021.................     100       4       0       0       0     100       2       0       0       0
November 2022.................     100       1       0       0       0     100       0       0       0       0
November 2023.................     100       0       0       0       0     100       0       0       0       0
November 2024.................     100       0       0       0       0     100       0       0       0       0
November 2025.................     100       0       0       0       0     100       0       0       0       0
November 2026.................     100       0       0       0       0     100       0       0       0       0
November 2027.................     100       0       0       0       0     100       0       0       0       0
November 2028.................     100       0       0       0       0     100       0       0       0       0
November 2029.................     100       0       0       0       0     100       0       0       0       0
November 2030.................     100       0       0       0       0     100       0       0       0       0
November 2031.................      91       0       0       0       0      91       0       0       0       0
November 2032.................      81       0       0       0       0      81       0       0       0       0
November 2033.................      69       0       0       0       0      69       0       0       0       0
November 2034.................      57       0       0       0       0      57       0       0       0       0
November 2035.................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years)(2)...........   28.66    7.35    5.59    4.82    4.76   28.66    7.33    5.55    4.71    4.44
Weighted Average Life to
Call (years)(2)(3)............   28.66    6.70    5.08    4.42    4.44   28.66    6.70    5.07    4.33    4.14

(1)     Rounded to the nearest whole percentage.

(2)     The weighted average life of any class of certificates is determined by
        (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS M-4                               CLASS M-5
                                          PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  I       II     III      IV      V       I      II      III      IV      V
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage............     100     100     100     100     100     100     100     100     100     100
November 2006.................     100     100     100     100     100     100     100     100     100     100
November 2007.................     100     100     100     100     100     100     100     100     100     100
November 2008.................     100     100     100     100     100     100     100     100     100     100
November 2009.................     100      84      60      42      28     100      84      60      42      28
November 2010.................     100      67      44      28      17     100      67      44      28      17
November 2011.................     100      53      32      18      10     100      53      32      18      10
November 2012.................     100      42      23      12       6     100      42      23      12       5
November 2013.................     100      33      17       8       0     100      33      17       8       0
November 2014.................     100      26      12       5       0     100      26      12       *       0
November 2015.................     100      20       9       0       0     100      20       9       0       0
November 2016.................     100      16       6       0       0     100      16       6       0       0
November 2017.................     100      13       *       0       0     100      13       0       0       0
November 2018.................     100      10       0       0       0     100      10       0       0       0
November 2019.................     100       8       0       0       0     100       8       0       0       0
November 2020.................     100       5       0       0       0     100       0       0       0       0
November 2021.................     100       0       0       0       0     100       0       0       0       0
November 2022.................     100       0       0       0       0     100       0       0       0       0
November 2023.................     100       0       0       0       0     100       0       0       0       0
November 2024.................     100       0       0       0       0     100       0       0       0       0
November 2025.................     100       0       0       0       0     100       0       0       0       0
November 2026.................     100       0       0       0       0     100       0       0       0       0
November 2027.................     100       0       0       0       0     100       0       0       0       0
November 2028.................     100       0       0       0       0     100       0       0       0       0
November 2029.................     100       0       0       0       0     100       0       0       0       0
November 2030.................     100       0       0       0       0     100       0       0       0       0
November 2031.................      91       0       0       0       0      91       0       0       0       0
November 2032.................      81       0       0       0       0      81       0       0       0       0
November 2033.................      69       0       0       0       0      69       0       0       0       0
November 2034.................      57       0       0       0       0      57       0       0       0       0
November 2035.................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years)(2)...........   28.66    7.29    5.51    4.62    4.25   28.66    7.27    5.48    4.57    4.15
Weighted Average Life to
Call (years)(2)(3)............   28.66    6.70    5.05    4.26    3.97   28.66    6.70    5.04    4.23    3.88

(1)     Rounded to the nearest whole percentage.

(2)     The weighted average life of any class of certificates is determined by
        (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

AVAILABLE FUNDS CAPS

        The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

        o One-Month LIBOR and the Six-Month LIBOR Loan Index remain constant at 20.00%;

        o prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III); and

        o the available funds caps ("AVAILABLE FUNDS CAPS") indicated in the table below equals the quotient, expressed as a percentage of (i) the total interest assumed to be distributed to the Offered Certificates, including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts (including payments made by the Corridor Agreement Provider to the trustee pursuant to the Interest Rate Corridor Agreements) and (ii) the current Class Certificate Balance multiplied by the quotient of 360 divided by the actual number of days in the related Interest Accrual Period.

        It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

                   CLASS A-1       CLASS A-2      SUBORDINATE
 DISTRIBUTION      AVAILABLE       AVAILABLE       AVAILABLE
     DATE        FUNDS CAP (%)   FUNDS CAP (%)   FUNDS CAP (%)
 ------------    -------------   -------------   -------------
    12/05            10.47           10.48           10.48
    01/06            10.48           10.48           10.48
    02/06            10.48           10.48           10.48
    03/06            10.48           10.49           10.48
    04/06            10.48           10.48           10.48
    05/06            10.48           10.48           10.48
    06/06            10.48           10.48           10.48
    07/06            10.48           10.49           10.48
    08/06            10.48           10.48           10.48
    09/06            10.48           10.48           10.48
    10/06            10.48           10.49           10.48
    11/06            10.48           10.48           10.48
    12/06            10.48           10.49           10.48
    01/07            10.48           10.48           10.48
    02/07            10.48           10.48           10.48
    03/07            10.48           10.49           10.48
    04/07            10.48           10.49           10.48
    05/07            10.48           10.49           10.48
    06/07            10.48           10.49           10.48
    07/07            10.48           10.49           10.48
    08/07            10.48           10.49           10.48
    09/07            10.48           10.49           10.48
    10/07            10.49           10.50           10.49
    11/07            10.49           10.49           10.49
    12/07            10.50           10.50           10.49
    01/08            10.49           10.50           10.49
    02/08            10.49           10.50           10.49
    03/08            10.50           10.57           10.49
    04/08            10.71           10.77           10.49
    05/08            11.15           11.21           10.49
    06/08            10.87           10.94           10.49
    07/08            11.33           11.40           10.49
    08/08            11.07           11.13           10.49
    09/08            11.19           11.25           10.49
    10/08            12.71           12.76           10.50
    11/08            12.45           12.50           10.50
    12/08            73.01           73.06           10.50
    01/09            18.75           18.80           10.50
    02/09            18.52           18.57           10.50
    03/09            20.25           20.31           11.05
    04/09            18.93           18.98           10.70
    05/09            19.34           19.39           11.05
    06/09            18.50           18.55           10.70
    07/09            18.90           18.95           11.05
    08/09            18.16           18.21           10.69
    09/09            18.16           18.21           10.69
    10/09            19.24           19.29           11.45
    11/09            18.62           18.67           11.08
    12/09            19.23           19.29           11.45
    01/10            18.61           18.66           11.07
    02/10            18.61           18.66           11.07
    03/10            20.60           20.66           12.26
    04/10            18.65           18.69           11.10
    05/10            19.27           19.32           11.47
    06/10            18.64           18.69           11.10
    07/10            19.26           19.31           11.47
    08/10            18.64           18.68           11.09
    09/10            18.65           18.70           11.10
    10/10            19.43           19.49           11.60
    11/10            18.80           18.86           11.23
    12/10            19.42           19.49           11.60
    01/11            18.79           18.86           11.22

                   CLASS A-1       CLASS A-2      SUBORDINATE
 DISTRIBUTION      AVAILABLE       AVAILABLE       AVAILABLE
     DATE        FUNDS CAP (%)   FUNDS CAP (%)   FUNDS CAP (%)
 ------------    -------------   -------------   -------------
    02/11            18.79           18.85           11.22
    03/11            20.81           20.88           12.42
    04/11            18.82           18.89           11.24
    05/11            19.44           19.51           11.62
    06/11            18.81           18.88           11.24
    07/11            19.44           19.51           11.61
    08/11            18.81           18.88           11.23
    09/11            18.81           18.88           11.23
    10/11            19.46           19.54           11.63
    11/11            18.83           18.90           11.25
    12/11            19.45           19.53           11.63
    01/12            18.82           18.90           11.25
    02/12            18.82           18.90           11.24
    03/12            20.12           20.20           12.02
    04/12            18.83           18.91           11.26
    05/12            19.46           19.54           11.63
    06/12            18.83           18.91           11.25
    07/12            19.45           19.54           11.62
    08/12            18.82           18.90           11.25
    09/12            18.82           18.90           11.25
    10/12            19.45           19.54           11.63
    11/12            18.82           18.91           11.25
    12/12            19.45           19.54           11.62
    01/13            18.82           18.90           11.24
    02/13            18.81           18.90           11.24
    03/13            20.83           20.92           12.44
    04/13            18.81           18.90           11.23
    05/13            19.43           19.52           11.61
    06/13            18.80           18.89           11.23
    07/13            19.43           19.52           11.60
    08/13            18.80           18.88           11.22
    09/13            18.80           18.88           11.22
    10/13            19.42           19.51           11.59
    11/13            18.79           18.88           11.21
    12/13            19.41           19.50           11.58
    01/14            18.78           18.87           11.21
    02/14            18.78           18.87           11.21
    03/14            20.79           20.89           12.40
    04/14            18.78           18.86           11.20
    05/14            19.40           19.49           11.57
    06/14            18.77           18.86           11.19
    07/14            19.39           19.49           11.56
    08/14            18.77           18.86           11.19
    09/14            18.76           18.85           11.18
    10/14            19.39           19.48           11.55
    11/14            18.76           18.85           11.18
    12/14            19.38           19.47           11.55
    01/15            18.75           18.84           11.17
    02/15            18.75           18.84           11.17
    03/15            20.76           20.86           12.36
    04/15            17.36           17.45           11.16
    05/15            13.58           13.68           11.53
    06/15            13.20           13.29           11.16
    07/15            13.69           13.79           11.53
    08/15            13.31           13.40           11.15
    09/15            13.36           13.45           11.15
    10/15            13.87           13.96           11.52
    11/15            13.48           13.57           11.14

WAC CAPS

        The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

        o One-Month LIBOR and the Six-Month LIBOR Loan Index remain constant at 20.00%; and

        o prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III).

        It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. Each WAC Cap is calculated based on an actual/360 basis for each Distribution Date and is as set forth in the following table. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans or the related WAC Cap on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

 DISTRIBUTION    LOAN GROUP I    LOAN GROUP II
     DATE         WAC CAP (%)     WAC CAP (%)     WAC CAP (%)
 ------------    -------------   -------------   -------------
    12/05               6.15            6.22           6.19
    01/06               6.35            6.42           6.39
    02/06               6.35            6.42           6.39
    03/06               7.03            7.11           7.08
    04/06               6.35            6.43           6.40
    05/06               6.56            6.64           6.61
    06/06               6.35            6.43           6.40
    07/06               6.56            6.64           6.61
    08/06               6.35            6.43           6.40
    09/06               6.35            6.43           6.40
    10/06               6.57            6.65           6.61
    11/06               6.35            6.43           6.40
    12/06               6.57            6.65           6.62
    01/07               6.36            6.44           6.40
    02/07               6.36            6.44           6.41
    03/07               7.04            7.13           7.09
    04/07               6.36            6.44           6.41
    05/07               6.57            6.66           6.62
    06/07               6.36            6.44           6.41
    07/07               6.58            6.66           6.63
    08/07               6.36            6.45           6.41
    09/07               6.37            6.46           6.42
    10/07               8.71            8.81           8.77
    11/07               8.43            8.53           8.49
    12/07               8.71            8.81           8.77
    01/08               8.43            8.53           8.49
    02/08               8.43            8.53           8.49
    03/08               9.01            9.12           9.07
    04/08               9.12            9.22           9.18
    05/08               9.42            9.53           9.49
    06/08               9.12            9.22           9.18
    07/08               9.42            9.53           9.48
    08/08               9.11            9.22           9.18
    09/08               9.11            9.23           9.18
    10/08              10.26           10.34          10.31
    11/08               9.93           10.01           9.98
    12/08              10.26           10.35          10.31
    01/09               9.92           10.01           9.98
    02/09               9.92           10.01           9.98
    03/09              10.99           11.09          11.05
    04/09              10.65           10.73          10.70
    05/09              11.00           11.09          11.05
    06/09              10.64           10.73          10.70
    07/09              11.00           11.08          11.05
    08/09              10.64           10.72          10.69
    09/09              10.64           10.73          10.69
    10/09              11.40           11.48          11.45
    11/09              11.03           11.11          11.08
    12/09              11.39           11.48          11.45
    01/10              11.02           11.11          11.07
    02/10              11.02           11.10          11.07
    03/10              12.20           12.29          12.26
    04/10              11.06           11.13          11.10
    05/10              11.42           11.50          11.47
    06/10              11.05           11.13          11.10
    07/10              11.42           11.50          11.47
    08/10              11.05           11.12          11.09
    09/10              11.06           11.14          11.10
    10/10              11.54           11.64          11.60
    11/10              11.16           11.27          11.23
    12/10              11.53           11.64          11.60
    01/11              11.16           11.26          11.22
    02/11              11.15           11.26          11.22
    03/11              12.35           12.47          12.42
    04/11              11.18           11.29          11.24
    05/11              11.54           11.66          11.62
    06/11              11.17           11.28          11.24
    07/11              11.54           11.66          11.61
    08/11              11.16           11.28          11.23
    09/11              11.16           11.28          11.23
    10/11              11.55           11.68          11.63
    11/11              11.18           11.30          11.25
    12/11              11.55           11.68          11.63
    01/12              11.17           11.30          11.25
    02/12              11.17           11.29          11.24
    03/12              11.94           12.08          12.02
    04/12              11.18           11.31          11.26
    05/12              11.55           11.68          11.63
    06/12              11.17           11.30          11.25
    07/12              11.54           11.68          11.62
    08/12              11.16           11.30          11.25
    09/12              11.16           11.30          11.25
    10/12              11.54           11.68          11.63
    11/12              11.16           11.30          11.25
    12/12              11.53           11.68          11.62
    01/13              11.16           11.30          11.24
    02/13              11.15           11.29          11.24
    03/13              12.35           12.50          12.44
    04/13              11.15           11.29          11.23
    05/13              11.52           11.66          11.61
    06/13              11.14           11.28          11.23
    07/13              11.51           11.66          11.60
    08/13              11.14           11.28          11.22
    09/13              11.13           11.28          11.22
    10/13              11.50           11.65          11.59
    11/13              11.13           11.27          11.21
    12/13              11.49           11.64          11.58
    01/14              11.12           11.26          11.21
    02/14              11.12           11.26          11.21
    03/14              12.31           12.46          12.40
    04/14              11.11           11.26          11.20
    05/14              11.48           11.63          11.57
    06/14              11.11           11.25          11.19
    07/14              11.47           11.62          11.56
    08/14              11.10           11.24          11.19
    09/14              11.10           11.24          11.18
    10/14              11.46           11.61          11.55
    11/14              11.09           11.24          11.18
    12/14              11.46           11.61          11.55
    01/15              11.08           11.23          11.17
    02/15              11.08           11.23          11.17
    03/15              12.26           12.43          12.36
    04/15              11.07           11.22          11.16
    05/15              11.44           11.59          11.53
    06/15              11.07           11.22          11.16
    07/15              11.43           11.59          11.53
    08/15              11.06           11.21          11.15
    09/15              11.06           11.21          11.15
    10/15              11.42           11.58          11.52
    11/15              11.05           11.20          11.14

LAST SCHEDULED DISTRIBUTION DATE

        The last scheduled Distribution Date is the Distribution Date in November 2035.

        The last scheduled Distribution Date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the month in which the latest maturity date of any mortgage loan occurs.

        Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above and "Yield and Prepayment Considerations" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

        The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

GENERAL

        The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, the Interest Rate Corridor Agreements and certain other accounts specified in the pooling and servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise one or more REMICs (the "TRUST REMICS") organized in a tiered REMIC structure. Each class of LIBOR Certificates represents (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a "REGULAR Interest") in a Trust REMIC. The Class R certificates will, in the aggregate, represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

        Upon the issuance of the LIBOR Certificates, Thacher Proffitt & Wood LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

        A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "BASIS RISK CONTRACTS") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components - the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with lesser premium or with an additional amount of original issue discount ("OID") (which could, in the case of the LIBOR Certificates, cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.

        Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition".

        Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Class M-4 certificates and Class M-5 certificates may, and the Regular Interest components of the remaining classes of Offered Certificates will not, be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE LIBOR CERTIFICATES

        The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association", and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under
Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENTS

        As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate. The Basis Risk Contract components may have more than a de minimis value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method - the level yield or constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.

        Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

        Under the notional principal contract regulations, upon the sale of a LIBOR Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments in respect of the Basis Risk Carry Forward Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a LIBOR Certificate would have gain or loss from such a termination of the right to receive payments in respect of the Basis Risk Carry Forward Amount equal to
(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Basis Risk Carry Forward Amount.

        Gain or loss realized upon the termination of the right to receive payments in respect of the Basis Risk Carryforward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code section 582(c) would likely not apply to treat such gain or loss as ordinary.

OTHER MATTERS

        For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.

                              STATE AND LOCAL TAXES

        The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

        The U.S. Department of Labor (the "DOL") has granted an administrative exemption to Goldman, Sachs & Co. (Prohibited Transaction Exemption ("PTE") 89-88, 54 Fed. Reg. 42582 (1989)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA ELIGIBLE CERTIFICATES") by a Plan, provided that specific conditions (certain of which are described below) are met.

        Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

                        (1) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                        (2) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from S&P, Moody's or Fitch, Inc.;

                        (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

                        (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

                        (5) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

        The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

        Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

        The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it). Therefore, each beneficial owner of a Class M certificate or any interest therein will be deemed to represent that either
(i) it is not a Plan or investing with assets of Plan, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's, and such certificate is so rated, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited

Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

        Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

        The LIBOR Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as a result, the appropriate characterization of the LIBOR Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

        No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates may adversely affect the liquidity of the Offered Certificates.

        Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

        See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

        The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates.

        An underwriting agreement between the depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $908,328, will be approximately 99.80% of the initial aggregate Class Certificate Balances of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the Offered Certificates, if any are taken. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

        The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

        The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

        The underwriter is an affiliate of GSMC, the depositor and the Corridor Agreement Provider.

                                  LEGAL MATTERS

        The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

        In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("MOODY'S"):

                CLASS                       S&P      MOODY'S
                ------------------------    ---      -------
                A-1A....................    AAA        Aaa
                A-1B....................    AAA        Aaa
                A-2A....................    AAA        Aaa
                A-2B....................    AAA        Aaa
                A-2C....................    AAA        Aaa
                M-1.....................    AA+        Aa2
                M-2.....................    AA         Aa3
                M-3.....................    AA-         A2
                M-4.....................    A+          A3
                M-5.....................     A         Baa1

        A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, take into account the existence of the Interest Rate Corridor Agreements or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

        The following terms have the meanings given below when used in this prospectus supplement.

        "ACCRUED CERTIFICATE INTEREST" means, for each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "ADJUSTMENT DATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

        "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "ARM" means an adjustable rate mortgage loan.

        "ASSIGNMENT AGREEMENT" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

        "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer, the custodian and the trustee, if any, payable with respect to that Distribution Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the related servicing fee and trustee fee for that Distribution Date, together with any related P&I Advance on that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts in connection with the substitution of mortgage loans, received with respect to that Distribution Date, and (v) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

        "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

        "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

        "BASIS RISK CONTRACTS" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this prospectus supplement.

        "BASIS RISK PAYMENT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

        "CLASS A CERTIFICATES" means the Class A-1A, Class A-1B, Class A-2A, Class A-2B and Class A-2C certificates, collectively.

        "CLASS A CERTIFICATE GROUP" means either the Class A-1 Certificate Group or the Class A-2 Certificate Group, as applicable.

        "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificate Group, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the group I mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and (ii) in the case of the Class A-2 Certificate Group, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the group II mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

        "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date over (B) the lesser of (x) 51.80% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CLASS A-1 CERTIFICATE GROUP" means the Class A-1A certificates and Class A-1B certificates, collectively.

        "CLASS A-1 INTEREST RATE CORRIDOR AGREEMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Corridor Agreements" in this prospectus supplement.

        "CLASS A-2 CERTIFICATE GROUP" means the Class A-2A, Class A-2B and Class A-2C certificates, collectively.

        "CLASS A-2 INTEREST RATE CORRIDOR AGREEMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Corridor Agreements" in this prospectus supplement.

        "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date) and (h) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date, over the lesser of (a) 88.40% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date), (h) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date) and (i) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date, over the lesser of (a) 90.60% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CLASS CERTIFICATE BALANCE" means, with respect to any class of LIBOR Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

        o all amounts previously distributed to holders of certificates of that class as payments of principal, and

        o the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

        "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) 66.10% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date) and (c) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) 70.80% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), and (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date, over the lesser of (a) 77.50% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution

Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), and (e) the Class Certificate Balance of the Class M-4 certificates immediately prior to that Distribution Date, over the lesser of (a) 80.50% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), and (f) the Class Certificate Balance of the Class M-5 certificates immediately prior to that Distribution Date, over the lesser of (a) 83.70% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), and (g) the Class Certificate Balance of the Class M-6 certificates immediately prior to that Distribution Date, over the lesser of (a) 86.10% of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

        "CODE" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

        "COMBINED LOAN-TO-VALUE RATIO" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

        "COMPENSATING INTEREST" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

        "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

        "CREDIT SCORES" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

        "DETERMINATION DATE" means, for each Distribution Date, the 18th of the month in which that Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

        "DISTRIBUTION DATE" has the meaning set forth in "Description of the Certificates--Distributions" in this prospectus supplement.

        "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

        "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

        "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

        "EXCESS OVERCOLLATERALIZED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        "EXCESS RESERVE FUND ACCOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

        "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. The Expense Fee Rate is not expected to exceed 0.51%. See "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

        "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

        "FITCH" means Fitch, Inc.

        "GROSS MARGIN" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

        "GROUP I SEQUENTIAL TRIGGER EVENT" has the meaning set forth in "Description of the Certificates--Distribution of Interest and Principal"" in this prospectus supplement.

        "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

        "INDEX" shall mean the Six-Month LIBOR Loan Index.

        "INITIAL CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

        "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

        "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

        "INTEREST RATE CORRIDOR AGREEMENT" means the Class A-1 Interest Rate Corridor Agreement, the Class A-2 Interest Rate Corridor Agreement or the Subordinate Interest Rate Corridor Agreement, as applicable.

        "INTEREST RATE CORRIDOR PAYMENT" means, for any Distribution Date and any Interest Rate Corridor Agreement, the amount paid by the Corridor Agreement Provider under the related Interest Rate Corridor Agreement.

        "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to the mortgage loans in that loan group.

        "LIBOR CERTIFICATES" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

        "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

        "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

        "LITTON" means Litton Loan Servicing LP, a Delaware limited partnership.

        "LOAN-TO-VALUE RATIO" or "LTV" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

        "LOAN GROUP I WAC CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "LOAN GROUP II WAC CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "MAXIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

        "MINIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

        "MOODY'S" means Moody's Investors Service, Inc.

        "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        "OFFERED CERTIFICATES" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

        "ONE-MONTH LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

        "ORIGINAL LOAN-TO-VALUE RATIO" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

        "ORIGINAL SALE DATE" means September 30, 2005.

        "OVERCOLLATERALIZATION DEFICIENCY" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        "OVERCOLLATERALIZATION FLOOR" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

        "OVERCOLLATERALIZATION REDUCTION AMOUNT" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        "OVERCOLLATERALIZED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        "P&I ADVANCES" means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

        "PASS-THROUGH RATE" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "PERIODIC CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

        "PLAN" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

        "PREPAYMENT ASSUMPTION" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in the prospectus supplement.

        "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

        "PREPAYMENT PREMIUM" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

        "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased with respect to that Distribution Date, (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date, and
(vi) the portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

        "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

        "RECORD DATE" means, with respect to any Distribution Date and the LIBOR Certificates, the last business day of the related Interest Accrual Period, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

        "REFERENCE BANKS" means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

        "REGULAR INTEREST" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

        "REIT" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

        "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "SENIOR ENHANCEMENT PERCENTAGE" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

        "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 48.20%.

        "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

        "SERVICING RIGHTS PLEDGEE" has the meaning set forth in "The Pooling and Servicing Agreement --Pledge and Assignment of Servicer's Rights" in this prospectus supplement.

        "SIX-MONTH LIBOR LOAN INDEX" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

        "SPECIFIED OVERCOLLATERALIZED AMOUNT" means, prior to the Stepdown Date, an amount equal to 4.70% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 9.40% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

        "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

        "STEPDOWN DATE" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in December 2008 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

        "STRUCTURING ASSUMPTIONS" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

        "SUBORDINATE INTEREST RATE CORRIDOR AGREEMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Corridor Agreements" in this prospectus supplement.

        "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 or Class B-2 certificates.

        "SUBSEQUENT RECOVERY" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by WMC or GSMC, as applicable, for a mortgage loan that is in breach of WMC's or GSMC's (as applicable) representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by WMC or GSMC, as applicable.

        "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

        "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "TOTAL MONTHLY EXCESS SPREAD" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee and the trustee fee, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the fourth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "TRIGGER EVENT," with respect to any Distribution Date, means the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days delinquent or more, including mortgage loans in foreclosure, all REO properties and mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 33.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or
(ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution
Date:

  DISTRIBUTION DATE OCCURRING IN                                  LOSS PERCENTAGE
-----------------------------------     -------------------------------------------------------------------
December 2007 through November 2008     1.400% for the first month, plus an additional 1/12th of 1.700% for each month thereafter

December 2008 through November 2009     3.100% for the first month, plus an additional 1/12th of 1.750% for each month thereafter

December 2009 through November 2010     4.850% for the first month, plus an additional 1/12th of 1.400% for each month thereafter

December 2010 through November 2011     6.250% for the first month, plus an additional 1/12th of 0.750% for each month thereafter

December 2011 and thereafter            7.000%

        "TRUST REMIC" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

        "UNDERWRITING GUIDELINES" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

        "UNPAID INTEREST AMOUNT" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

        "WAC CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

        "WMC" means WMC Mortgage Corp., a California corporation.

        "WMC AGREEMENTS" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Code (a "NON-U.S. HOLDER") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

        1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

        2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the LIBOR Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

        3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

        4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

        (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

        (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

        (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

        (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

        (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
Regulations; or

        (b) if the intermediary is not a qualified intermediary (a "NONQUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

        (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

        (ii) certifying that the nonqualified intermediary is not acting for its own account,

        (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

        (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

        5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

        All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

        In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

        (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

        (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

        (iii)   can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

        This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

                     CLASS A-1 INTEREST RATE CORRIDOR STRIKE
                 RATE AND NOTIONAL AMOUNT AMORTIZATION SCHEDULE

                DISTRIBUTION       NOTIONAL
                PERIOD (MONTH)    BALANCE ($)     STRIKE RATE (%)
                -------------    -------------    ---------------
                1                  330,900,000             6.2963
                2                  327,228,918             6.5083
                3                  322,784,399             6.5140
                4                  317,573,881             7.2478
                5                  311,607,742             6.5295
                6                  304,900,515             6.7660
                7                  297,470,922             6.5507
                8                  289,341,861             6.7913
                9                  280,540,358             6.5790
                10                 271,097,491             6.5965
                11                 261,053,762             6.8455
                12                 251,277,906             6.6370
                13                 241,762,778             6.8894
                14                 232,501,424             6.6816
                15                 223,487,075             6.7055
                16                 214,713,145             7.4799
                17                 206,173,220             6.7574
                18                 197,861,061             7.0202
                19                 189,770,592             6.8149
                20                 181,895,903             7.0829
                21                 174,231,237             6.8792
                22                 166,770,995             6.9182
                23                 159,509,724             9.5999
                24                 152,494,251             9.3312
                25                 145,664,615             9.7054
                26                 139,015,891             9.4402
                27                 132,543,284             9.5005

* Subject to adjustment in accordance with the Modified Following Business Day Convention

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                                    ANNEX III

                     CLASS A-2 INTEREST RATE CORRIDOR STRIKE
                 RATE AND NOTIONAL AMOUNT AMORTIZATION SCHEDULE

                DISTRIBUTION       NOTIONAL
                PERIOD (MONTH)    BALANCE ($)     STRIKE RATE (%)
                -------------    -------------    ---------------

                1                  516,615,000             6.3998
                2                  510,929,886             6.6132
                3                  504,034,980             6.6190
                4                  495,941,609             7.3585
                5                  486,665,800             6.6352
                6                  476,229,917             6.8733
                7                  464,662,972             6.6565
                8                  452,000,523             6.8988
                9                  438,284,703             6.6849
                10                 423,564,267             6.7029
                11                 407,917,799             6.9537
                12                 392,687,767             6.7437
                13                 377,863,082             6.9979
                14                 363,432,950             6.7886
                15                 349,386,866             6.8127
                16                 335,714,601             7.5929
                17                 322,406,231             6.8652
                18                 309,452,038             7.1298
                19                 296,842,591             6.9229
                20                 284,568,713             7.1929
                21                 272,621,477             6.9881
                22                 260,992,208             7.0351
                23                 249,672,986             9.7202
                24                 238,721,829             9.4496
                25                 228,060,451             9.8260
                26                 217,681,179             9.5590
                27                 207,576,543             9.6196

                                      III-1

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                                    ANNEX IV

                    SUBORDINATE INTEREST RATE CORRIDOR STRIKE
                 RATE AND NOTIONAL AMOUNT AMORTIZATION SCHEDULE

                DISTRIBUTION       NOTIONAL
                PERIOD (MONTH)    BALANCE ($)     STRIKE RATE (%)
                -------------    -------------    ---------------

                1                  216,625,000             5.3856
                2                  216,625,000             5.5856
                3                  216,625,000             5.5858
                4                  216,625,000             6.2722
                5                  216,625,000             5.5872
                6                  216,625,000             5.8010
                7                  216,625,000             5.5884
                8                  216,625,000             5.8025
                9                  216,625,000             5.5901
                10                 216,625,000             5.5915
                11                 216,625,000             5.8062
                12                 216,625,000             5.5940
                13                 216,625,000             5.8087
                14                 216,625,000             5.5964
                15                 216,625,000             5.5976
                16                 216,625,000             6.2860
                17                 216,625,000             5.6004
                18                 216,625,000             5.8154
                19                 216,625,000             5.6029
                20                 216,625,000             5.8180
                21                 216,625,000             5.6058
                22                 216,625,000             5.6150
                23                 216,625,000             7.9619
                24                 216,625,000             7.6785
                25                 216,625,000             7.9610
                26                 216,625,000             7.6776
                27                 216,625,000             7.6773
                28                 216,625,000             8.2653
                29                 216,625,000             8.3723
                30                 216,625,000             8.6774
                31                 216,625,000             8.3704
                32                 216,625,000             8.6754
                33                 216,625,000             8.3685
                34                 216,625,000             8.3745
                35                 216,625,000             9.4995
                36                 216,625,000             9.1704
                37                 216,625,000             9.5014
                38                 214,155,495             9.1671
                39                 203,299,862             9.1656

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                SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET
                                 $1,030,090,000
                                APPROXIMATE(1)(4)
                                 GSAMP 2005-WMC2
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

OVERVIEW OF THE OFFERED CERTIFICATES

                    APPROXIMATE     EXPECTED        INITIAL      ESTIMATED     PRINCIPAL
                     PRINCIPAL       CREDIT      PASS-THROUGH    AVG.LIFE       PAYMENT         S&P/MOODY'S
CERTIFICATES       BALANCE(1)(4)    SUPPORT         RATE(5)      (YRS)(2)     WINDOW(2)(3)        RATINGS
---------------   ---------------   --------     ------------    ---------    -------------     ------------
A-1A              $   266,290,000      24.10%    LIBOR + 0.25%     2.50       12/05 - 05/13       AAA / Aaa
A-1B              $    66,572,000      24.10%    LIBOR + 0.31%     2.50        12/05-05/13        AAA / Aaa
A-2A              $   261,433,000      24.10%    LIBOR + 0.11%     1.00        12/05-09/07        AAA / Aaa
A-2B              $   190,321,000      24.10%    LIBOR + 0.26%     3.00        09/07-05/11        AAA / Aaa
A-2C              $    66,596,000      24.10%    LIBOR + 0.35%     6.99        05/11-05/13        AAA / Aaa
M-1               $    80,187,000      16.95%    LIBOR + 0.43%     5.13        04/09-05/13        AA+ / Aa2
M-2               $    26,355,000      14.60%    LIBOR + 0.46%     5.08        03/09-05/13        AA / Aa3
M-3               $    37,570,000      11.25%    LIBOR + 0.63%     5.07        02/09-05/13        AA- / A2
M-4               $    16,822,000       9.75%    LIBOR + 0.68%     5.05        01/09-05/13         A+ / A3
M-5               $    17,944,000       8.15%    LIBOR + 1.15%     5.04        01/09-05/13        A / Baa1
                  ---------------
  TOTAL           $ 1,030,090,000
                  ===============

NON-OFFERED CERTIFICATES

M-6               $    13,458,000       6.95%    LIBOR + 1.25%      N/A            N/A               N/A
B-1               $    12,897,000       5.80%    LIBOR + 1.81%      N/A            N/A               N/A
B-2               $    12,337,000       4.70%    LIBOR + 2.50%      N/A            N/A               N/A

(1) The principal balances of the Offered Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-off Date.
(2) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on all Certificates.
(3) The last scheduled distribution date for the Certificates is the Distribution Date in November 2035.
(4) The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 5%.
(5) See the "Structure of the LIBOR Certificates" section of this Term Sheet for more information on the pass-through rates of the Offered Certificates.

SELECTED MORTGAGE POOL DATA(6)

                                                        GROUP I                           GROUP II
                                           --------------------------------   --------------------------------
                                             ADJUSTABLE           FIXED         ADJUSTABLE          FIXED
                                                RATE              RATE             RATE             RATE            AGGREGATE
                                           --------------    --------------   --------------    --------------   ---------------
Average Scheduled Principal Balance:       $  353,908,898    $   86,146,734   $  556,532,125    $  130,434,859   $ 1,127,022,616
Weighted Average Gross Coupon:                      6.758%            8.356%           6.763%            8.807%            7.120%
Weighted Average Net Coupon(7):                     6.248%            7.846%           6.253%            8.297%            6.610%
Weighted Average Current FICO Score:                  639               648              637               654               641
Weighted Average Original LTV Ratio(8):             79.80%            50.68%           81.07%            41.61%            73.78%
Weighted Average Combined Original LTV
 Ratio(8):                                          79.80%            87.10%           81.07%            91.49%            82.34%
Weighted Average Std. Remaining Term
 (months):                                            359               270              359               241               338
Weighted Average Seasoning (months):                    1                 1                1                 1                 1
Weighted Average Months to Roll(9):                    25               N/A               25               N/A                25
Weighted Average Gross Margin(9):                    6.25%              N/A             6.40%              N/A              6.34%
Weighted Average Initial Rate Cap(9):                3.00%              N/A             3.00%              N/A              3.00%
Weighted Average Periodic Rate Cap(9):               1.00%              N/A             1.00%              N/A              1.00%
Weighted Average Gross Max. Lifetime
 Rate(9):                                           13.26%              N/A            13.26%              N/A             13.26%

(6) All percentages calculated herein are percentages of scheduled principal balance, unless otherwise noted, as of the Statistical Calculation Date.
(7) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less Servicing Fee Rate and Trustee Fee Rate.
(8) Calculated using Original LTV with respect to first lien loans and Combined Original LTV with respect to second lien loans.
(9) Represents the weighted average of the adjustable rate mortgage loans in the related loan group or loan groups.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FEATURES OF THE TRANSACTION

o The mortgage loans in the transaction consist of sub-prime fixed and adjustable rate, first and second lien residential mortgage loans (the "Mortgage Loans") originated or acquired by WMC Mortgage Corp. ("WMC").

o Credit support for the Certificates will be provided through a senior/subordinate structure, initial and target overcollateralization of 4.70%, and excess spread.

o       The Mortgage Loans will be serviced by Litton Loan Servicing LP
        ("Litton").

o None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as "high cost" loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as "GSA05WM2" and on Bloomberg as "GSAMP 05-WMC2."

o This transaction will contain three one-month LIBOR interest rate corridor agreements (the "Class A-1 Interest Rate Corridor", the "Class A-2 Interest Rate Corridor" and the "Subordinate Interest Rate Corridor"). The Class A-1 Interest Rate Corridor is available only to pay Basis Risk Carry Forward Amounts pro rata by principal balance to the Class A-1 Certificates. The Class A-2 Interest Rate Corridor is available only to pay Basis Risk Carry Forward Amounts pro rata by principal balance to the Class A-2 Certificates. The Subordinate Interest Rate Corridor is available only to pay Basis Risk Carry Forward Amounts pro rata by principal balance to the Class M and Class B Certificates. (See Appendix A for interest rate corridor details.)

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

TIME TABLE

EXPECTED CLOSING DATE:            November 23, 2005.

CUT-OFF DATE:                     November 1, 2005.

STATISTICAL CALCULATION DATE:     October 1, 2005.

EXPECTED PRICING DATE:            On or before October 21, 2005.

FIRST DISTRIBUTION DATE:          December 27, 2005.


KEY TERMS

OFFERED CERTIFICATES:             Class A, Class M-1, Class M-2, Class M-3,
                                  Class M-4 and Class M-5 Certificates.

NON-OFFERED CERTIFICATES:         Class M-6, Class B-1 and Class B-2
                                  Certificates.

LIBOR CERTIFICATES:               Offered and Non-Offered Certificates.

CLASS A-1 CERTIFICATES            Class A-1A and Class A-1B Certificates.

CLASS A-2 CERTIFICATES            Class A-2A, Class A-2B and Class A-2C
                                  Certificates.

CLASS A CERTIFICATES              Class A-1 and Class A-2 Certificates.

CLASS M CERTIFICATES:             Class M-1, Class M-2, Class M-3, Class M-4,
                                  Class M-5 and Class M-6 Certificates.

CLASS B CERTIFICATES:             Class B-1 and Class B-2 Certificates.

DEPOSITOR:                        GS Mortgage Securities Corp.

LEAD MANAGER:                     Goldman, Sachs & Co.

SERVICER:                         Litton Loan Servicing LP.

TRUSTEE:                          Deutsche Bank National Trust Company.

SERVICING FEE RATE:               50 bps.

TRUSTEE FEE RATE:                 No more than 1 bp.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

EXPENSE FEE RATE:                 The Servicing Fee Rate and the Trustee Fee
                                  Rate.

DISTRIBUTION DATE:                25th day of the month or the following
                                  business day.

RECORD DATE:                      For any Distribution Date, the last business
                                  day of the Interest Accrual Period.

DELAY DAYS:                       0 day delay on all Certificates.

PREPAYMENT PERIOD:                The calendar month prior to the Distribution
                                  Date.

DUE PERIOD:                       The period commencing on the second day of the
                                  calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

DAY COUNT:                        Actual/360 basis.

INTEREST ACCRUAL PERIOD:          The prior Distribution Date to the day prior
                                  to the current Distribution Date except
                                  for the initial accrual period for which interest will accrue from the Closing Date.

PRICING PREPAYMENT ASSUMPTION:    Adjustable rate mortgage loans:
                                  CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 28% CPR in month 12 (an approximate 2.091% increase per month), and remaining at 28% CPR thereafter. Fixed rate mortgage loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 24% CPR in month 12 (an approximate 1.727% increase per month), and remaining at 24% CPR thereafter.

MORTGAGE LOANS:                   The trust will consist of sub-prime, fixed and
                                  adjustable rate, first and second lien
                                  residential mortgage loans.

GROUP I MORTGAGE LOANS:           Approximately $440,055,631 of Mortgage Loans
                                  with original principal balances as of the Statistical Calculation Date that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by Fannie Mae or Freddie Mac.

GROUP II MORTGAGE LOANS:          Approximately $686,966,984 of Mortgage Loans
                                  with original principal balances as of the Statistical Calculation Date that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set Fannie Mae or Freddie Mac.

EXCESS SPREAD:                    The initial weighted average net coupon of the
                                  mortgage pool will be greater than the
                                  interest payments on the Offered Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-off Date:

                                  Initial Gross WAC(1):                 7.1167%
                                    Less Expense Fee Rate(2):           0.5100%
                                                                        ------
                                  Net WAC(1):                           6.6067%
                                    Less Initial LIBOR Certificate
                                     Coupon (Approx.)(3):               4.2683%
                                                                        ------
                                  Initial Excess Spread(1):             2.3384%

                                    (1) This amount will vary on each
                                        Distribution Date based on changes to
                                        the weighted average of the interest
                                        rates on the Mortgage Loans as well as
                                        any changes in day count.

                                    (2) Includes the Servicing Fee Rate and
                                        Trustee Fee Rate.

                                    (3) Assumes 1-month LIBOR equal to 4.18188%,
                                        initial marketing spreads and a 30-day
                                        month. This amount will vary on each
                                        Distribution Date based on changes to
                                        the weighted average of the pass-through rates on the LIBOR Certificates as well as any changes in day count.

SERVICER ADVANCING:               Yes as to principal and interest, subject to
                                  recoverability.

COMPENSATING INTEREST:            The Servicer will pay compensating interest
                                  up to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage
                                  Loans for the related Distribution Date
                                  resulting from principal prepayments on
                                  the Mortgage Loans during the related
                                  Prepayment Period and (B) one-half of the aggregate Servicing Fee received by the Servicer for that Distribution Date.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INTEREST RATE CORRIDOR            Goldman Sachs Capital Markets, L.P. The
PROVIDER                          short-term unsecured debt obligations of the
                                  guarantor of the Corridor Provider, The
                                  Goldman Sachs Group, Inc., are rated "P-1" by
                                  Moody's Investors Service, Inc., "A-1" by
                                  Standard & Poor's Ratings Services and "F1+" by Fitch Ratings. The long-term unsecured debt obligations of the guarantor are rated "Aa3" by Moody's, "A+" by S&P and "AA-" by Fitch.

OPTIONAL CLEAN-UP CALL:           The transaction has a 10% optional clean-up
                                  call.

RATING AGENCIES:                  Standard & Poor's Ratings Services, a division
                                  of The McGraw-Hill Companies, Inc. and Moody's
                                  Investors Service, Inc. will rate all of the Offered Certificates.

MINIMUM DENOMINATION:             $25,000 with regard to each of the Offered
                                  Certificates.

LEGAL INVESTMENT:                 The Certificates will not be SMMEA eligible.

ERISA ELIGIBLE:                   Underwriter's exemption is expected to apply
                                  to all Offered Certificates. However,
                                  prospective purchasers should consult their own counsel.

TAX TREATMENT:                    All Offered Certificates represent REMIC
                                  regular interests and, to a limited extent, interests in certain notional principal contract payments including basis risk interest carryover payments pursuant to the payment priorities in the transaction; which interest in certain basis risk interest carryover payments will be treated for tax purposes as an interest rate cap contract.

PROSPECTUS:                       The Offered Certificates will be offered
                                  pursuant to a prospectus supplemented by a prospectus supplement (together, the
                                  "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered
                                  Certificates may not be consummated unless the purchaser has received the Prospectus.

                                  PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                  FOR A DESCRIPTION OF INFORMATION THAT SHOULD
                                  BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STRUCTURE OF THE LIBOR CERTIFICATES

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Principal will be paid as described under the definition of "Principal Distributions on the LIBOR Certificates". Prior to the Step-down Date all principal collected or advanced on the Mortgage Loans will be paid to the LIBOR Certificates as described herein. On or after the Step-down Date, so long as no Trigger Event is in effect, the LIBOR Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap or applicable loan group cap. The interest paid to each class will be reduced by prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act, (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate attributable to the WAC Cap or applicable loan group cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap or applicable loan group cap) as described below and will be payable after payment of all required principal payments on such future Distribution Dates.

DEFINITIONS

CREDIT ENHANCEMENT. The LIBOR Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 4.70% overcollateralization (funded upfront) (after the Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 9.40% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans as of the Cut-off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

CREDIT ENHANCEMENT PERCENTAGE. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the aggregate of the class certificate balances of the Class A Certificates have been reduced to zero and
(B) the later to occur of:

(x)  the Distribution Date occurring in December 2008; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 48.20%.

 CLASS    INITIAL CREDIT ENHANCEMENT PERCENTAGE(1)   STEP-DOWN DATE PERCENTAGE
-------   ----------------------------------------   --------------------------
   A                       24.10%                             48.20%
  M-1                      16.95%                             33.90%
  M-2                      14.60%                             29.20%
  M-3                      11.25%                             22.50%
  M-4                       9.75%                             19.50%
  M-5                       8.15%                             16.30%
  M-6                       6.95%                             13.90%
  B-1                       5.80%                             11.60%
  B-2                       4.70%                              9.40%

(1) Includes overcollateralization percentage.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 33.00% of the prior period's senior Credit Enhancement Percentage to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) or (ii) during such period, aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

     DISTRIBUTION DATES                        CUMULATIVE REALIZED LOSS PERCENTAGE
-----------------------------     -------------------------------------------------------------
December 2007 - November 2008     1.40% for the first month, plus an additional 1/12th of 1.70%
                                                    for each month thereafter

December 2008 - November 2009     3.10% for the first month, plus an additional 1/12th of 1.75%
                                                    for each month thereafter

December 2009 - November 2010     4.85% for the first month, plus an additional 1/12th of 1.40%
                                                    for each month thereafter

December 2010 - November 2011     6.25% for the first month, plus an additional 1/12th of 0.75%
                                                    for each month thereafter

December 2011 and thereafter                                  7.00%

GROUP I SEQUENTIAL TRIGGER. A Group I Sequential Trigger Event is in effect on any Distribution Date before the 25th Distribution Date, if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 1.40%, or, on or after the 25th Distribution Date, if a Trigger Event is in effect.

STEP-UP COUPONS. For all LIBOR Certificates the coupon will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M and Class B Certificates will increase to 1.5 times the margin at issuance.

CLASS A-1A PASS-THROUGH RATE. The Class A-1A Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.250% (0.500% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I WAC Cap and (iii) the WAC Cap.

CLASS A-1B PASS-THROUGH RATE. The Class A-1B Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.310% (0.620% after the first Distribution Date on which the Optional Clean-up Call is exercisable, (ii) the Loan Group I WAC Cap and (iii) the WAC Cap.

CLASS A-2A PASS-THROUGH RATE. The Class A-2A Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.110% (0.220% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II WAC Cap and (iii) the WAC Cap.

CLASS A-2B PASS-THROUGH RATE. The Class A-2B Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.260% (0.520% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II WAC Cap and (iii) the WAC Cap.

CLASS A-2C PASS-THROUGH RATE. The Class A-2C Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.350% (0.700% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II WAC Cap and (iii) the WAC Cap.

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.430% (0.645% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-2 PASS-THROUGH RATE. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.460% (0.690% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS M-3 PASS-THROUGH RATE. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.630% (0.945% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-4 PASS-THROUGH RATE. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.680% (1.020% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-5 PASS-THROUGH RATE. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.150% (1.725% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-6 PASS-THROUGH RATE. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.250% (1.875% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.810% (2.715% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 2.500% (3.750% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC CAP. As to any Distribution Date, a per annum rate equal to the product of
(i) 30 divided by the actual number of days in the Interest Accrual Period and
(ii) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate.

LOAN GROUP I WAC CAP. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group I Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate.

LOAN GROUP II WAC CAP. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group II Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate.

BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, and any class of LIBOR Certificates, the supplemental interest amount for each class will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of Certificates at such Certificates' applicable pass-through rate (without regard to the related WAC Cap or applicable loan group cap) over interest due on such class of Certificates at a rate equal to their capped pass-through rate, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such Certificates' applicable pass-through rate (without regard to the related WAC Cap or applicable loan group cap).

ACCRUED CERTIFICATE INTEREST. For any Distribution Date and each class of LIBOR Certificates, equals the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or the Closing Date in the case of the first Distribution Date) at the related pass-through rate, as reduced by any prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

INTEREST REMITTANCE AMOUNT ON THE LIBOR CERTIFICATES. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the servicing fees and the trustee fees.

PRINCIPAL DISTRIBUTION AMOUNT ON THE LIBOR CERTIFICATES. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

GROUP I PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Class A Principal Distribution Amount attributable to the Group I Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-1 Certificates.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GROUP II PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Class A Principal Distribution Amount attributable to the Group II Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-2 Certificates.

GROUP I PRINCIPAL DISTRIBUTION ALLOCATION. Any principal distributions allocated to the Class A-1 Certificates are required to be distributed pro rata among the Class A-1A and Class A-1B Certificates, with the exception that if a Group I Sequential Trigger Event is in effect, principal distributions to the Class A-1 Certificates will be allocated first to the Class A-1A Certificates, until their class certificate balance has been reduced to zero, and then to the Class A-1B Certificates, until their class certificate balance has been reduced to zero.

CLASS A PRINCIPAL ALLOCATION PERCENTAGE. For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1A and Class A-1B Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and (ii) in the case of the Class A-2A, Class A-2B and Class A-2C Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

PRINCIPAL REMITTANCE AMOUNT.  On any Distribution Date, the sum of

        (i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

        (ii) the principal portion of all partial and full prepayments received during the related prepayment period,

        (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

        (iv) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,

        (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

        (vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans during the related Due Period (less servicing fees and trustee fees) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the LIBOR Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

EXCESS SUBORDINATED AMOUNT. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the aggregate class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 51.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the sum of: (A) the aggregate class certificate balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 66.10%
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the sum of: (A) the aggregate Certificate Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 70.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the sum of: (A) the aggregate class certificate balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the class certificate balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 77.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the sum of: (A) the aggregate class certificate balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 80.50% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the sum of: (A) the aggregate class certificate balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Principal Distribution Amount on such Distribution Date) and (F) the class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 83.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the sum of: (A) the aggregate class certificate balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 86.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the sum of: (A) the aggregate class certificate balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (H) the class certificate balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 88.40% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of:
(x) the sum of: (A) the aggregate class certificate balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (I) the class certificate balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 90.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INTEREST DISTRIBUTIONS ON THE LIBOR CERTIFICATES. On each Distribution Date, distributions from available funds will be allocated as follows:

(i)     concurrently,

                (a) from the Interest Remittance Amount related to the Group I Mortgage Loans, to the Class A-1A and Class A-1B Certificates, their Accrued Certificate Interest, and any unpaid Accrued Certificate Interest from prior Distribution Dates, allocated based on their entitlement to those amounts; and

                (b) from the Interest Remittance Amount related to the Group II Mortgage Loans, to the Class A-2A, Class A-2B and Class A-2C Certificates, their Accrued Certificate Interest, and any unpaid Accrued Certificate Interest from prior Distribution Dates, allocated based on their entitlement to those amounts, provided, that if the Interest Remittance Amount for either group of Mortgage Loans is insufficient to make the related payments set forth in clause (a) or (b) above, any Interest Remittance Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause
                (a) or (b) above will be available to cover that shortfall;

(ii) from any remaining Interest Remittance Amounts to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest, and

(iii) from any remaining Interest Remittance Amounts to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

PRINCIPAL DISTRIBUTIONS ON THE LIBOR CERTIFICATES.

On each Distribution Date (A) prior to the Step-down Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)     concurrently,

        (a) to the Class A-1 Certificates, the Group I Principal Distribution Amount, allocated between the Class A-1A and Class A-1B Certificates in accordance with the Group I Principal Distribution Allocation described above until the class certificate balances thereof have been reduced to zero; and

        (b) to the Class A-2 Certificates, the Group II Principal Distribution Amount, allocated sequentially, to the Class A-2A, Class A-2B and Class A-2C Certificates, in each case until the class certificate balance thereof has been reduced to zero, provided, that if after making distributions pursuant to paragraphs
        (i)(a) and (i)(b) above on any Distribution Date (without giving effect to this proviso) the class certificate balance of any class of Class A certificates is reduced to zero (considering the Class A-1A and Class A-1B certificates as one class and the Class A-2A, Class A-2B and Class A-2C certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to subsection (i) to the Class A certificates on that Distribution Date, and the amount of principal distributable to the Class A Certificates on all subsequent Distribution Dates pursuant to subsection (i), will be required to be distributed to the other Class A Certificates remaining outstanding (in accordance with the paragraphs (i)(a) or (i)(b) above, as applicable), until their respective class certificate balances have been reduced to zero;

(ii) to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero, and

(iii) to the Class B Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

On each Distribution Date (A) on or after the Step-down Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)     concurrently,

                (a) to the Class A-1 Certificates, the Group I Principal Distribution Amount, allocated between the Class A-1A and Class A-1B Certificates in accordance with the Group I Principal Distribution Allocation described above until the class certificate balances thereof have been reduced to zero; and

                (b) to the Class A-2 Certificates, the Group II Principal Distribution Amount, allocated sequentially, to the Class A-2A, Class A-2B and Class A-2C Certificates, in each case, until the class certificate balance thereof has been reduced to zero, provided, that if after making distributions pursuant to paragraphs (a) and (b) above on any Distribution Date (without giving effect to this proviso) the class certificate balance of any class of Class A Certificates is reduced to zero (considering the Class A-1A and Class A-1B Certificates as one class and the Class A-2A, Class A-2B and Class A-2C Certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (i) to the Class A Certificates on that Distribution Date, and the amount of principal distributable to the Class A Certificates on all subsequent Distribution Dates pursuant to this subsection (i), will be required to be distributed to the other Class A Certificates remaining outstanding (in accordance with the paragraphs (a) or (b) above, as applicable), until their class certificate balances have been reduced to zero;

(ii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iii) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iv) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(viii) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero, and

(ix) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A-1 Certificates, on the one hand, and the Class A-2 Certificates, on the other hand, based on their respective class certificate balances, with the principal allocated to the Class A-1 Certificates being allocated between the Class A-1A and Class A-1B Certificates in accordance with the Class A-1 Principal Distribution Allocation described above and the principal allocated to the Class A-2 Certificates, being allocated pro rata between the Class A-2A, Class A-2B and Class A-2C Certificates.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest shortfall amount,

(ii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest shortfall amount,

(iii) to the Class A Certificates, Basis Risk Carry Forward Amount to the Class A Certificates (in each case to the extent not covered by payments from the related Interest Rate Corridor) pro rata by their respective class certificate balance, and

(iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates any Basis Risk Carry Forward Amount (in each case to the extent not covered by payments from the related Interest Rate Corridor) for such classes.

INTEREST RATE CORRIDOR PAYMENTS. For any Distribution Date, payments from the Class A-1, Class A-2 and Subordinate Interest Rate Corridors shall be paid concurrently as follows:

                (a) from any available Class A-1 Interest Rate Corridor payments, pro rata by class certificate balance, to the Class A-1 Certificates, up to their respective remaining Basis Risk Carry Forward Amounts,

                (b) from any available Class A-2 Interest Rate Corridor payments, pro rata by class certificate balance, in each case, to the Class A-2 Certificates, up to their respective remaining Basis Risk Carry Forward Amounts, and

                (c) from any available Subordinate Interest Rate Corridor payments, pro rata by class certificate balance, in each case, to the Class M and Class B Certificates, up to their respective remaining Basis Risk Carry Forward Amounts.

ALLOCATION OF REALIZED LOSSES. All realized losses on the Mortgage Loans will be allocated on each Distribution Date, first to the excess cash flow, second in reduction of the overcollateralization amount, third to the Class B-2 Certificates, fourth to the Class B-1 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth to the Class M-1 Certificates. An allocation of any realized losses to a class of certificates on any Distribution Date will be made by reducing its class certificate balance, after taking into account all distributions made on such Distribution Date. Realized losses will not be allocated to Class A Certificates until the last scheduled Distribution Date.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

REMAINING PREPAYMENT PENALTY TERM BY PRODUCT TYPE(1)

PRODUCT               NO PENALTY      1-12 MONTHS    13-24 MONTHS    25-36 MONTHS    37-48 MONTHS   49-60 MONTHS       TOTAL
-----------------   ---------------  --------------  -------------  --------------  --------------  ------------  ---------------
2 YR ARM            $   135,832,308  $    6,943,673  $ 143,707,726  $    1,506,693  $           0   $          0  $   287,990,401
2 YR ARM BLN             81,345,088      12,847,145    251,785,753       3,186,654              0              0      349,164,640
2 YR ARM IO              37,455,924       7,127,220    141,853,846         280,000              0              0      186,716,991
3 YR ARM                  8,496,470         877,189        562,517       7,966,098              0              0       17,902,274
3 YR ARM BLN              5,874,308         441,203      2,337,191       4,395,902              0              0       13,048,604
3 YR ARM IO               5,311,224         384,000      3,198,650       6,031,045              0              0       14,924,919
5 YR ARM                  3,566,589         575,573        767,412       5,869,887              0              0       10,779,461
5 YR ARM BLN              3,115,474               0      2,505,507       7,378,678              0              0       12,999,659
5 YR ARM IO               4,734,665       1,114,500      2,430,950       8,201,530              0              0       16,481,645
6 MO ARM                          0               0        432,430               0              0              0          432,430
FIXED                    27,540,038       5,573,984      8,310,021      36,749,510              0         67,939       78,241,492
FIXED 15/30 BLN          51,003,952       3,865,746     61,183,972       2,246,554              0              0      118,300,225
FIXED 30/40 BLN           7,444,619         395,762      3,380,494       8,819,002              0              0       20,039,876
                    ---------------  --------------  -------------  --------------  --------------  ------------  ---------------
TOTAL               $   371,720,660  $   40,145,994  $ 622,456,471  $   92,631,553  $           0   $     67,939  $ 1,127,022,616
                    ===============  ==============  =============  ==============  ==============  ============  ===============

PRODUCT           NO PENALTY  1-12 MONTHS  13-24 MONTHS  25-36 MONTHS  37-48 MONTHS  49-60 MONTHS
----------------  ----------  -----------  ------------  ------------  ------------  ------------
2 YR ARM               12.05%        0.62%        12.75%         0.13%         0.00%         0.00%
2 YR ARM BLN            7.22         1.14         22.34          0.28          0.00          0.00
2 YR ARM IO             3.32         0.63         12.59          0.02          0.00          0.00
3 YR ARM                0.75         0.08          0.05          0.71          0.00          0.00
3 YR ARM BLN            0.52         0.04          0.21          0.39          0.00          0.00
3 YR ARM IO             0.47         0.03          0.28          0.54          0.00          0.00
5 YR ARM                0.32         0.05          0.07          0.52          0.00          0.00
5 YR ARM BLN            0.28         0.00          0.22          0.65          0.00          0.00
5 YR ARM IO             0.42         0.10          0.22          0.73          0.00          0.00
6 MO ARM                0.00         0.00          0.04          0.00          0.00          0.00
FIXED                   2.44         0.49          0.74          3.26          0.00          0.01
FIXED 15/30 BLN         4.53         0.34          5.43          0.20          0.00          0.00
FIXED 30/40 BLN         0.66         0.04          0.30          0.78          0.00          0.00
----------------  ----------  -----------  ------------  ------------  ------------  ------------
TOTAL                  32.98%        3.56%        55.23%         8.22%         0.00%         0.01%
================  ==========  ===========  ============  ============  ============  ============

(1) All percentages calculated herein are percentages of scheduled principal balance of all of the Mortgage Loans as of the Statistical Calculation Date unless otherwise noted.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BREAKEVEN CDR TABLE FOR THE OFFERED SUBORDINATE CERTIFICATES

The assumptions for the breakeven CDR table below are as follows:
o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
o       1-month and 6-month Forward LIBOR curves as of October 13, 2005 are used
o       40% loss severity
o       There is a 6 month lag in recoveries
o Priced to call with collateral losses calculated through the life of the applicable bond
o       Certificates are priced at par
o       Assumes bonds pay on 25th of month
o       This table is based on initial marketing structure and spreads.

                                          FIRST DOLLAR OF LOSS             LIBOR FLAT                   0% RETURN
                                         ---------------------       ---------------------       ---------------------
CLASS M-1        CDR (%)                                 29.31                       29.56                       32.15
                 Yield (%)                              5.2013                      4.7328                      0.0065
                 WAL                                      3.84                        3.84                        3.60
                 Modified Duration                       3.451                       3.457                       3.380
                 Principal Window                Sep09 - Sep09               Sep09 - Sep09               Jul09 - Jul09
                 Principal Writedown           22,598.67 (0.03)%        1,584,451.14 (1.98)%      14,990,307.94 (18.78)%
                 Total Collat Loss       224,011,915.90 (20.06)%     225,400,268.83 (20.19)%     236,246,158.03 (21.16)%

CLASS M-2        CDR (%)                                 24.77                       24.86                       25.59
                 Yield (%)                              5.2493                      4.7287                      0.0482
                 WAL                                      4.17                        4.17                        4.13
                 Modified Duration                       3.717                       3.720                       3.782
                 Principal Window                Jan10 - Jan10               Jan10 - Jan10               Jan10 - Jan10
                 Principal Writedown            1,616.84 (0.01)%          627,790.71 (2.39)%       5,662,628.67 (21.58)%
                 Total Collat Loss       202,959,180.57 (18.18)%     203,510,731.70 (18.23)%     207,942,012.75 (18.62)%

CLASS M-3        CDR (%)                                 19.26                       19.41                       20.46
                 Yield (%)                              5.3877                      4.7638                      0.0249
                 WAL                                      4.67                        4.67                        4.47
                 Modified Duration                       4.090                       4.098                       4.092
                 Principal Window                Jul10 - Jul10               Jul10 - Jul10               Jun10 - Jun10
                 Principal Writedown           43,815.48 (0.12)%        1,251,064.22 (3.34)%       9,026,610.01 (24.13)%
                 Total Collat Loss       173,312,049.06 (15.52)%     174,362,364.50 (15.62)%     180,649,739.14 (16.18)%

CLASS M-4        CDR (%)                                 17.08                       17.15                       17.63
                 Yield (%)                              5.4151                      4.7668                      0.0645
                 WAL                                      4.92                        4.92                        4.75
                 Modified Duration                       4.277                       4.280                       4.276
                 Principal Window                Oct10 - Oct10               Oct10 - Oct10               Sep10 - Sep10
                 Principal Writedown           50,225.90 (0.30)%          646,438.51 (3.86)%       4,322,689.32 (25.81)%
                 Total Collat Loss       160,151,384.61 (14.34)%     160,671,906.94 (14.39)%     163,392,917.09 (14.63)%

CLASS M-5        CDR (%)                                 14.94                       15.11                       15.55
                 Yield (%)                              5.9238                      4.6875                      0.0322
                 WAL                                      5.17                        5.08                        4.93
                 Modified Duration                       4.405                       4.355                       4.400
                 Principal Window                Jan11 - Jan11               Dec10 - Dec10               Dec10 - Dec10
                 Principal Writedown           35,340.64 (0.20)%        1,280,333.76 (7.17)%       5,234,889.66 (29.30)%
                 Total Collat Loss       145,957,182.39 (13.07)%     146,596,165.01 (13.13)%     150,037,063.43 (13.44)%

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SENSITIVITY TABLE FOR THE OFFERED CERTIFICATES - TO MATURITY

The assumptions for the sensitivity table below are as follows:
o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
o       1-month and 6-month LIBOR remain static
o       10% Clean Up Call is not exercised
o       This table is based on initial marketing structure and spreads.

                               50 PPA    75 PPA    100 PPA    125 PPA    150 PPA    175 PPA
                               ------    ------    -------    -------    -------    -------
CLASS A-1A  WAL                 5.21      3.59       2.68       2.02       1.37       1.18
            First Prin Pay        1        1           1         1           1         1
            Last Prin Pay        335      251         191       154         36         31

CLASS A-1B  WAL                 5.21      3.59       2.68       2.02       1.37       1.18
            First Prin Pay        1        1           1         1           1         1
            Last Prin Pay        335      251         191       154         36         31

CLASS A-2A  WAL                 1.77      1.26       1.00       0.84       0.73       0.65
            First Prin Pay        1        1           1         1           1         1
            Last Prin Pay        42        29         22         18         15         13

CLASS A-2B  WAL                 6.15      4.13       3.00       2.14       1.78       1.52
            First Prin Pay       42        29         22         18         15         13
            Last Prin Pay        134       90         66         35         29         24

CLASS A-2C  WAL                 16.33    11.38       8.48       6.36       2.72       2.28
            First Prin Pay       134       90         66         35         29         24
            Last Prin Pay        340      255         191       155         125        31

CLASS M-1   WAL                 10.79     7.38       5.66       5.12       6.33       5.23
            First Prin Pay       59        40         41         46         55         45
            Last Prin Pay        310      222         172       135         125       103

CLASS M-2   WAL                 10.76     7.35       5.59       4.82       4.75       3.95
            First Prin Pay       59        40         40         44         50         41
            Last Prin Pay        292      206         160       125         100        83

CLASS M-3   WAL                 10.73     7.33       5.55       4.71       4.44       3.69
            First Prin Pay       59        40         39         42         45         38
            Last Prin Pay        284      199         154       120         97         80

CLASS M-4   WAL                 10.69     7.29       5.51       4.62       4.25       3.53
            First Prin Pay       59        40         38         41         43         36
            Last Prin Pay        269      187         145       113         91         75

CLASS M-5   WAL                 10.65     7.27       5.48       4.57       4.15       3.45
            First Prin Pay       59        40         38         40         42         35
            Last Prin Pay        261      180         140       109         88         72

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SENSITIVITY TABLE FOR THE OFFERED CERTIFICATES - TO CALL

The assumptions for the sensitivity table below are as follows:
o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
o       1-month and 6-month LIBOR remain static
o       10% Clean Up Call is exercised on the first possible date
o       This table is based on initial marketing structure and spreads.

                               50 PPA    75 PPA    100 PPA    125 PPA    150 PPA    175 PPA
                               ------    ------    -------    -------    -------    -------
CLASS A-1A  WAL                 4.91      3.35       2.50      1.87        1.37      1.18
            First Prin Pay       1          1         1          1          1          1
            Last Prin Pay       178        121        90        70          36        31

CLASS A-1B  WAL                 4.91      3.35       2.50      1.87        1.37      1.18
            First Prin Pay       1          1         1          1          1          1
            Last Prin Pay       178        121        90        70          36        31

CLASS A-2A  WAL                 1.77      1.26       1.00      0.84        0.73      0.65
            First Prin Pay       1          1         1          1          1          1
            Last Prin Pay        42        29         22        18          15        13

CLASS A-2B  WAL                 6.15      4.13       3.00      2.14        1.78      1.52
            First Prin Pay       42        29         22        18          15        13
            Last Prin Pay       134        90         66        35          29        24

CLASS A-2C  WAL                13.95      9.43       6.99      5.18        2.71      2.28
            First Prin Pay      134        90         66        35          29        24
            Last Prin Pay       178        121        90        70          57        31

CLASS M-1   WAL                 9.95      6.70       5.13      4.71        4.75      3.92
            First Prin Pay       59        40         41        46          55        45
            Last Prin Pay       178        121        90        70          57        47

CLASS M-2   WAL                 9.95      6.70       5.08      4.42        4.44      3.68
            First Prin Pay       59        40         40        44          50        41
            Last Prin Pay       178        121        90        70          57        47

CLASS M-3   WAL                 9.95      6.70       5.06      4.33        4.14      3.44
            First Prin Pay       59        40         39        42          45        38
            Last Prin Pay       178        121        90        70          57        47

CLASS M-4   WAL                 9.95      6.70       5.05      4.26        3.97      3.30
            First Prin Pay       59        40         38        41          43        36
            Last Prin Pay       178        121        90        70          57        47

CLASS M-5   WAL                 9.95      6.70       5.04      4.23        3.88      3.23
            First Prin Pay       59        40         38        40          42        35
            Last Prin Pay       178        121        90        70          57        47

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

EXCESS SPREAD. The information in the following table has been prepared in accordance with the following assumptions (i) One and Six-month LIBOR increase in accordance with the LIBOR Forward Curves as of the close on October 13, 2005,
(ii) daycount convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table. This table is based on initial marketing structure and spreads.

          DISTRIBUTION    EXCESS
PERIOD        DATE       SPREAD (%)
------    ------------   ----------
   1         Dec-05        2.0145
   2         Jan-06        2.0085
   3         Feb-06        1.8948
   4         Mar-06        2.3055
   5         Apr-06        1.7750
   6         May-06        1.9056
   7         Jun-06        1.7291
   8         Jul-06        1.8650
   9         Aug-06        1.6976
  10         Sep-06        1.6910
  11         Oct-06        1.8362
  12         Nov-06        1.6776
  13         Dec-06        1.8408
  14         Jan-07        1.6706
  15         Feb-07        1.6989
  16         Mar-07        2.1710
  17         Apr-07        1.7118
  18         May-07        1.8711
  19         Jun-07        1.7190
  20         Jul-07        1.8754
  21         Aug-07        1.7232
  22         Sep-07        1.7307
  23         Oct-07        4.0064
  24         Nov-07        3.8470
  25         Dec-07        4.0051
  26         Jan-08        3.8322
  27         Feb-08        3.8433
  28         Mar-08        4.1635
  29         Apr-08        4.5513
  30         May-08        4.7094
  31         Jun-08        4.5507
  32         Jul-08        4.7110
  33         Aug-08        4.5529
  34         Sep-08        4.5609
  35         Oct-08        5.1460
  36         Nov-08        4.9934
  37         Dec-08        5.1517
  38         Jan-09        4.8817
  39         Feb-09        4.9055
  40         Mar-09        5.3903
  41         Apr-09        4.9612
  42         May-09        5.1208
  43         Jun-09        4.9552
  44         Jul-09        5.1127
  45         Aug-09        4.9468
  46         Sep-09        4.9420
  47         Oct-09        5.1382
  48         Nov-09        4.9702
  49         Dec-09        5.1244
  50         Jan-10        4.9316
  51         Feb-10        4.9491
  52         Mar-10        5.4322
  53         Apr-10        4.9560
  54         May-10        5.1136
  55         Jun-10        4.9445
  56         Jul-10        5.1023
  57         Aug-10        4.9336
  58         Sep-10        4.9404
  59         Oct-10        5.2284
  60         Nov-10        5.0592
  61         Dec-10        5.2172
  62         Jan-11        5.0249
  63         Feb-11        5.0427
  64         Mar-11        5.5350
  65         Apr-11        5.0677
  66         May-11        5.2264
  67         Jun-11        5.0544
  68         Jul-11        5.2141
  69         Aug-11        5.0430
  70         Sep-11        5.0402
  71         Oct-11        5.2356
  72         Nov-11        5.0646
  73         Dec-11        5.2242
  74         Jan-12        5.0304
  75         Feb-12        5.0473
  76         Mar-12        5.3756
  77         Apr-12        5.0584
  78         May-12        5.2184
  79         Jun-12        5.0448
  80         Jul-12        5.2043
  81         Aug-12        5.0284
  82         Sep-12        5.0220
  83         Oct-12        5.2123
  84         Nov-12        5.0362
  85         Dec-12        5.1960
  86         Jan-13        5.0086
  87         Feb-13        5.0133
  88         Mar-13        5.5121
  89         Apr-13        5.0250
  90         May-13        5.1855
  91         Jun-13        4.6726
  92         Jul-13        4.8463
  93         Aug-13        4.6588
  94         Sep-13        4.6530
  95         Oct-13        4.8516
  96         Nov-13        4.6644
  97         Dec-13        4.8373
  98         Jan-14        4.6380
  99         Feb-14        4.6429
 100         Mar-14        5.1806
 101         Apr-14        4.6529
 102         May-14        4.8269
 103         Jun-14        4.6389
 104         Jul-14        4.8144
 105         Aug-14        4.6253
 106         Sep-14        4.6191
 107         Oct-14        4.8175
 108         Nov-14        4.6287
 109         Dec-14        4.8040
 110         Jan-15        4.6036
 111         Feb-15        4.6092
 112         Mar-15        5.1524
 113         Apr-15        4.6182
 114         May-15        4.8069
 115         Jun-15        4.6409
 116         Jul-15        4.8396
 117         Aug-15        4.6764
 118         Sep-15        4.6957
 119         Oct-15        4.9229
 120         Nov-15        4.7622

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

AVAILABLE FUNDS CAP(1)(2) . The information in the following table has been prepared in accordance with the following assumptions (i) one and six-month LIBOR remain constant at 20.00%, (iii) daycount convention of actual/360 is applied, and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table. This tables is based on initial marketing structure and spreads.

         DISTRIBUTION   CLASS A-1   CLASS A-2   CLASS M AND
PERIOD       DATE          (%)         (%)      CLASS B (%)
------   ------------   ---------   ---------   -----------
   1        Dec-05       10.5000     10.5000      10.5000
   2        Jan-06       10.5000     10.5000      10.5000
   3        Feb-06       10.5000     10.5000      10.5000
   4        Mar-06       10.5000     10.5000      10.5000
   5        Apr-06       10.5000     10.5000      10.5000
   6        May-06       10.5000     10.5000      10.5000
   7        Jun-06       10.5000     10.5000      10.5000
   8        Jul-06       10.5000     10.5000      10.5000
   9        Aug-06       10.5000     10.5000      10.5000
  10        Sep-06       10.5000     10.5000      10.5000
  11        Oct-06       10.5000     10.5000      10.5000
  12        Nov-06       10.5000     10.5000      10.5000
  13        Dec-06       10.5000     10.5000      10.5000
  14        Jan-07       10.5000     10.5000      10.5000
  15        Feb-07       10.5000     10.5000      10.5000
  16        Mar-07       10.5000     10.5000      10.5000
  17        Apr-07       10.5000     10.5000      10.5000
  18        May-07       10.5000     10.5000      10.5000
  19        Jun-07       10.5000     10.5000      10.5000
  20        Jul-07       10.5000     10.5000      10.5000
  21        Aug-07       10.5000     10.5000      10.5000
  22        Sep-07       10.5000     10.5000      10.5000
  23        Oct-07       10.5000     10.5000      10.5000
  24        Nov-07       10.5000     10.5000      10.5000
  25        Dec-07       10.5000     10.5000      10.5000
  26        Jan-08       10.5000     10.5000      10.5000
  27        Feb-08       10.5000     10.5000      10.5000
  28        Mar-08       10.5044     10.5732      10.5000
  29        Apr-08       10.7072     10.7718      10.5000
  30        May-08       11.1470     11.2139      10.5000
  31        Jun-08       10.8741     10.9390      10.5000
  32        Jul-08       11.3335     11.4008      10.5000
  33        Aug-08       11.0699     11.1353      10.5000
  34        Sep-08       11.1868     11.2566      10.5000
  35        Oct-08       12.7130     12.7613      10.5000
  36        Nov-08       12.4499     12.5020      10.5000
  37        Dec-08       72.9930     73.0470      10.5000
  38        Jan-09       18.7515     18.8040      10.5000
  39        Feb-09       18.5170     18.5699      10.5000
  40        Mar-09       20.2513     20.3133      11.0480
  41        Apr-09       18.9322     18.9808      10.6985
  42        May-09       19.3362     19.3886      11.0546
  43        Jun-09       18.4975     18.5484      10.6958
  44        Jul-09       18.8978     18.9507      11.0501
  45        Aug-09       18.1604     18.2118      10.6914
  46        Sep-09       18.1599     18.2132      10.6919
  47        Oct-09       19.2393     19.2886      11.4492
  48        Nov-09       18.6166     18.6664      11.0791
  49        Dec-09       19.2341     19.2857      11.4458
  50        Jan-10       18.6106     18.6608      11.0741
  51        Feb-10       18.6076     18.6580      11.0715
  52        Mar-10       20.5996     20.6562      12.2566
  53        Apr-10       18.6483     18.6921      11.1025
  54        May-10       19.2678     19.3151      11.4718
  55        Jun-10       18.6432     18.6892      11.0991
  56        Jul-10       19.2616     19.3093      11.4664
  57        Aug-10       18.6372     18.6836      11.0939
  58        Sep-10       18.6477     18.6965      11.1042
  59        Oct-10       19.4280     19.4910      11.6011
  60        Nov-10       18.7989     18.8612      11.2252
  61        Dec-10       19.4223     19.4870      11.5964
  62        Jan-11       18.7928     18.8555      11.2196
  63        Feb-11       18.7897     18.8527      11.2167
  64        Mar-11       20.8046     20.8757      12.4204
  65        Apr-11       18.8183     18.8869      11.2437
  66        May-11       19.4424     19.5135      11.6155
  67        Jun-11       18.8122     18.8812      11.2380
  68        Jul-11       19.4362     19.5076      11.6096
  69        Aug-11       18.8062     18.8755      11.2323
  70        Sep-11       18.8073     18.8782      11.2337
  71        Oct-11       19.4572     19.5355      11.6302
  72        Nov-11       18.8265     18.9025      11.2521
  73        Dec-11       19.4510     19.5296      11.6242
  74        Jan-12       18.8205     18.8968      11.2463
  75        Feb-12       18.8175     18.8940      11.2434
  76        Mar-12       20.1164     20.1999      12.0202
  77        Apr-12       18.8320     18.9122      11.2569
  78        May-12       19.4566     19.5397      11.6291
  79        Jun-12       18.8260     18.9066      11.2510
  80        Jul-12       19.4505     19.5339      11.6231
  81        Aug-12       18.8201     18.9010      11.2452
  82        Sep-12       18.8194     18.9016      11.2447
  83        Oct-12       19.4530     19.5395      11.6252
  84        Nov-12       18.8226     18.9064      11.2473
  85        Dec-12       19.4470     19.5338      11.6192
  86        Jan-13       18.8168     18.9010      11.2414
  87        Feb-13       18.8139     18.8983      11.2385
  88        Mar-13       20.8270     20.9213      12.4401
  89        Apr-13       18.8086     18.8940      11.2333
  90        May-13       19.4326     19.5210      11.6047
  91        Jun-13       18.8030     18.8887      11.2274
  92        Jul-13       19.4268     19.5156      11.5986
  93        Aug-13       18.7974     18.8834      11.2215
  94        Sep-13       18.7948     18.8814      11.2189
  95        Oct-13       19.4184     19.5081      11.5899
  96        Nov-13       18.7893     18.8762      11.2131

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                 DISTRIBUTION   CLASS A-1   CLASS A-2   CLASS M AND
       PERIOD        DATE          (%)         (%)      CLASS B (%)
       ------    ------------   ---------   ---------   -----------
          97        Dec-13       19.4128     19.5028      11.5838
          98        Jan-14       18.7839     18.8712      11.2072
          99        Feb-14       18.7812     18.8686      11.2042
         100        Mar-14       20.7905     20.8875      12.4014
         101        Apr-14       18.7759     18.8637      11.1984
         102        May-14       19.3990     19.4899      11.5686
         103        Jun-14       18.7707     18.8588      11.1925
         104        Jul-14       19.3937     19.4849      11.5626
         105        Aug-14       18.7655     18.8539      11.1866
         106        Sep-14       18.7629     18.8515      11.1837
         107        Oct-14       19.3858     19.4775      11.5535
         108        Nov-14       18.7579     18.8468      11.1778
         109        Dec-14       19.3806     19.4727      11.5474
         110        Jan-15       18.7529     18.8422      11.1720
         111        Feb-15       18.7505     18.8399      11.1691
         112        Mar-15       20.7568     20.8560      12.3625
         113        Apr-15       17.3609     17.4506      11.1632
         114        May-15       13.5821     13.6750      11.5323
         115        Jun-15       13.1962     13.2863      11.1574
         116        Jul-15       13.6916     13.7848      11.5263
         117        Aug-15       13.3052     13.3956      11.1515
         118        Sep-15       13.3621     13.4526      11.1486
         119        Oct-15       13.8679     13.9617      11.5172
         120        Nov-15       13.4808     13.5717      11.1428

NOTES:
        (1) Annualized coupon based on total interest paid to the certificates including accrued certificate interest, unpaid interest amount and basis risk carry forward amount divided by current class certificate balance
        (2) Includes proceeds received from the related interest rate corridor

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   Appendix A

This transaction will contain three one-month LIBOR interest rate corridor agreements (the "Class A-1 Interest Rate Corridor", the "Class A-2 Interest Rate Corridor" and the "Subordinate Interest Rate Corridor"). The Class A-1 Interest Rate Corridor is available only to pay Basis Risk Carry Forward Amounts, pro rata by principal balance to the Class A-1 Certificates in the manner described herein. The Class A-2 Interest Rate Corridor is available only to pay Basis Risk Carry Forward Amounts pro rata by principal balance to the Class A-2 Certificates in the manner described herein. The Subordinate Interest Rate Corridor is available only to pay Basis Risk Carry Forward Amounts pro rata by principal balance to the Class M and Class B Certificates in the manner described herein. This table is based on initial marketing structure and spreads.

               INTEREST RATE CORRIDOR                  CEILING (%)
               -----------------------------------     -----------
               Class A-1 Interest Rate Corridor          10.2400
               Class A-2 Interest Rate Corridor          10.2978
               Subordinate Interest Rate Corridor         9.6891

                 THE INTEREST RATE CORRIDOR STRIKE RATE SCHEDULE

                 CLASS A-1                                  CLASS A-2                                 SUBORDINATE
               INTEREST RATE                              INTEREST RATE                              INTEREST RATE
DISTRIBUTION      CORRIDOR                  DISTRIBUTION    CORRIDOR                   DISTRIBUTION    CORRIDOR
   PERIOD         NOTIONAL    STRIKE RATE      PERIOD       NOTIONAL      STRIKE RATE     PERIOD        NOTIONAL
  (MONTHS)      BALANCE ($)       (%)         (MONTHS)     BALANCE ($)        (%)        (MONTHS)      BALANCE ($)   STRIKE RATE (%)
------------   -------------  -----------   ------------  -------------   -----------  ------------  --------------  ---------------
      1         330,900,000      6.2963          1         516,615,000       6.3998          1        216,625,000         5.3856
      2         327,228,918      6.5083          2         510,929,886       6.6132          2        216,625,000         5.5856
      3         322,784,399      6.5140          3         504,034,980       6.6190          3        216,625,000         5.5858
      4         317,573,881      7.2478          4         495,941,609       7.3585          4        216,625,000         6.2722
      5         311,607,742      6.5295          5         486,665,800       6.6352          5        216,625,000         5.5872
      6         304,900,515      6.7660          6         476,229,917       6.8733          6        216,625,000         5.8010
      7         297,470,922      6.5507          7         464,662,972       6.6565          7        216,625,000         5.5884
      8         289,341,861      6.7913          8         452,000,523       6.8988          8        216,625,000         5.8025
      9         280,540,358      6.5790          9         438,284,703       6.6849          9        216,625,000         5.5901
     10         271,097,491      6.5965         10         423,564,267       6.7029         10        216,625,000         5.5915
     11         261,053,762      6.8455         11         407,917,799       6.9537         11        216,625,000         5.8062
     12         251,277,906      6.6370         12         392,687,767       6.7437         12        216,625,000         5.5940
     13         241,762,778      6.8894         13         377,863,082       6.9979         13        216,625,000         5.8087
     14         232,501,424      6.6816         14         363,432,950       6.7886         14        216,625,000         5.5964
     15         223,487,075      6.7055         15         349,386,866       6.8127         15        216,625,000         5.5976
     16         214,713,145      7.4799         16         335,714,601       7.5929         16        216,625,000         6.2860
     17         206,173,220      6.7574         17         322,406,231       6.8652         17        216,625,000         5.6004
     18         197,861,061      7.0202         18         309,452,038       7.1298         18        216,625,000         5.8154
     19         189,770,592      6.8149         19         296,842,591       6.9229         19        216,625,000         5.6029
     20         181,895,903      7.0829         20         284,568,713       7.1929         20        216,625,000         5.8180
     21         174,231,237      6.8792         21         272,621,477       6.9881         21        216,625,000         5.6058
     22         166,770,995      6.9182         22         260,992,208       7.0351         22        216,625,000         5.6150
     23         159,509,724      9.5999         23         249,672,986       9.7202         23        216,625,000         7.9619
     24         152,494,251      9.3312         24         238,721,829       9.4496         24        216,625,000         7.6785
     25         145,664,615      9.7054         25         228,060,451       9.8260         25        216,625,000         7.9610
     26         139,015,891      9.4402         26         217,681,179       9.5590         26        216,625,000         7.6776
     27         132,543,284      9.5005         27         207,576,543       9.6196         27        216,625,000         7.6773
                                                                                            28        216,625,000         8.2653
                                                                                            29        216,625,000         8.3723
                                                                                            30        216,625,000         8.6774
                                                                                            31        216,625,000         8.3704
                                                                                            32        216,625,000         8.6754
                                                                                            33        216,625,000         8.3685
                                                                                            34        216,625,000         8.3745
                                                                                            35        216,625,000         9.4995
                                                                                            36        216,625,000         9.1704
                                                                                            37        216,625,000         9.5014
                                                                                            38        214,155,495         9.1671
                                                                                            39        203,299,862         9.1656

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE MORTGAGE LOANS - ALL COLLATERAL

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                  $  1,127,022,616
NUMBER OF MORTGAGE LOANS:                                                5,859
AVERAGE SCHEDULED PRINCIPAL BALANCE:                                  $192,358
WEIGHTED AVERAGE GROSS COUPON:                                          7.120%
WEIGHTED AVERAGE NET COUPON: (2)                                        6.610%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                       641
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                    73.78%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                           82.34%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                           338
WEIGHTED AVERAGE SEASONING(MONTHS):                                          1
WEIGHTED AVERAGE MONTHS TO ROLL: (3)                                        25
WEIGHTED AVERAGE GROSS MARGIN: (3)                                       6.34%
WEIGHTED AVERAGE INITIAL RATE CAP: (3)                                   3.00%
WEIGHTED AVERAGE PERIODIC RATE CAP: (3)                                  1.00%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE: (3)                       13.26%

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.
        (3) Represents the weighted average of the adjustable rate mortgage loans.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
 CURRENT PRINCIPAL      NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      BALANCE          OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
$50,000 & Below             894   $    29,801,183        2.64%      9.935%        649   $  33,335      96.43%    49.82%      95.46%
$50,001 - $75,000           708        43,938,229        3.90       9.412         649      62,060      94.03     42.50       95.37
$75,001 - $100,000          544        47,466,084        4.21       8.976         646      87,254      91.57     36.10       96.35
$100,001 - $125,000         424        47,550,841        4.22       8.161         636     112,148      87.13     44.98       96.40
$125,001 - $150,000         369        50,804,541        4.51       7.620         631     137,682      82.98     52.16       95.51
$150,001 - $200,000         591       103,701,508        9.20       7.077         635     175,468      80.11     43.53       95.55
$200,001 - $250,000         562       126,433,276       11.22       6.794         637     224,970      79.19     39.88       95.96
$250,001 - $300,000         496       136,754,677       12.13       6.724         635     275,715      79.95     33.73       95.01
$300,001 - $350,000         356       115,406,299       10.24       6.746         643     324,175      80.73     23.52       96.88
$350,001 - $400,000         316       118,843,435       10.54       6.593         645     376,087      80.79     28.33       95.52
$400,001 - $450,000         200        84,806,767        7.52       6.705         638     424,034      81.20     27.99       97.51
$450,001 - $500,000         137        64,870,203        5.76       6.513         654     473,505      81.07     25.62       96.33
$500,001 - $550,000          98        51,168,962        4.54       6.704         641     522,132      81.14     29.61       96.91
$550,001 - $600,000          72        41,567,370        3.69       6.728         642     577,325      81.30     24.91       97.24
$600,001 - $650,000          34        21,201,440        1.88       6.558         643     623,572      81.30     23.58       97.00
$650,001 - $700,000          25        16,968,560        1.51       6.730         662     678,742      83.97     27.93      100.00
$700,001 & Above             33        25,739,241        2.28       6.664         637     779,977      81.37     12.30      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE MORTAGE LOANS - ALL COLLATERAL

                          DISTRIBUTION BY CURRENT RATE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   CURRENT RATE        OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
4.99% & Below                 3   $       649,600        0.06%      4.990%        714   $ 216,533      79.64%    68.02%      58.50%
5.00 - 5.49%                 58        18,803,706        1.67       5.297         681     324,202      77.56     33.43       92.44
5.50 - 5.99%                540       162,496,032       14.42       5.830         662     300,919      79.25     42.81       97.80
6.00 - 6.49%                699       203,287,477       18.04       6.271         650     290,826      79.55     36.04       97.29
6.50 - 6.99%              1,183       313,708,704       27.84       6.749         642     265,181      80.11     26.46       96.07
7.00 - 7.49%                505       117,270,951       10.41       7.249         626     232,220      80.97     31.34       95.17
7.50 - 7.99%                560       127,196,375       11.29       7.726         614     227,136      81.81     33.83       94.16
8.00 - 8.49%                304        38,520,971        3.42       8.221         625     126,714      87.93     46.82       95.34
8.50 - 8.99%                321        36,947,500        3.28       8.716         610     115,101      88.02     52.76       94.28
9.00 - 9.49%                117        11,021,509        0.98       9.225         619      94,201      92.32     39.17       97.80
9.50 - 9.99%                669        42,696,527        3.79       9.784         659      63,821      98.13     28.39       97.04
10.00 - 10.49%              163        10,007,270        0.89      10.236         632      61,394      96.76     38.24       99.30
10.50 - 10.99%              509        33,052,091        2.93      10.757         642      64,935      99.20     21.74       97.93
11.00 - 11.49%               95         4,611,731        0.41      11.235         633      48,545      97.74     40.67       98.27
11.50 - 11.99%               95         4,719,469        0.42      11.740         631      49,679      98.95      7.25      100.00
12.00% & Above               38         2,032,703        0.18      12.529         615      53,492      97.38     13.76      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
CREDIT SCORE           OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
740 & Above                 301   $    54,544,889        4.84%      6.787%        763   $ 181,212      83.11%    29.08%      88.64%
720 - 739                   257        50,432,253        4.47       6.871         730     196,234      84.45     24.26       92.56
700 - 719                   355        71,196,434        6.32       6.838         709     200,553      83.55     28.73       91.74
680 - 699                   483        94,778,488        8.41       6.971         689     196,229      82.92     17.88       92.87
660 - 679                   703       141,157,221       12.52       7.037         669     200,793      83.60     21.43       95.03
640 - 659                   859       163,434,821       14.50       7.090         649     190,262      83.60     24.96       96.08
620 - 639                   761       140,441,548       12.46       7.116         629     184,549      82.84     33.34       97.65
600 - 619                   873       158,939,419       14.10       7.236         610     182,061      82.61     36.16       99.03
580 - 599                   578        99,471,628        8.83       7.170         589     172,096      81.87     60.75       99.48
560 - 579                   255        57,725,150        5.12       7.315         571     226,373      79.13     48.30       99.36
540 - 559                   178        43,187,348        3.83       7.374         551     242,626      77.26     51.73       98.61
520 - 539                   124        24,931,351        2.21       7.529         530     201,059      76.15     51.32      100.00
500 - 519                   132        26,782,067        2.38       8.083         509     202,894      75.65     58.07       99.66
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                              DISTRIBUTION BY LIEN

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       LIEN            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
First                     3,904   $ 1,005,823,765       89.25%      6.773%        638   $ 257,639      80.31%    34.20%      96.08%
Second                    1,955       121,198,851       10.75       9.996         662      61,994      99.19     29.54       97.48
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE MORTAGE LOANS - ALL COLLATERAL

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
     COMBINED           NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   ORIGINAL LTV        OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
60.00% & Below              185   $    33,017,252        2.93%      6.912%        597   $ 178,472      49.86%    31.25%      97.94%
60.01 - 70.00%              239        60,343,766        5.35       6.814         597     252,484      66.65     28.68       93.68
70.01 - 80.00%            2,483       648,417,342       57.53       6.654         649     261,143      79.35     28.73       97.22
80.01 - 85.00%              297        78,064,571        6.93       6.788         613     262,844      84.35     46.32       92.35
85.01 - 90.00%              455       116,899,355       10.37       7.024         632     256,922      89.65     42.31       93.57
90.01 - 95.00%              426        77,060,413        6.84       7.718         629     180,893      94.70     58.10       95.33
95.01 - 100.00%           1,774       113,219,918       10.05       9.931         663      63,822      99.95     31.37       97.53
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   ORIGINAL LTV        OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
60.00% & Below            2,128   $   153,728,457       13.64%      9.333%        648   $  72,241      88.81%    29.70%      97.57%
60.01 - 70.00%              239        60,343,766        5.35       6.814         597     252,484      66.65     28.68       93.68
70.01 - 80.00%            2,483       648,417,342       57.53       6.654         649     261,143      79.35     28.73       97.22
80.01 - 85.00%              297        78,064,571        6.93       6.788         613     262,844      84.35     46.32       92.35
85.01 - 90.00%              403       114,497,636       10.16       6.957         632     284,113      89.65     42.91       93.48
90.01 - 95.00%              294        69,870,812        6.20       7.458         627     237,656      94.68     62.16       95.13
95.01 - 100.00%              15         2,100,033        0.19       7.650         657     140,002      99.15     87.76      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY DOCUMENTATION

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   DOCUMENTATION       OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Stated                    2,617   $   543,445,883       48.22%      7.253%        655   $ 207,660      81.36%     0.00%      96.68%
Full                      2,337       379,821,531       33.70       7.057         624     162,525      83.45    100.00       96.40
Limited                     905       203,755,203       18.08       6.881         634     225,144      82.90      0.00       94.75
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                             DISTRIBUTION BY PURPOSE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
     PURPOSE           OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Purchase                  3,404   $   582,103,684       51.65%      7.288%        659   $ 171,006      84.29%    28.72%      95.31%
Cashout Refi              2,295       513,421,430       45.56       6.944         620     223,713      80.25     38.94       97.18
Rate/term Refi              160        31,497,502        2.79       6.876         637     196,859      80.31     40.33       97.89
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE MORTAGE LOANS - ALL COLLATERAL

                            DISTRIBUTION BY OCCUPANCY

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
    OCCUPANCY          OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Owner Occupied            5,623   $ 1,084,584,700       96.23%      7.118%        639   $ 192,884      82.32%    33.76%     100.00%
Second Home                 151        23,809,611        2.11       7.164         695     157,680      83.07     24.76        0.00
Investor                     85        18,628,305        1.65       7.132         671     219,157      82.71     41.74        0.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
    PROPERTY            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      TYPE             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Single Family             4,167   $   787,228,453       69.85%      7.119%        637   $ 188,920      82.02%    33.93%      96.94%
PUD                         851       164,043,071       14.56       7.179         647     192,765      83.12     37.09       95.61
Condo                       539        95,906,008        8.51       7.064         653     177,933      83.69     32.83       93.11
2 Family                    246        59,187,621        5.25       7.073         648     240,600      82.08     21.64       97.00
3-4 Family                   56        20,657,463        1.83       7.062         646     368,883      82.81     36.84       86.67
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                              DISTRIBUTION BY STATE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      STATE            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
CA                        2,115   $   540,757,475       47.98%      6.946%        646   $ 255,677      81.69%    27.52%      96.87%
NY                          280        66,852,260        5.93       7.103         635     238,758      81.46     29.69       99.47
FL                          395        58,327,066        5.18       7.398         635     147,663      83.05     38.78       89.96
MD                          304        57,251,695        5.08       7.232         635     188,328      82.64     42.07       99.25
NJ                          186        44,743,530        3.97       7.107         639     240,557      81.75     31.40       97.06
VA                          219        44,652,619        3.96       7.421         643     203,893      82.07     23.21       98.06
WA                          235        38,921,500        3.45       7.010         645     165,623      83.97     34.45       95.91
MA                          178        36,951,464        3.28       6.878         642     207,592      81.40     30.94       98.41
AZ                          217        34,944,705        3.10       7.345         637     161,036      83.48     46.75       88.96
TX                          339        31,592,722        2.80       7.677         629      93,194      83.90     46.95       94.86
Other                     1,391       172,027,580       15.26       7.395         633     123,672      83.95     48.83       94.75
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                               DISTRIBUTION BY ZIP

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
        ZIP            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
93550                        34   $     5,822,052        0.52%      7.168%        629   $ 171,237      83.85%    15.15%     100.00%
93552                        27         4,893,573        0.43       7.231         629     181,243      85.76     30.08      100.00
93535                        27         4,566,836        0.41       6.992         633     169,142      82.59     29.84       90.83
91304                        16         4,340,736        0.39       6.915         646     271,296      81.95      0.00      100.00
92336                        14         4,059,967        0.36       6.715         643     289,998      80.85     20.94      100.00
22193                        20         4,002,789        0.36       7.449         674     200,139      82.33      0.00      100.00
91406                        14         3,916,201        0.35       7.175         656     279,729      84.00     25.56      100.00
94015                        10         3,831,193        0.34       6.667         692     383,119      83.74      3.60      100.00
92376                        16         3,801,115        0.34       6.362         631     237,570      83.67     36.43      100.00
93551                        15         3,738,539        0.33       6.873         645     249,236      83.10     21.51      100.00
Other                     5,666     1,084,049,614       96.19       7.125         640     191,325      82.31     34.31       96.12
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE MORTAGE LOANS - ALL COLLATERAL

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
     REMAINING                                       POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
     MONTHS TO          NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
     MATURITY          OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
1 - 180                   1,968   $   126,175,301       11.20%      9.844%        661   $  64,113      97.99%    29.89%      97.51%
181 - 240                    42         1,753,977        0.16       9.441         653      41,761      77.84     52.54      100.00
241 - 360                 3,849       999,093,338       88.65       6.772         638     259,572      80.37     34.15       96.07
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
  AMORTIZATION          NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      TYPE             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
2 YR ARM BLN              1,169   $   349,164,640       30.98%      6.756%        629   $ 298,687      80.55%    27.55%      97.58%
2 YR ARM                  1,356       287,990,401       25.55       7.093         623     212,382      80.20     36.72       92.46
2 YR ARM IO                 591       186,716,991       16.57       6.373         672     315,934      81.52     38.20       98.90
FIXED 15/30 BLN           1,887       118,300,225       10.50       9.991         662      62,692      99.36     29.28       97.41
FIXED                       464        78,241,492        6.94       7.045         640     168,624      77.85     44.44       95.16
FIXED 30/40 BLN              81        20,039,876        1.78       6.759         639     247,406      79.41     34.40       99.49
3 YR ARM                     79        17,902,274        1.59       6.824         627     226,611      78.98     26.74       92.74
5 YR ARM IO                  54        16,481,645        1.46       6.132         672     305,216      81.97     38.72       99.67
3 YR ARM IO                  54        14,924,919        1.32       6.259         683     276,387      80.95     36.82       96.57
3 YR ARM BLN                 43        13,048,604        1.16       6.889         625     303,456      78.62     29.01       98.82
Other                        81        24,211,550        2.15       6.481         651     298,908      79.36     40.51       94.88
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                      DISTRIBUTION BY INITIAL PERIODIC CAP

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
     INITIAL                                         POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
     PERIODIC           NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       CAP             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
0.51 - 1.00%                 32   $     5,881,110        0.52%      7.260%        623   $ 183,785      81.18%    67.63%     100.00%
1.01 - 1.50%                 68        12,897,777        1.14       6.941         631     189,673      81.56     42.16       97.49
1.51 - 2.00%                  2           336,930        0.03       9.215         588     168,465      95.00    100.00      100.00
2.51 - 3.00%              3,276       876,245,277       77.75       6.765         638     267,474      80.55     32.85       95.99
3.01 - 3.50%                  2           807,514        0.07       6.702         717     403,757      79.99     13.35      100.00
4.51 - 5.00%                 47        14,272,415        1.27       6.105         675     303,668      81.29     40.68       99.62
N/A                       2,432       216,581,593       19.22       8.628         652      89,055      89.75     35.23       96.79
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY PERIODIC CAP

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
    PERIODIC            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      CAP              OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
0.51 - 1.00%              3,415   $   907,888,222       80.56%      6.758%        638   $ 265,853      80.60%    33.28%      96.09%
1.51 - 2.00%                 12         2,552,801        0.23       7.696         594     212,733      75.13     55.49      100.00
N/A                       2,432       216,581,593       19.22       8.628         652      89,055      89.75     35.23       96.79
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE MORTAGE LOANS - ALL COLLATERAL

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
   MONTHS TO            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   RATE RESET          OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
 1 - 12                       3   $       542,216        0.05%      7.815%        575   $ 180,739      73.30%    44.76%     100.00%
13 - 24                   3,115       823,762,245       73.09       6.787         637     264,450      80.65     33.16       96.09
25 - 36                     175        45,682,496        4.05       6.656         644     261,043      79.52     30.80       95.70
49 & Above                  134        40,454,067        3.59       6.331         661     301,896      80.51     39.69       96.80
N/A                       2,432       216,581,593       19.22       8.628         652      89,055      89.75     35.23       96.79
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                        DISTRIBUTION BY LIFE MAXIMUM RATE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
  LIFE MAXIMUM          NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      RATE             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
11.99% & Below               58   $    18,721,917        1.66%      5.294%        678   $ 322,792      77.80%    34.93%      90.97%
12.00 - 12.49%              489       148,071,995       13.14       5.829         662     302,806      79.36     43.06       97.87
12.50 - 12.99%              636       188,295,606       16.71       6.270         649     296,062      79.68     34.67       97.14
13.00 - 13.49%            1,027       279,074,304       24.76       6.747         642     271,737      80.57     24.75       95.98
13.50 - 13.99%              442       105,848,919        9.39       7.250         626     239,477      81.28     31.36       95.50
14.00 - 14.49%              466       113,590,909       10.08       7.715         614     243,757      81.77     32.54       94.46
14.50 - 14.99%              136        27,525,761        2.44       8.221         599     202,395      85.16     43.52       95.54
15.00 - 15.49%              127        22,295,975        1.98       8.667         569     175,559      82.89     55.72       92.30
15.50 - 15.99%               27         4,081,736        0.36       9.234         546     151,175      84.73     50.67       98.86
16.00% & Above               19         2,933,899        0.26       9.716         526     154,416      81.37     76.34      100.00
N/A                       2,432       216,581,593       19.22       8.628         652      89,055      89.75     35.23       96.79
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                             DISTRIBUTION BY MARGIN

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
     MARGIN            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
4.99% & Below               171   $    36,388,953        3.23%      6.754%        646   $ 212,801      80.86%    37.47%      96.75%
5.00 - 5.49%                241        70,550,170        6.26       6.155         646     292,739      77.87     42.57       97.26
5.50 - 5.99%                565       162,265,686       14.40       6.257         643     287,196      79.15     36.52       98.72
6.00 - 6.49%                885       246,548,301       21.88       6.573         644     278,586      79.64     31.81       95.97
6.50 - 6.99%                713       192,458,680       17.08       6.879         641     269,928      80.81     25.58       94.45
7.00% & Above               852       202,229,233       17.94       7.494         620     237,358      83.55     36.06       95.21
N/A                       2,432       216,581,593       19.22       8.628         652      89,055      89.75     35.23       96.79
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    5,859   $ 1,127,022,616      100.00%      7.120%        641   $ 192,358      82.34%    33.70%      96.23%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE ADJUSTABLE RATE MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                    $  910,441,023
NUMBER OF MORTGAGE LOANS:                                                3,427
AVERAGE SCHEDULED PRINCIPAL BALANCE:                            $      265,667
WEIGHTED AVERAGE GROSS COUPON:                                           6.761%
WEIGHTED AVERAGE NET COUPON: (2)                                         6.251%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                       638
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                     80.58%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                            80.58%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                           359
WEIGHTED AVERAGE SEASONING(MONTHS):                                          1
WEIGHTED AVERAGE MONTHS TO ROLL:                                            25
WEIGHTED AVERAGE GROSS MARGIN:                                            6.34%
WEIGHTED AVERAGE INITIAL RATE CAP:                                        3.00%
WEIGHTED AVERAGE PERIODIC RATE CAP:                                       1.00%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                            13.26%

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
CURRENT PRINCIPAL       NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
     BALANCE           OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
$50,000 & Below              34   $     1,514,856        0.17%      7.718%        615   $  44,555      78.71%    69.56%      88.66%
$50,001 - $75,000           126         7,831,063        0.86       7.687         600      62,151      79.51     77.62       91.49
$75,001 - $100,000          163        14,460,332        1.59       7.270         618      88,714      79.79     61.50       92.71
$100,001 - $125,000         226        25,420,559        2.79       7.198         619     112,480      81.03     55.68       94.97
$125,001 - $150,000         260        35,902,442        3.94       7.100         620     138,086      79.67     59.33       94.70
$150,001 - $200,000         477        84,173,713        9.25       6.921         633     176,465      79.61     43.25       95.16
$200,001 - $250,000         502       112,824,625       12.39       6.769         636     224,750      79.66     41.32       95.88
$250,001 - $300,000         460       126,855,070       13.93       6.709         635     275,772      79.98     33.32       94.62
$300,001 - $350,000         326       105,618,378       11.60       6.741         644     323,983      80.91     22.32       96.91
$350,001 - $400,000         299       112,528,704       12.36       6.579         645     376,350      80.68     27.30       96.29
$400,001 - $450,000         187        79,254,236        8.71       6.705         638     423,819      81.48     28.88       97.86
$450,001 - $500,000         126        59,597,873        6.55       6.535         652     472,999      81.29     26.29       96.01
$500,001 - $550,000          91        47,538,198        5.22       6.751         640     522,398      81.32     28.61       96.68
$550,001 - $600,000          63        36,368,445        3.99       6.776         642     577,277      81.21     23.80       96.84
$600,001 - $650,000          32        19,947,728        2.19       6.571         641     623,366      81.40     22.02       96.81
$650,001 - $700,000          23        15,610,473        1.71       6.699         662     678,716      84.31     26.13      100.00
$700,001 & Above             32        24,994,328        2.75       6.672         637     781,073      81.11     12.67      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE ADJUSTABLE RATE MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  CURRENT RATE         OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
4.99% & Below                 3   $       649,600        0.07%      4.990%        714   $ 216,533      79.64%    68.02%      58.50%
5.00 - 5.49%                 54        17,668,567        1.94       5.298         678     327,196      77.57     32.23       91.96
5.50 - 5.99%                490       148,475,745       16.31       5.828         662     303,012      79.38     43.21       97.87
6.00 - 6.49%                635       187,990,606       20.65       6.269         649     296,048      79.67     34.73       97.14
6.50 - 6.99%              1,030       279,905,738       30.74       6.748         642     271,753      80.57     24.78       95.99
7.00 - 7.49%                441       105,657,686       11.61       7.250         625     239,587      81.29     31.28       95.50
7.50 - 7.99%                467       113,735,310       12.49       7.720         614     243,545      81.72     32.36       94.47
8.00 - 8.49%                135        27,290,996        3.00       8.224         599     202,156      85.31     43.89       95.50
8.50 - 8.99%                128        22,433,686        2.46       8.673         568     175,263      82.83     57.09       92.35
9.00% & Above                44         6,633,088        0.73       9.482         538     150,752      83.95     59.18       99.30
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  CREDIT SCORE         OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
740 & Above                 152   $    40,990,881        4.50%      6.384%        763   $ 269,677      80.69%    27.52%      88.63%
720 - 739                   136        39,983,244        4.39       6.461         730     293,994      81.33     22.67       92.61
700 - 719                   185        55,812,486        6.13       6.413         709     301,689      81.17     27.93       90.99
680 - 699                   241        71,146,252        7.81       6.529         688     295,213      80.50     15.29       92.85
660 - 679                   369       110,035,580       12.09       6.562         669     298,199      81.44     21.18       94.57
640 - 659                   464       130,876,388       14.38       6.626         649     282,061      81.48     24.15       95.75
620 - 639                   426       111,220,545       12.22       6.696         629     261,081      81.19     32.40       97.03
600 - 619                   510       129,396,701       14.21       6.813         610     253,719      80.84     35.23       98.90
580 - 599                   361        84,406,375        9.27       6.848         589     233,813      80.77     60.54       99.49
560 - 579                   207        51,888,743        5.70       7.245         570     250,670      79.00     46.70       99.29
540 - 559                   155        38,984,941        4.28       7.362         550     251,516      78.47     49.76       98.46
520 - 539                   106        21,630,756        2.38       7.537         530     204,064      76.06     53.60      100.00
500 - 519                   115        24,068,132        2.64       8.037         509     209,288      75.19     57.56       99.62
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                              DISTRIBUTION BY LIEN

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       LIEN            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
First                     3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE ADJUSTABLE RATE MORTGAGE LOANS

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
    COMBINED            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  ORIGINAL LTV         OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
60.00% & Below              114   $    23,639,682        2.60%      6.841%        589   $ 207,366      50.47%    27.50%      97.13%
60.01 - 70.00%              188        49,192,819        5.40       6.831         589     261,664      66.85     28.75       93.25
70.01 - 80.00%            2,269       604,419,412       66.39       6.640         650     266,381      79.40     28.24       97.14
80.01 - 85.00%              247        67,061,955        7.37       6.768         609     271,506      84.39     45.69       93.63
85.01 - 90.00%              340       101,292,472       11.13       6.965         631     297,919      89.64     40.16       93.29
90.01 - 95.00%              256        62,929,919        6.91       7.477         624     245,820      94.75     62.35       94.98
95.01 - 100.00%              13         1,904,764        0.21       7.613         657     146,520      99.06     86.51      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  ORIGINAL LTV         OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
60.00% & Below              114   $    23,639,682        2.60%      6.841%        589   $ 207,366      50.47%    27.50%      97.13%
60.01 - 70.00%              188        49,192,819        5.40       6.831         589     261,664      66.85     28.75       93.25
70.01 - 80.00%            2,269       604,419,412       66.39       6.640         650     266,381      79.40     28.24       97.14
80.01 - 85.00%              247        67,061,955        7.37       6.768         609     271,506      84.39     45.69       93.63
85.01 - 90.00%              340       101,292,472       11.13       6.965         631     297,919      89.64     40.16       93.29
90.01 - 95.00%              256        62,929,919        6.91       7.477         624     245,820      94.75     62.35       94.98
95.01 - 100.00%              13         1,904,764        0.21       7.613         657     146,520      99.06     86.51      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY DOCUMENTATION

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  DOCUMENTATION        OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Stated                    1,504   $   441,371,997       48.48%      6.836%        653   $ 293,465      79.19%     0.00%      96.57%
Full                      1,373       303,521,053       33.34       6.767         620     221,064      82.09    100.00       96.20
Limited                     550       165,547,973       18.18       6.548         632     300,996      81.50      0.00       94.66
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                             DISTRIBUTION BY PURPOSE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
     PURPOSE           OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Purchase                  1,752   $   462,325,825       50.78%      6.741%        658   $ 263,885      81.19%    28.11%      95.20%
Cashout Refi              1,581       423,435,300       46.51       6.786         617     267,828      79.93     38.66       96.94
Rate/term Refi               94        24,679,898        2.71       6.704         630     262,552      80.27     39.92       98.58
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE ADJUSTABLE RATE MORTGAGE LOANS

                            DISTRIBUTION BY OCCUPANCY

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   OCCUPANCY           OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Owner Occupied            3,270   $   874,951,554       96.10%      6.754%        636   $ 267,569      80.54%    33.37%     100.00%
Second Home                  87        19,722,793        2.17       6.792         693     226,699      80.52     23.40        0.00
Investor                     70        15,766,675        1.73       7.105         666     225,238      82.73     43.85        0.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
    PROPERTY            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      TYPE             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Single Family             2,433   $   632,839,399       69.51%      6.763%        634   $ 260,107      80.38%    33.58%      96.69%
PUD                         488       134,103,196       14.73       6.776         644     274,802      80.84     35.72       95.81
Condo                       319        80,244,776        8.81       6.694         651     251,551      81.62     33.08       92.99
2 Family                    145        46,989,778        5.16       6.669         646     324,067      79.75     24.12       97.20
3-4 Family                   42        16,263,874        1.79       7.140         648     387,235      83.57     32.08       87.70
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                              DISTRIBUTION BY STATE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      STATE            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
CA                        1,319   $   455,602,276       50.04%      6.591%        643   $ 345,415      79.88%    27.73%      96.70%
NY                          155        49,607,431        5.45       6.755         630     320,048      79.84     31.84       99.60
MD                          188        47,484,585        5.22       6.884         633     252,578      80.91     43.04       99.37
FL                          240        46,156,781        5.07       7.042         634     192,320      81.46     37.85       89.80
VA                          128        35,825,250        3.93       7.010         641     279,885      80.15     22.82       97.72
NJ                          114        34,584,256        3.80       6.869         636     303,371      80.89     32.34       96.20
WA                          128        30,049,619        3.30       6.591         642     234,763      81.61     31.99       97.22
MA                           99        28,834,133        3.17       6.490         643     291,254      79.72     26.22       97.96
AZ                          132        28,523,011        3.13       7.051         636     216,083      82.34     46.86       89.67
IL                          132        26,430,052        2.90       6.980         634     200,228      81.61     41.86       99.06
Other                       792       127,343,630       13.99       7.113         627     160,787      82.32     49.09       93.34
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE ADJUSTABLE RATE MORTGAGE LOANS

                               DISTRIBUTION BY ZIP

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       ZIP             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
93550                        19   $     4,595,400        0.50%      6.757%        625   $ 241,863      83.13%    16.48%     100.00%
93535                        18         4,033,741        0.44       6.597         632     224,097      80.28     30.80       89.62
93552                        15         3,960,773        0.44       6.781         625     264,052      83.68     31.29      100.00
91304                         9         3,458,560        0.38       6.503         644     384,284      78.60      0.00      100.00
92376                        12         3,296,937        0.36       6.210         630     274,745      82.13     40.29      100.00
93551                         9         3,265,914        0.36       6.479         644     362,879      80.74     21.74      100.00
22193                        10         3,133,741        0.34       6.901         671     313,374      79.16      0.00      100.00
91406                         7         3,133,057        0.34       6.516         656     447,580      80.00     25.56      100.00
91331                        10         3,104,869        0.34       6.946         693     310,487      80.39      0.00       85.69
94565                         8         2,953,224        0.32       6.560         630     369,153      81.64     25.63      100.00
Other                     3,310       875,504,806       96.16       6.766         638     264,503      80.56     33.89       96.04
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
    REMAINING                                        POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
    MONTHS TO           NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
    MATURITY           OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
241 - 360                 3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
   AMORTIZATION         NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       TYPE            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
2 YR ARM BLN              1,169   $   349,164,640       38.35%      6.756%        629   $ 298,687      80.55%    27.55%      97.58%
2 YR ARM                  1,356       287,990,401       31.63       7.093         623     212,382      80.20     36.72       92.46
2 YR ARM IO                 591       186,716,991       20.51       6.373         672     315,934      81.52     38.20       98.90
3 YR ARM                     79        17,902,274        1.97       6.824         627     226,611      78.98     26.74       92.74
5 YR ARM IO                  54        16,481,645        1.81       6.132         672     305,216      81.97     38.72       99.67
3 YR ARM IO                  54        14,924,919        1.64       6.259         683     276,387      80.95     36.82       96.57
3 YR ARM BLN                 43        13,048,604        1.43       6.889         625     303,456      78.62     29.01       98.82
5 YR ARM BLN                 39        12,999,659        1.43       6.488         651     333,325      78.54     28.43      100.00
5 YR ARM                     40        10,779,461        1.18       6.429         655     269,487      80.66     55.46       88.50
6 MO ARM                      2           432,430        0.05       7.546         582     216,215      71.60     30.74      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                      DISTRIBUTION BY INITIAL PERIODIC CAP

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
     INITIAL                                         POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
    PERIODIC            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       CAP             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
0.51 - 1.00%                 32   $     5,881,110        0.65%      7.260%        623   $ 183,785      81.18%    67.63%     100.00%
1.01 - 1.50%                 68        12,897,777        1.42       6.941         631     189,673      81.56     42.16       97.49
1.51 - 2.00%                  2           336,930        0.04       9.215         588     168,465      95.00    100.00      100.00
2.51 - 3.00%              3,276       876,245,277       96.24       6.765         638     267,474      80.55     32.85       95.99
3.01 - 3.50%                  2           807,514        0.09       6.702         717     403,757      79.99     13.35      100.00
4.51 - 5.00%                 47        14,272,415        1.57       6.105         675     303,668      81.29     40.68       99.62
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       THE ADJUSTABLE RATE MORTGAGE LOANS

                          DISTRIBUTION BY PERIODIC CAP

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
    PERIODIC            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      CAP              OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
0.51 - 1.00%              3,415   $   907,888,222       99.72%      6.758%        638   $ 265,853      80.60%    33.28%      96.09%
1.51 - 2.00%                 12         2,552,801        0.28       7.696         594     212,733      75.13     55.49      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
   MONTHS TO            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   RATE RESET          OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
 1 - 12                       3   $       542,216        0.06%      7.815%        575   $ 180,739      73.30%    44.76%     100.00%
13 - 24                   3,115       823,762,245       90.48       6.787         637     264,450      80.65     33.16       96.09
25 - 36                     175        45,682,496        5.02       6.656         644     261,043      79.52     30.80       95.70
49 & Above                  134        40,454,067        4.44       6.331         661     301,896      80.51     39.69       96.80
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                        DISTRIBUTION BY LIFE MAXIMUM RATE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
  LIFE MAXIMUM          NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      RATE             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
11.99% & Below               58   $    18,721,917        2.06%      5.294%        678   $ 322,792      77.80%    34.93%      90.97%
12.00 - 12.49%              489       148,071,995       16.26       5.829         662     302,806      79.36     43.06       97.87
12.50 - 12.99%              636       188,295,606       20.68       6.270         649     296,062      79.68     34.67       97.14
13.00 - 13.49%            1,027       279,074,304       30.65       6.747         642     271,737      80.57     24.75       95.98
13.50 - 13.99%              442       105,848,919       11.63       7.250         626     239,477      81.28     31.36       95.50
14.00 - 14.49%              466       113,590,909       12.48       7.715         614     243,757      81.77     32.54       94.46
14.50 - 14.99%              136        27,525,761        3.02       8.221         599     202,395      85.16     43.52       95.54
15.00 - 15.49%              127        22,295,975        2.45       8.667         569     175,559      82.89     55.72       92.30
15.50 - 15.99%               27         4,081,736        0.45       9.234         546     151,175      84.73     50.67       98.86
16.00% & Above               19         2,933,899        0.32       9.716         526     154,416      81.37     76.34      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                             DISTRIBUTION BY MARGIN

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      MARGIN           OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
4.99% & Below               171   $    36,388,953        4.00%      6.754%        646   $ 212,801      80.86%    37.47%      96.75%
5.00 - 5.49%                241        70,550,170        7.75       6.155         646     292,739      77.87     42.57       97.26
5.50 - 5.99%                565       162,265,686       17.82       6.257         643     287,196      79.15     36.52       98.72
6.00 - 6.49%                885       246,548,301       27.08       6.573         644     278,586      79.64     31.81       95.97
6.50 - 6.99%                713       192,458,680       21.14       6.879         641     269,928      80.81     25.58       94.45
7.00% & Above               852       202,229,233       22.21       7.494         620     237,358      83.55     36.06       95.21
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    3,427   $   910,441,023      100.00%      6.761%        638   $ 265,667      80.58%    33.34%      96.10%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          THE FIXED RATE MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                   $  216,581,593
NUMBER OF MORTGAGE LOANS:                                               2,432
AVERAGE SCHEDULED PRINCIPAL BALANCE:                           $       89,055
WEIGHTED AVERAGE GROSS COUPON:                                          8.628%
WEIGHTED AVERAGE NET COUPON:(2)                                         8.118%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                      652
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                    45.21%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                           89.75%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                          253
WEIGHTED AVERAGE SEASONING(MONTHS):                                         1

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.

        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
 CURRENT PRINCIPAL      NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      BALANCE          OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
$50,000 & Below             860   $    28,286,327       13.06%     10.054%        651   $  32,891      97.38%    48.76%      95.83%
$50,001 - $75,000           582        36,107,166       16.67       9.786         660      62,040      97.18     34.88       96.21
$75,001 - $100,000          381        33,005,751       15.24       9.723         658      86,629      96.74     24.98       97.94
$100,001 - $125,000         198        22,130,282       10.22       9.267         654     111,769      94.13     32.70       98.05
$125,001 - $150,000         109        14,902,099        6.88       8.873         658     136,717      90.94     34.90       97.46
$150,001 - $200,000         114        19,527,796        9.02       7.747         643     171,296      82.25     44.76       97.21
$200,001 - $250,000          60        13,608,651        6.28       6.996         643     226,811      75.32     27.96       96.62
$250,001 - $300,000          36         9,899,607        4.57       6.914         638     274,989      79.57     38.94      100.00
$300,001 - $350,000          30         9,787,921        4.52       6.802         636     326,264      78.79     36.42       96.53
$350,001 - $400,000          17         6,314,730        2.92       6.846         646     371,455      82.82     46.70       81.79
$400,001 - $450,000          13         5,552,531        2.56       6.707         643     427,118      77.13     15.31       92.53
$450,001 - $500,000          11         5,272,330        2.43       6.255         673     479,303      78.61     18.02      100.00
$500,001 - $550,000           7         3,630,763        1.68       6.081         654     518,680      78.73     42.70      100.00
$550,001 - $600,000           9         5,198,925        2.40       6.397         642     577,658      81.91     32.68      100.00
$600,001 - $650,000           2         1,253,713        0.58       6.347         675     626,856      79.67     48.41      100.00
$650,001 - $700,000           2         1,358,087        0.63       7.080         659     679,043      80.00     48.62      100.00
$700,001 & Above              1           744,913        0.34       6.400         613     744,913      89.94      0.00      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          THE FIXED RATE MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  CURRENT RATE         OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
5.00 - 5.49%                  4   $     1,135,139        0.52%      5.283%        735   $ 283,785      77.45%    52.22%     100.00%
5.50 - 5.99%                 50        14,020,286        6.47       5.846         668     280,406      77.87     38.50       97.06
6.00 - 6.49%                 64        15,296,871        7.06       6.290         657     239,014      78.05     52.22       99.17
6.50 - 6.99%                153        33,802,966       15.61       6.765         642     220,934      76.34     40.31       96.70
7.00 - 7.49%                 64        11,613,265        5.36       7.248         633     181,457      78.04     31.85       92.21
7.50 - 7.99%                 93        13,461,065        6.22       7.775         618     144,743      82.52     46.25       91.60
8.00 - 8.49%                169        11,229,975        5.19       8.216         689      66,450      94.31     53.95       94.95
8.50 - 8.99%                193        14,513,814        6.70       8.782         674      75,201      96.04     46.07       97.28
9.00 - 9.49%                 92         7,322,320        3.38       9.189         655      79,590      95.51     35.94       97.32
9.50 - 9.99%                652        40,182,823       18.55       9.793         667      61,630      99.20     25.64       96.86
10.00 - 10.49%              162         9,683,000        4.47      10.242         636      59,772      97.16     36.18       99.27
10.50 - 10.99%              508        32,956,166       15.22      10.757         642      64,874      99.25     21.52       97.92
11.00 - 11.49%               95         4,611,731        2.13      11.235         633      48,545      97.74     40.67       98.27
11.50 - 11.99%               95         4,719,469        2.18      11.740         631      49,679      98.95      7.25      100.00
12.00% & Above               38         2,032,703        0.94      12.529         615      53,492      97.38     13.76      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  CURRENT RATE         OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
740 & Above                 149   $    13,554,008        6.26%      8.005%        762   $  90,966      90.45%    33.81%      88.70%
720 - 739                   121        10,449,009        4.82       8.439         729      86,355      96.36     30.33       92.33
700 - 719                   170        15,383,948        7.10       8.377         709      90,494      92.18     31.64       94.47
680 - 699                   242        23,632,236       10.91       8.302         689      97,654      90.21     25.70       92.94
660 - 679                   334        31,121,641       14.37       8.715         669      93,179      91.23     22.29       96.66
640 - 659                   395        32,558,433       15.03       8.958         650      82,426      92.14     28.18       97.39
620 - 639                   335        29,221,003       13.49       8.718         630      87,227      89.13     36.91      100.00
600 - 619                   363        29,542,718       13.64       9.089         610      81,385      90.33     40.23       99.62
580 - 599                   217        15,065,253        6.96       8.976         590      69,425      88.09     61.96       99.39
560 - 579                    48         5,836,406        2.69       7.934         571     121,592      80.30     62.50      100.00
540 - 559                    23         4,202,408        1.94       7.485         553     182,713      65.99     69.97      100.00
520 - 539                    18         3,300,595        1.52       7.479         529     183,366      76.68     36.37      100.00
500 - 519                    17         2,713,935        1.25       8.494         510     159,643      79.78     62.63      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                              DISTRIBUTION BY LIEN

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       LIEN            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
First                       477   $    95,382,742       44.04%      6.889%        639   $ 199,964      77.75%    42.45%      95.92%
Second                    1,955       121,198,851       55.96       9.996         662      61,994      99.19     29.54       97.48
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          THE FIXED RATE MORTGAGE LOANS

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
   COMBINED             NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  ORIGINAL LTV         OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
60.00% & Below               71   $     9,377,570        4.33%      7.092%        618   $ 132,078      48.32%    40.69%     100.00%
60.01 - 70.00%               51        11,150,946        5.15       6.735         635     218,646      65.75     28.39       95.57
70.01 - 80.00%              214        43,997,930       20.31       6.845         645     205,598      78.71     35.48       98.21
80.01 - 85.00%               50        11,002,616        5.08       6.909         636     220,052      84.05     50.19       84.58
85.01 - 90.00%              115        15,606,883        7.21       7.406         638     135,712      89.73     56.24       95.34
90.01 - 95.00%              170        14,130,494        6.52       8.794         650      83,121      94.48     39.18       96.88
95.01 - 100.00%           1,761       111,315,153       51.40       9.971         663      63,211      99.97     30.43       97.48
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   ORIGINAL LTV        OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
60.00% & Below            2,014   $   130,088,775       60.06%      9.786%        659   $  64,592      95.78%    30.10%      97.65%
60.01 - 70.00%               51        11,150,946        5.15       6.735         635     218,646      65.75     28.39       95.57
70.01 - 80.00%              214        43,997,930       20.31       6.845         645     205,598      78.71     35.48       98.21
80.01 - 85.00%               50        11,002,616        5.08       6.909         636     220,052      84.05     50.19       84.58
85.01 - 90.00%               63        13,205,164        6.10       6.894         636     209,606      89.72     64.01       94.93
90.01 - 95.00%               38         6,940,892        3.20       7.288         653     182,655      94.05     60.41       96.55
95.01 - 100.00%               2           195,269        0.09       8.011         664      97,634     100.00    100.00      100.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY DOCUMENTATION

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
  DOCUMENTATION        OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Stated                    1,113   $   102,073,886       47.13%      9.053%        666   $  91,711      90.71%     0.00%      97.13%
Full                        964        76,300,478       35.23       8.213         639      79,150      88.86    100.00       97.19
Limited                     355        38,207,229       17.64       8.320         642     107,626      88.94      0.00       95.10
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                             DISTRIBUTION BY PURPOSE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
     PURPOSE           OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Purchase                  1,652   $   119,777,860       55.30%      9.398%        664   $  72,505      96.26%    31.08%      95.74%
Cashout Refi                714        89,986,130       41.55       7.688         636     126,031      81.78     40.25       98.30
Rate/term Refi               66         6,817,603        3.15       7.502         662     103,297      80.42     41.84       95.37
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          THE FIXED RATE MORTGAGE LOANS

                            DISTRIBUTION BY OCCUPANCY

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
    OCCUPANCY          OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Owner Occupied            2,353   $   209,633,146       96.79%      8.640%        650   $  89,092      89.74%    35.37%     100.00%
Second Home                  64         4,086,818        1.89       8.959         704      63,857      95.34     31.35        0.00
Investor                     15         2,861,629        1.32       7.280         699     190,775      82.59     30.14        0.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
     PROPERTY           NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       TYPE            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
Single Family             1,734   $   154,389,054       71.28%      8.578%        649   $  89,036      88.77%    35.33%      97.95%
PUD                         363        29,939,875       13.82       8.981         661      82,479      93.35     43.24       94.69
Condo                       220        15,661,231        7.23       8.964         668      71,187      94.28     31.52       93.70
2 Family                    101        12,197,844        5.63       8.628         657     120,771      91.04     12.09       96.24
3-4 Family                   14         4,393,588        2.03       6.774         638     313,828      79.99     54.45       82.84
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                              DISTRIBUTION BY STATE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
      STATE            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
CA                          796   $    85,155,199       39.32%      8.840%        663   $ 106,979      91.36%    26.41%      97.80%
NY                          125        17,244,829        7.96       8.102         648     137,959      86.13     23.51       99.09
FL                          155        12,170,284        5.62       8.751         640      78,518      89.09     42.31       90.58
TX                          177        10,718,460        4.95       8.307         637      60,556      87.90     49.29       95.33
NJ                           72        10,159,274        4.69       7.919         649     141,101      84.67     28.21      100.00
MD                          116         9,767,110        4.51       8.927         646      84,199      91.04     37.34       98.71
WA                          107         8,871,882        4.10       8.430         657      82,915      91.96     42.78       91.44
VA                           91         8,827,368        4.08       9.087         650      97,004      89.83     24.80       99.46
MA                           79         8,117,331        3.75       8.255         637     102,751      87.39     47.70      100.00
AZ                           85         6,421,694        2.97       8.653         643      75,549      88.57     46.30       85.79
Other                       629        39,128,161       18.07       8.570         644      62,207      89.69     51.07       96.36
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          THE FIXED RATE MORTGAGE LOANS

                               DISTRIBUTION BY ZIP

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
                        NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       ZIP             OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
93550                        15   $     1,226,653        0.57%      8.705%        645   $  81,777      86.52%    10.15%     100.00%
92336                         6         1,206,455        0.56       7.189         687     201,076      87.36      0.00      100.00
08055                         3         1,079,291        0.50       7.881         660     359,764      85.15     19.17      100.00
94533                         6         1,072,784        0.50       7.918         683     178,797      89.33     20.70       28.83
94015                         5         1,012,193        0.47       7.687         739     202,439      87.47     13.63      100.00
91344                         5           991,328        0.46       8.520         646     198,266      84.65      0.00      100.00
11379                         2           984,782        0.45       5.990         620     492,391      80.52      0.00      100.00
93552                        12           932,800        0.43       9.141         646      77,733      94.60     24.93      100.00
92708                         3           899,530        0.42       7.063         676     299,843      87.02      0.00      100.00
91304                         7           882,176        0.41       8.531         653     126,025      95.09      0.00      100.00
Other                     2,368       206,293,602       95.25       8.666         651      87,117      89.85     36.54       97.00
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
   REMAINING                                         POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
   MONTHS TO            NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
   MATURITY            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
1 - 180                   1,968   $   126,175,301       58.26%      9.844%        661   $  64,113      97.99%    29.89%      97.51%
181 - 240                    42         1,753,977        0.81       9.441         653      41,761      77.84     52.54      100.00
241 - 360                   422        88,652,315       40.93       6.881         639     210,077      78.26     42.48       95.70
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                    WEIGHTED
                                                     PCT. OF     WEIGHTED    WEIGHTED                 AVG.
                                                     POOL BY       AVG.        AVG.        AVG.     COMBINED     PCT.       PCT.
   AMORTIZATION         NUMBER       PRINCIPAL      PRINCIPAL     GROSS      CURRENT    PRINCIPAL   ORIGINAL     FULL      OWNER
       TYPE            OF LOANS       BALANCE        BALANCE      COUPON       FICO      BALANCE       LTV       DOC      OCCUPIED
-------------------   ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
FIXED 15/30 BLN           1,887   $   118,300,225       54.62%      9.991%        662   $  62,692      99.36%    29.28%      97.41%
FIXED                       464        78,241,492       36.13       7.045         640     168,624      77.85     44.44       95.16
FIXED 30/40 BLN              81        20,039,876        9.25       6.759         639     247,406      79.41     34.40       99.49
                      ---------   ---------------   ---------    --------    --------   ---------   --------    ------    --------
TOTAL:                    2,432   $   216,581,593      100.00%      8.628%        652   $  89,055      89.75%    35.23%      96.79%
                      =========   ===============   =========    ========    ========   =========   ========    ======    ========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I AGGREGATE MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                     $  440,055,631
NUMBER OF MORTGAGE LOANS:                                                 2,496
AVERAGE SCHEDULED PRINCIPAL BALANCE:                             $      176,304
WEIGHTED AVERAGE GROSS COUPON:                                            7.071%
WEIGHTED AVERAGE NET COUPON: (2)                                          6.561%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        641
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      74.10%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             81.23%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            341
WEIGHTED AVERAGE SEASONING(MONTHS):                                           1
WEIGHTED AVERAGE MONTHS TO ROLL: (3)                                         25
WEIGHTED AVERAGE GROSS MARGIN: (3)                                         6.25%
WEIGHTED AVERAGE INITIAL RATE CAP: (3)                                     3.00%
WEIGHTED AVERAGE PERIODIC RATE CAP: (3)                                    1.00%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE: (3)                         13.26%

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.
        (3) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  CURRENT PRINCIPAL     NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       BALANCE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
$50,000 & Below             301   $  10,369,485        2.36%      10.166%       649   $  34,450      97.18%      47.26%       97.20%
$50,001 - $75,000           231      14,469,343        3.29        9.411        652      62,638      94.35       41.72        96.02
$75,001 - $100,000          211      18,432,151        4.19        8.664        643      87,356      89.42       41.79        96.12
$100,001 - $125,000         182      20,303,707        4.61        7.862        639     111,559      85.74       49.83        95.66
$125,001 - $150,000         192      26,460,006        6.01        7.249        635     137,813      80.18       54.22        93.33
$150,001 - $200,000         332      58,561,986       13.31        6.927        636     176,392      79.29       43.02        96.11
$200,001 - $250,000         375      84,366,341       19.17        6.735        640     224,977      79.15       38.37        96.56
$250,001 - $300,000         343      94,564,653       21.49        6.675        639     275,699      79.45       27.84        95.12
$300,001 - $350,000         241      77,938,223       17.71        6.721        645     323,395      80.34       19.94        97.03
$350,001 - $400,000          58      21,148,809        4.81        6.590        636     364,635      79.75       25.36        92.93
$400,001 - $450,000          18       7,635,789        1.74        6.514        669     424,211      74.87        5.42        94.57
$450,001 - $500,000           9       4,165,275        0.95        6.870        675     462,808      86.16       44.96        88.45
$500,001 - $550,000           2       1,071,695        0.24        7.454        595     535,848      89.68      100.00       100.00
$550,001 - $600,000           1         568,168        0.13        7.300        660     568,168      95.00        0.00       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I AGGREGATE MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CURRENT RATE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
4.99% & Below                 3   $     649,600        0.15%       4.990%       714   $ 216,533      79.64%      68.02%       58.50%
5.00 - 5.49%                 26       6,369,316        1.45        5.315        686     244,974      77.22       36.10        86.70
5.50 - 5.99%                265      62,485,262       14.20        5.820        661     235,793      78.65       44.13        97.28
6.00 - 6.49%                382      89,598,203       20.36        6.270        651     234,550      78.41       38.19        95.75
6.50 - 6.99%                476     106,276,785       24.15        6.749        645     223,271      79.22       26.43        96.01
7.00 - 7.49%                272      54,195,648       12.32        7.245        628     199,249      80.69       30.07        97.09
7.50 - 7.99%                297      58,742,899       13.35        7.732        616     197,788      81.22       31.94        92.52
8.00 - 8.49%                152      17,791,729        4.04        8.207        622     117,051      86.71       46.70        96.41
8.50 - 8.99%                144      15,047,790        3.42        8.738        616     104,499      88.08       53.10        93.50
9.00 - 9.49%                 57       4,371,308        0.99        9.212        660      76,690      96.17       35.09        97.21
9.50 - 9.99%                  4         490,745        0.11        9.615        534     122,686      75.68       41.39       100.00
10.00 - 10.49%              101       6,012,557        1.37       10.250        638      59,530      98.54       35.85       100.00
10.50 - 10.99%              160      10,364,300        2.36       10.753        648      64,777      99.14       18.00        98.55
11.00 - 11.49%               62       2,936,076        0.67       11.210        635      47,356      97.44       38.78       100.00
11.50 - 11.99%               68       3,277,675        0.74       11.717        632      48,201      99.34        9.99       100.00
12.00% & Above               27       1,445,740        0.33       12.514        616      53,546      98.85        2.63       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CREDIT SCORE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
740 & Above                 133   $  23,578,780        5.36%       6.676%       762   $ 177,284      82.22%      31.26%       85.13%
720 - 739                   121      21,927,786        4.98        6.764        730     181,221      84.01       33.02        91.06
700 - 719                   146      27,087,570        6.16        6.766        709     185,531      82.55       30.43        83.99
680 - 699                   205      35,613,538        8.09        6.859        689     173,725      81.83       20.86        92.35
660 - 679                   294      52,281,114       11.88        7.091        669     177,827      83.26       19.72        95.74
640 - 659                   371      67,220,435       15.28        6.993        649     181,187      81.95       27.94        96.97
620 - 639                   324      54,057,003       12.28        7.070        630     166,843      81.94       32.24        98.83
600 - 619                   355      56,942,430       12.94        7.248        610     160,401      80.68       35.48        99.35
580 - 599                   241      37,589,681        8.54        7.167        590     155,974      81.43       57.20       100.00
560 - 579                   102      20,488,351        4.66        7.178        570     200,866      76.54       43.56        98.48
540 - 559                    94      21,450,794        4.87        7.340        550     228,200      76.91       54.57        97.52
520 - 539                    61      12,572,801        2.86        7.519        530     206,111      74.97       52.50       100.00
500 - 519                    49       9,245,348        2.10        8.009        510     188,681      76.75       59.66        99.02
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY LIEN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        LIEN           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
First                     1,843   $ 400,566,341       91.03%       6.779%       639   $ 217,345      79.48%      34.56%       95.51%
Second                      653      39,489,291        8.97       10.029        661      60,474      99.01       32.44        98.17
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I AGGREGATE MORTGAGE LOANS

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      COMBINED          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below              101   $  18,594,121        4.23%       6.908%       596   $ 184,100      50.73%      32.14%       98.85%
60.01 - 70.00%              113      26,070,974        5.92        6.840        597     230,717      66.41       26.84        93.01
70.01 - 80.00%            1,216     266,770,298       60.62        6.666        652     219,383      79.41       29.04        96.20
80.01 - 85.00%              137      29,956,211        6.81        6.919        605     218,658      84.34       48.40        96.98
85.01 - 90.00%              180      35,248,070        8.01        7.072        631     195,823      89.65       48.45        89.47
90.01 - 95.00%              154      25,895,939        5.88        7.650        628     168,155      94.77       61.02        94.78
95.01 - 100.00%             595      37,520,019        8.53        9.914        661      63,059      99.92       35.78        98.45
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below              749   $  57,831,378       13.14%       9.026%       640   $  77,211      83.79%      32.09%       98.38%
60.01 - 70.00%              113      26,070,974        5.92        6.840        597     230,717      66.41       26.84        93.01
70.01 - 80.00%            1,216     266,770,298       60.62        6.666        652     219,383      79.41       29.04        96.20
80.01 - 85.00%              137      29,956,211        6.81        6.919        605     218,658      84.34       48.40        96.98
85.01 - 90.00%              159      34,369,880        7.81        6.987        631     216,163      89.64       49.33        89.29
90.01 - 95.00%              113      23,730,764        5.39        7.406        625     210,007      94.76       65.06        94.76
95.01 - 100.00%               9       1,326,128        0.30        7.485        658     147,348      98.66      100.00       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY DOCUMENTATION

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    DOCUMENTATION      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Stated                    1,155   $ 223,388,723       50.76%       7.173%       653   $ 193,410      80.03%       0.00%       96.28%
Full                        983     151,249,667       34.37        6.976        627     153,865      82.55      100.00        95.89
Limited                     358      65,417,241       14.87        6.940        633     182,730      82.30        0.00        93.57
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                             DISTRIBUTION BY PURPOSE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Purchase                  1,436   $ 233,241,671       53.00%       7.196%       661   $ 162,425      83.38%      28.94%       94.37%
Cashout Refi                989     193,771,379       44.03        6.935        617     195,927      78.85       40.62        97.30
Rate/term Refi               71      13,042,582        2.96        6.843        639     183,698      78.13       38.73        97.31
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I AGGREGATE MORTGAGE LOANS

                            DISTRIBUTION BY OCCUPANCY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
      OCCUPANCY        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Owner Occupied            2,394   $ 421,329,228       95.74%       7.075%       639   $ 175,994      81.19%      34.42%      100.00%
Second Home                  69      11,766,333        2.67        6.933        698     170,527      83.02       33.74         0.00
Investor                     33       6,960,070        1.58        7.035        687     210,911      80.74       32.22         0.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PROPERTY TYPE      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Single Family             1,713   $ 290,051,456       65.91%       7.081%       636   $ 169,324      80.73%      34.62%       97.01%
PUD                         385      67,065,018       15.24        7.193        650     174,195      82.79       38.21        93.32
Condo                       263      43,679,697        9.93        6.986        652     166,082      83.13       35.40        93.41
2 Family                    106      29,382,804        6.68        6.809        649     277,196      79.70       18.68        97.17
3-4 Family                   29       9,876,657        2.24        7.098        648     340,574      81.55       43.04        81.10
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY STATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        STATE          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
CA                          785   $ 164,473,484       37.38%       6.933%       645   $ 209,520      79.99%      27.08%       95.92%
MD                          162      30,053,522        6.83        7.095        642     185,516      81.63       43.30        99.58
FL                          197      29,759,472        6.76        7.342        641     151,063      82.74       34.40        89.33
NY                          122      28,722,562        6.53        6.959        638     235,431      79.37       22.09        99.45
WA                          125      20,954,684        4.76        6.956        644     167,637      83.74       35.72        97.68
VA                           99      18,998,754        4.32        7.579        643     191,907      82.28       20.30        96.63
IL                          103      17,220,627        3.91        7.187        630     167,191      82.41       41.12        98.56
TX                          116      15,738,199        3.58        7.207        642     135,674      81.10       43.49        96.78
MA                           68      15,004,851        3.41        6.597        642     220,660      79.41       31.14       100.00
AZ                           98      14,686,216        3.34        7.253        647     149,859      82.94       46.73        83.41
Other                       621      84,443,261       19.19        7.191        634     135,979      82.57       47.74        94.97
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I AGGREGATE MORTGAGE LOANS

                               DISTRIBUTION BY ZIP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        ZIP            OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
93550                        21   $   3,988,081        0.91%       7.184%       621   $ 189,909      84.07%      15.62%      100.00%
93552                        13       2,745,514        0.62        7.257        626     211,193      85.44       18.92       100.00
22193                        13       2,734,002        0.62        7.288        693     210,308      81.02        0.00       100.00
93535                        12       2,362,767        0.54        6.442        646     196,897      82.37       36.51        82.28
91706                         8       2,076,654        0.47        6.980        624     259,582      85.79       30.58       100.00
92376                         8       2,073,389        0.47        6.122        643     259,174      83.67       39.15       100.00
90011                         6       2,069,365        0.47        7.146        648     344,894      79.89       74.65        76.75
93551                         9       1,947,965        0.44        6.776        662     216,441      82.19       17.12       100.00
92335                         9       1,865,599        0.42        6.424        661     207,289      81.40       15.63       100.00
90003                         7       1,817,857        0.41        7.078        687     259,694      80.82        0.00        78.04
Other                     2,390     416,374,439       94.62        7.080        641     174,215      81.14       34.98        95.81
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  REMAINING MONTHS      NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     TO MATURITY       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
1   - 180                   660   $  41,858,352        9.51%       9.809%       659   $  63,422      97.11%      32.43%       98.08%
181 - 240                    19         712,441        0.16       10.206        664      37,497      78.18       48.13       100.00
241 - 360                 1,817     397,484,838       90.33        6.777        639     218,759      79.57       34.55        95.49
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
  AMORTIZATION TYPE    OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
2 YR ARM BLN                565   $ 135,367,875       30.76%       6.711%       628   $ 239,589      79.57%      30.61%       97.13%
2 YR ARM                    680     134,039,847       30.46        7.024        628     197,117      79.83       35.01        92.37
2 YR ARM IO                 205      50,928,133       11.57        6.334        693     248,430      81.04       37.72        97.28
FIXED                       235      38,725,342        8.80        7.044        640     164,789      76.83       44.86        97.01
FIXED 15/30 BLN             625      38,212,888        8.68       10.030        660      61,141      99.26       32.45        98.10
3 YR ARM                     47      10,450,268        2.37        6.780        623     222,346      76.84       26.17        90.95
FIXED 30/40 BLN              43       9,208,504        2.09        6.928        631     214,151      79.84       37.02        98.88
3 YR ARM BLN                 24       5,699,755        1.30        6.769        626     237,490      79.48       25.58        97.31
5 YR ARM IO                  20       5,188,395        1.18        6.237        687     259,420      79.12       25.64       100.00
5 YR ARM BLN                 17       4,589,202        1.04        6.420        650     269,953      79.22       40.95       100.00
Other                        35       7,645,422        1.74        6.266        666     218,441      80.25       40.36        98.20
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I AGGREGATE MORTGAGE LOANS

                      DISTRIBUTION BY INITIAL PERIODIC CAP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
       INITIAL          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PERIODIC CAP       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
0.51 - 1.00%                  6   $   1,048,254        0.24%       7.554%       601   $ 174,709      74.13%      59.02%      100.00%
1.01 - 1.50%                 35       5,511,391        1.25        6.989        623     157,468      80.26       42.02        94.12
2.51 - 3.00%              1,533     342,394,463       77.81        6.759        639     223,349      79.83       33.24        95.21
4.51 - 5.00%                 19       4,954,790        1.13        6.254        687     260,778      78.38       26.85       100.00
N/A                         903      86,146,734       19.58        8.356        648      95,401      87.10       38.52        97.70
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY PERIODIC CAP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PERIODIC CAP       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
0.51 - 1.00%              1,587   $ 352,603,578       80.13%       6.753%       640   $ 222,182      79.83%      33.32%       95.25%
1.51 - 2.00%                  6       1,305,320        0.30        8.058        562     217,553      72.49       44.70       100.00
N/A                         903      86,146,734       19.58        8.356        648      95,401      87.10       38.52        97.70
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      MONTHS TO         NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     RATE RESET        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
1 - 12                        1   $     109,786        0.02%       8.875%       548   $ 109,786      80.00%     100.00%      100.00%
13 - 24                   1,449     320,226,070       72.77        6.781        639     220,998      79.91       33.56        95.16
25 - 36                      89      20,465,858        4.65        6.694        637     229,953      78.69       28.97        94.63
49 & Above                   54      13,107,185        2.98        6.268        662     242,726      78.84       34.78        98.95
N/A                         903      86,146,734       19.58        8.356        648      95,401      87.10       38.52        97.70
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY LIFE MAXIMUM RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
    LIFE MAXIMUM        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        RATE           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
11.99% & Below               27   $   6,848,553        1.56%       5.280%       689   $ 253,650      77.94%      38.87%       83.69%
12.00 - 12.49%              240      57,524,542       13.07        5.820        660     239,686      78.96       44.71        97.37
12.50 - 12.99%              341      81,112,584       18.43        6.266        651     237,867      78.57       35.62        95.47
13.00 - 13.49%              404      91,074,754       20.70        6.744        644     225,433      79.74       24.48        95.94
13.50 - 13.99%              231      46,800,905       10.64        7.252        629     202,601      81.20       29.27        96.63
14.00 - 14.49%              237      50,364,213       11.44        7.720        615     212,507      80.95       29.59        92.18
14.50 - 14.99%               62      11,589,633        2.63        8.204        592     186,930      83.06       43.50        96.41
15.00 - 15.49%               46       7,704,206        1.75        8.684        562     167,483      81.08       54.89        89.61
15.50 - 15.99%                2         423,952        0.10        8.735        521     211,976      76.96      100.00       100.00
16.00% & Above                3         465,556        0.11        9.595        525     155,185      74.36       43.63       100.00
N/A                         903      86,146,734       19.58        8.356        648      95,401      87.10       38.52        97.70
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I AGGREGATE MORTGAGE LOANS

                             DISTRIBUTION BY MARGIN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       MARGIN          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
4.99% & Below                98   $  19,432,249        4.42%       6.974%       635   $ 198,288      81.28%      38.44%       96.08%
5.00 - 5.49%                125      29,327,729        6.66        6.279        637     234,622      76.49       43.00        97.65
5.50 - 5.99%                269      60,251,919       13.69        6.236        644     223,985      78.16       36.71        97.71
6.00 - 6.49%                437     101,300,794       23.02        6.575        646     231,810      79.00       32.54        94.85
6.50 - 6.99%                312      69,609,223       15.82        6.899        639     223,106      80.14       26.78        94.48
7.00% & Above               352      73,986,985       16.81        7.434        628     210,190      82.86       32.80        93.44
N/A                         903      86,146,734       19.58        8.356        648      95,401      87.10       38.52        97.70
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    2,496   $ 440,055,631      100.00%       7.071%       641   $ 176,304      81.23%      34.37%       95.74%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I ADJUSTABLE MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                      $ 353,908,898
NUMBER OF MORTGAGE LOANS:                                                 1,593
AVERAGE SCHEDULED PRINCIPAL BALANCE:                              $     222,165
WEIGHTED AVERAGE GROSS COUPON:                                            6.758%
WEIGHTED AVERAGE NET COUPON: (2)                                          6.248%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        639
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      79.80%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             79.80%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            359
WEIGHTED AVERAGE SEASONING(MONTHS):                                           1
WEIGHTED AVERAGE MONTHS TO ROLL:                                             25
WEIGHTED AVERAGE GROSS MARGIN:                                             6.25%
WEIGHTED AVERAGE INITIAL RATE CAP:                                         3.00%
WEIGHTED AVERAGE PERIODIC RATE CAP:                                        1.00%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                             13.26%

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  CURRENT PRINCIPAL     NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       BALANCE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
$50,000 & Below               7   $     297,717        0.08%       7.275%       613   $  42,531      77.84%      85.23%      100.00%
$50,001 - $75,000            38       2,442,489        0.69        7.494        613      64,276      80.59       76.25        94.23
$75,001 - $100,000           71       6,375,102        1.80        7.214        627      89,790      80.03       65.56        90.03
$100,001 - $125,000         112      12,530,618        3.54        7.157        628     111,881      81.59       56.24        95.56
$125,001 - $150,000         143      19,761,789        5.58        6.924        627     138,194      78.20       56.66        92.35
$150,001 - $200,000         278      49,334,638       13.94        6.878        634     177,463      79.39       40.31        95.76
$200,001 - $250,000         332      74,671,811       21.10        6.716        640     224,915      79.60       39.80        96.11
$250,001 - $300,000         315      86,895,164       24.55        6.660        639     275,858      79.47       26.81        94.69
$300,001 - $350,000         217      70,158,526       19.82        6.706        647     323,311      80.46       18.01        96.70
$350,001 - $400,000          54      19,708,737        5.57        6.554        639     364,977      79.90       23.49        92.41
$400,001 - $450,000          14       5,927,168        1.67        6.540        672     423,369      76.00        6.98       100.00
$450,001 - $500,000           9       4,165,275        1.18        6.870        675     462,808      86.16       44.96        88.45
$500,001 - $550,000           2       1,071,695        0.30        7.454        595     535,848      89.68      100.00       100.00
$550,001 - $600,000           1         568,168        0.16        7.300        660     568,168      95.00        0.00       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I ADJUSTABLE MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CURRENT RATE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
4.99% & Below                 3   $     649,600        0.18%       4.990%       714   $ 216,533      79.64%      68.02%       58.50%
5.00 - 5.49%                 24       6,198,953        1.75        5.311        686     258,290      77.76       35.82        86.34
5.50 - 5.99%                240      57,524,542       16.25        5.820        660     239,686      78.96       44.71        97.37
6.00 - 6.49%                341      81,112,584       22.92        6.266        651     237,867      78.57       35.62        95.47
6.50 - 6.99%                404      91,074,754       25.73        6.744        644     225,433      79.74       24.48        95.94
7.00 - 7.49%                231      46,726,431       13.20        7.245        629     202,279      81.28       28.76        96.62
7.50 - 7.99%                238      50,733,289       14.34        7.727        614     213,165      80.77       29.88        92.23
8.00 - 8.49%                 62      11,539,868        3.26        8.205        592     186,127      83.37       43.68        96.39
8.50 - 8.99%                 46       7,778,987        2.20        8.700        559     169,108      80.96       58.47        89.71
9.00% & Above                 4         569,892        0.16        9.527        531     142,473      78.14       53.95       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CREDIT SCORE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
740 & Above                  77   $  18,082,565        5.11%       6.346%       762   $ 234,839      80.34%      26.17%       84.73%
720 - 739                    75      17,583,143        4.97        6.504        730     234,442      81.41       28.24        91.13
700 - 719                    91      21,720,748        6.14        6.475        709     238,690      80.79       27.60        80.80
680 - 699                   120      28,102,981        7.94        6.543        689     234,192      79.97       18.14        91.73
660 - 679                   172      40,758,646       11.52        6.636        669     236,969      81.57       18.74        94.62
640 - 659                   235      54,210,824       15.32        6.615        649     230,684      80.32       27.75        96.54
620 - 639                   197      42,308,092       11.95        6.696        629     214,762      80.62       30.65        98.50
600 - 619                   213      44,873,280       12.68        6.815        610     210,673      79.00       35.07        99.35
580 - 599                   144      29,568,314        8.35        6.784        589     205,336      80.14       58.17       100.00
560 - 579                    89      18,714,776        5.29        7.103        570     210,278      76.47       41.93        98.34
540 - 559                    85      19,262,902        5.44        7.375        550     226,622      78.93       53.37        97.24
520 - 539                    55      11,252,651        3.18        7.528        530     204,594      74.69       53.88       100.00
500 - 519                    40       7,469,975        2.11        7.985        510     186,749      75.03       60.28        98.78
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY LIEN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        LIEN           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
First                     1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I ADJUSTABLE MORTGAGE LOANS

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      COMBINED          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     ORGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below               62   $  12,542,094        3.54%       6.872%       587   $ 202,292      51.25%      28.71%       98.29%
60.01 - 70.00%               92      21,362,202        6.04        6.848        589     232,198      66.62       27.38        93.78
70.01 - 80.00%            1,101     245,298,912       69.31        6.642        653     222,796      79.45       28.37        95.99
80.01 - 85.00%              108      24,297,500        6.87        6.935        600     224,977      84.39       46.50        96.27
85.01 - 90.00%              123      27,945,041        7.90        6.983        628     227,195      89.62       45.16        88.13
90.01 - 95.00%               99      21,247,443        6.00        7.399        622     214,621      94.80       65.35        94.69
95.01 - 100.00%               8       1,215,706        0.34        7.461        659     151,963      98.53      100.00       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below               62   $  12,542,094        3.54%       6.872%       587   $ 202,292      51.25%      28.71%       98.29%
60.01 - 70.00%               92      21,362,202        6.04        6.848        589     232,198      66.62       27.38        93.78
70.01 - 80.00%            1,101     245,298,912       69.31        6.642        653     222,796      79.45       28.37        95.99
80.01 - 85.00%              108      24,297,500        6.87        6.935        600     224,977      84.39       46.50        96.27
85.01 - 90.00%              123      27,945,041        7.90        6.983        628     227,195      89.62       45.16        88.13
90.01 - 95.00%               99      21,247,443        6.00        7.399        622     214,621      94.80       65.35        94.69
95.01 - 100.00%               8       1,215,706        0.34        7.461        659     151,963      98.53      100.00       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                         DISTRIBUTION BY DOCUMENTATION

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    DOCUMENTATION      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Stated                      758   $ 185,113,570       52.31%       6.829%       653   $ 244,213      78.50%       0.00%       95.89%
Full                        616     118,069,583       33.36        6.719        622     191,671      81.37      100.00        95.51
Limited                     219      50,725,745       14.33        6.590        632     231,624      80.90        0.00        92.46
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                             DISTRIBUTION BY PURPOSE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Purchase                    865   $ 190,116,476       53.72%       6.746%       661   $ 219,788      80.89%      27.76%       93.78%
Cashout Refi                684     153,873,070       43.48        6.779        613     224,961      78.53       40.07        96.99
Rate/term Refi               44       9,919,352        2.80        6.660        632     225,440      78.62       36.70        97.26
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I ADJUSTABLE MORTGAGE LOANS

                            DISTRIBUTION BY OCCUPANCY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
      OCCUPANCY        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Owner Occupied            1,514   $ 337,167,173       95.27%       6.752%       637   $ 222,700      79.71%      33.44%      100.00%
Second Home                  49      10,430,524        2.95        6.794        698     212,868      81.92       30.59         0.00
Investor                     30       6,311,201        1.78        7.028        681     210,373      81.51       33.54         0.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                         DISTRIBUTION BY PROPERTY TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
     PROPERTY           NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       TYPE            OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Single Family             1,084   $ 229,987,790       64.99%       6.766%       635   $ 212,166      79.33%      33.37%       96.45%
PUD                         235      53,678,766       15.17        6.790        646     228,420      80.46       36.14        93.20
Condo                       171      36,640,035       10.35        6.710        648     214,269      81.49       37.11        92.79
2 Family                     81      25,641,966        7.25        6.575        649     316,567      78.81       20.04        96.75
3-4 Family                   22       7,960,341        2.25        7.139        655     361,834      84.37       39.95        81.77
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY STATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        STATE          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
CA                          518   $ 135,967,923       38.42%       6.583%       642   $ 262,486      78.18%      26.50%       95.47%
MD                          105      24,816,854        7.01        6.771        639     236,351      79.80       43.57       100.00
FL                          124      23,739,414        6.71        6.990        639     191,447      81.01       32.59        87.80
NY                           78      21,663,397        6.12        6.700        639     277,736      78.94       22.00        99.28
WA                           76      16,445,361        4.65        6.608        640     216,386      81.86       33.79        97.25
IL                           76      15,285,570        4.32        7.007        630     201,126      81.17       40.00        98.38
VA                           60      15,167,146        4.29        7.116        643     252,786      80.40       20.67        95.78
MA                           46      11,960,624        3.38        6.403        649     260,014      79.72       25.98       100.00
NV                           50      11,936,389        3.37        6.719        647     238,728      80.90       44.63        81.67
AZ                           60      11,689,106        3.30        6.874        645     194,818      80.76       46.04        82.36
Other                       400      65,237,115       18.43        7.001        631     163,093      81.70       46.13        97.03
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I ADJUSTABLE MORTGAGE LOANS

                               DISTRIBUTION BY ZIP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
         ZIP           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
93550                        12   $   3,173,377        0.90%       6.751%       614   $ 264,448      82.86%      15.70%      100.00%
93552                         8       2,244,444        0.63        7.006        621     280,555      84.43       20.65       100.00
93535                        10       2,236,435        0.63        6.290        644     223,644      81.37       35.78        81.28
22193                         8       2,221,790        0.63        6.861        701     277,724      79.09        0.00       100.00
91706                         6       1,906,523        0.54        6.672        624     317,754      84.52       33.30       100.00
90011                         5       1,789,458        0.51        7.091        654     357,892      81.73       70.68        73.11
93551                         6       1,697,605        0.48        6.454        661     282,934      79.74       19.65       100.00
92376                         6       1,688,721        0.48        5.975        645     281,453      81.81       48.07       100.00
90003                         5       1,666,241        0.47        6.835        687     333,248      79.30        0.00        76.04
92335                         6       1,594,745        0.45        6.324        645     265,791      80.32       18.29       100.00
Other                     1,521     333,689,560       94.29        6.765        639     219,388      79.69       33.86        95.37
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  REMAINING MONTHS      NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     TO MATURITY       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
241 - 360                 1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
  AMORTIZATION TYPE    OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
2 YR ARM BLN                565   $ 135,367,875       38.25%       6.711%       628   $ 239,589      79.57%      30.61%       97.13%
2 YR ARM                    680     134,039,847       37.87        7.024        628     197,117      79.83       35.01        92.37
2 YR ARM IO                 205      50,928,133       14.39        6.334        693     248,430      81.04       37.72        97.28
3 YR ARM                     47      10,450,268        2.95        6.780        623     222,346      76.84       26.17        90.95
3 YR ARM BLN                 24       5,699,755        1.61        6.769        626     237,490      79.48       25.58        97.31
5 YR ARM IO                  20       5,188,395        1.47        6.237        687     259,420      79.12       25.64       100.00
5 YR ARM BLN                 17       4,589,202        1.30        6.420        650     269,953      79.22       40.95       100.00
3 YR ARM IO                  18       4,315,835        1.22        6.388        685     239,769      82.09       40.23       100.00
5 YR ARM                     17       3,329,587        0.94        6.107        641     195,858      77.87       40.53        95.87
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                      DISTRIBUTION BY INITIAL PERIODIC CAP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
       INITIAL          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PERIODIC CAP       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
0.51 - 1.00%                  6   $   1,048,254        0.30%       7.554%       601   $ 174,709      74.13%      59.02%      100.00%
1.01 - 1.50%                 35       5,511,391        1.56        6.989        623     157,468      80.26       42.02        94.12
2.51 - 3.00%              1,533     342,394,463       96.75        6.759        639     223,349      79.83       33.24        95.21
4.51 - 5.00%                 19       4,954,790        1.40        6.254        687     260,778      78.38       26.85       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I ADJUSTABLE MORTGAGE LOANS

                          DISTRIBUTION BY PERIODIC CAP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PERIODIC CAP       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
0.51 - 1.00%              1,587   $ 352,603,578       99.63%       6.753%       640   $ 222,182      79.83%      33.32%       95.25%
1.51 - 2.00%                  6       1,305,320        0.37        8.058        562     217,553      72.49       44.70       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      MONTHS TO         NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     RATE RESET        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
1 - 12                        1   $     109,786        0.03%       8.875%       548   $ 109,786      80.00%     100.00%      100.00%
13 - 24                   1,449     320,226,070       90.48        6.781        639     220,998      79.91       33.56        95.16
25 - 36                      89      20,465,858        5.78        6.694        637     229,953      78.69       28.97        94.63
49 & Above                   54      13,107,185        3.70        6.268        662     242,726      78.84       34.78        98.95
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY LIFE MAXIMUM RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
  LIFE MAXIMUM RATE    OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
11.99% & Below               27   $   6,848,553        1.94%       5.280%       689   $ 253,650      77.94%      38.87%       83.69%
12.00 - 12.49%              240      57,524,542       16.25        5.820        660     239,686      78.96       44.71        97.37
12.50 - 12.99%              341      81,112,584       22.92        6.266        651     237,867      78.57       35.62        95.47
13.00 - 13.49%              404      91,074,754       25.73        6.744        644     225,433      79.74       24.48        95.94
13.50 - 13.99%              231      46,800,905       13.22        7.252        629     202,601      81.20       29.27        96.63
14.00 - 14.49%              237      50,364,213       14.23        7.720        615     212,507      80.95       29.59        92.18
14.50 - 14.99%               62      11,589,633        3.27        8.204        592     186,930      83.06       43.50        96.41
15.00 - 15.49%               46       7,704,206        2.18        8.684        562     167,483      81.08       54.89        89.61
15.50 - 15.99%                2         423,952        0.12        8.735        521     211,976      76.96      100.00       100.00
16.00% & Above                3         465,556        0.13        9.595        525     155,185      74.36       43.63       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                             DISTRIBUTION BY MARGIN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       MARGIN          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
4.99% & Below                98   $  19,432,249        5.49%       6.974%       635   $ 198,288      81.28%      38.44%       96.08%
5.00 - 5.49%                125      29,327,729        8.29        6.279        637     234,622      76.49       43.00        97.65
5.50 - 5.99%                269      60,251,919       17.02        6.236        644     223,985      78.16       36.71        97.71
6.00 - 6.49%                437     101,300,794       28.62        6.575        646     231,810      79.00       32.54        94.85
6.50 - 6.99%                312      69,609,223       19.67        6.899        639     223,106      80.14       26.78        94.48
7.00% & Above               352      73,986,985       20.91        7.434        628     210,190      82.86       32.80        93.44
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,593   $ 353,908,898      100.00%       6.758%       639   $ 222,165      79.80%      33.36%       95.27%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          GROUP I FIXED MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                       $ 86,146,734
NUMBER OF MORTGAGE LOANS:                                                   903
AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $95,401
WEIGHTED AVERAGE GROSS COUPON:                                            8.356%
WEIGHTED AVERAGE NET COUPON: (2)                                          7.846%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        648
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      50.68%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             87.10%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            270
WEIGHTED AVERAGE SEASONING(MONTHS):                                           1

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  CURRENT PRINCIPAL     NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       BALANCE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
$50,000 & Below             294   $  10,071,767       11.69%      10.251%       650   $  34,258      97.75%      46.14%       97.12%
$50,001 - $75,000           193      12,026,853       13.96        9.800        660      62,315      97.15       34.71        96.39
$75,001 - $100,000          140      12,057,049       14.00        9.430        651      86,122      94.39       29.23        99.34
$100,001 - $125,000          70       7,773,089        9.02        8.999        658     111,044      92.44       39.48        95.82
$125,001 - $150,000          49       6,698,217        7.78        8.209        657     136,698      86.02       47.01        96.22
$150,001 - $200,000          54       9,227,348       10.71        7.192        649     170,877      78.74       57.47        97.96
$200,001 - $250,000          43       9,694,529       11.25        6.880        640     225,454      75.68       27.32       100.00
$250,001 - $300,000          28       7,669,490        8.90        6.845        644     273,910      79.28       39.43       100.00
$300,001 - $350,000          24       7,779,698        9.03        6.857        630     324,154      79.26       37.35       100.00
$350,001 - $400,000           4       1,440,072        1.67        7.086        589     360,018      77.66       50.98       100.00
$400,001 - $450,000           4       1,708,622        1.98        6.425        656     427,155      70.98        0.00        75.73
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          GROUP I FIXED MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CURRENT RATE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
5.00 - 5.49%                  2   $     170,362        0.20%       5.471%       703   $  85,181      57.75%      46.36%      100.00%
5.50 - 5.99%                 25       4,960,720        5.76        5.827        673     198,429      75.03       37.42        96.21
6.00 - 6.49%                 41       8,485,619        9.85        6.301        648     206,966      76.90       62.73        98.50
6.50 - 6.99%                 72      15,202,030       17.65        6.778        649     211,139      76.11       38.09        96.44
7.00 - 7.49%                 41       7,469,217        8.67        7.242        621     182,176      76.98       38.28       100.00
7.50 - 7.99%                 59       8,009,610        9.30        7.766        626     135,756      84.05       45.04        94.30
8.00 - 8.49%                 90       6,251,862        7.26        8.212        678      69,465      92.86       52.26        96.45
8.50 - 8.99%                 98       7,268,803        8.44        8.779        677      74,171      95.71       47.36        97.55
9.00 - 9.49%                 56       4,266,972        4.95        9.211        662      76,196      96.20       33.50        97.14
9.50 - 9.99%                  1          25,189        0.03        9.990        690      25,189     100.00        0.00       100.00
10.00 - 10.49%              101       6,012,557        6.98       10.250        638      59,530      98.54       35.85       100.00
10.50 - 10.99%              160      10,364,300       12.03       10.753        648      64,777      99.14       18.00        98.55
11.00 - 11.49%               62       2,936,076        3.41       11.210        635      47,356      97.44       38.78       100.00
11.50 - 11.99%               68       3,277,675        3.80       11.717        632      48,201      99.34        9.99       100.00
12.00% & Above               27       1,445,740        1.68       12.514        616      53,546      98.85        2.63       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CREDIT SCORE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
740 & Above                  56   $   5,496,214        6.38%       7.762%       760   $  98,147      88.40%      48.02%       86.43%
720 - 739                    46       4,344,643        5.04        7.819        730      94,449      94.54       52.38        90.79
700 - 719                    55       5,366,822        6.23        7.943        710      97,579      89.69       41.90        96.91
680 - 699                    85       7,510,557        8.72        8.042        688      88,359      88.78       31.07        94.67
660 - 679                   122      11,522,468       13.38        8.701        670      94,446      89.25       23.18        99.70
640 - 659                   136      13,009,611       15.10        8.570        650      95,659      88.74       28.69        98.77
620 - 639                   127      11,748,911       13.64        8.420        631      92,511      86.66       37.97       100.00
600 - 619                   142      12,069,150       14.01        8.860        610      84,994      86.91       36.99        99.34
580 - 599                    97       8,021,367        9.31        8.582        590      82,695      86.19       53.62       100.00
560 - 579                    13       1,773,575        2.06        7.968        571     136,429      77.28       60.75       100.00
540 - 559                     9       2,187,892        2.54        7.030        554     243,099      59.08       65.13       100.00
520 - 539                     6       1,320,150        1.53        7.444        530     220,025      77.29       40.70       100.00
500 - 519                     9       1,775,373        2.06        8.106        511     197,264      83.96       57.04       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY LIEN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        LIEN           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
First                       250   $  46,657,443       54.16%       6.940%       638   $ 186,630      77.02%      43.66%       97.30%
Second                      653      39,489,291       45.84       10.029        661      60,474      99.01       32.44        98.17
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          GROUP I FIXED MORTGAGE LOANS

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      COMBINED          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below               39   $   6,052,027        7.03%       6.983%       616   $ 155,180      49.64%      39.24%      100.00%
60.01 - 70.00%               21       4,708,772        5.47        6.804        636     224,227      65.46       24.42        89.51
70.01 - 80.00%              115      21,471,386       24.92        6.932        645     186,708      78.92       36.65        98.65
80.01 - 85.00%               29       5,658,711        6.57        6.853        624     195,128      84.12       56.54       100.00
85.01 - 90.00%               57       7,303,029        8.48        7.410        643     128,123      89.76       61.05        94.61
90.01 - 95.00%               55       4,648,496        5.40        8.797        656      84,518      94.60       41.24        95.20
95.01 - 100.00%             587      36,304,313       42.14        9.996        661      61,847      99.96       33.63        98.39
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below              687   $  45,289,283       52.57%       9.622%       655   $  65,923      92.80%      33.03%       98.40%
60.01 - 70.00%               21       4,708,772        5.47        6.804        636     224,227      65.46       24.42        89.51
70.01 - 80.00%              115      21,471,386       24.92        6.932        645     186,708      78.92       36.65        98.65
80.01 - 85.00%               29       5,658,711        6.57        6.853        624     195,128      84.12       56.54       100.00
85.01 - 90.00%               36       6,424,839        7.46        7.005        642     178,468      89.73       67.50        94.37
90.01 - 95.00%               14       2,483,321        2.88        7.462        657     177,380      94.39       62.58        95.41
95.01 - 100.00%               1         110,422        0.13        7.750        653     110,422     100.00      100.00       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY DOCUMENTATION

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    DOCUMENTATION      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Stated                      397   $  38,275,153       44.43%       8.838%       657   $  96,411      87.40%       0.00%       98.16%
Full                        367      33,180,085       38.52        7.891        644      90,409      86.75      100.00        97.27
Limited                     139      14,691,496       17.05        8.149        637     105,694      87.13        0.00        97.44
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                             DISTRIBUTION BY PURPOSE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Purchase                    571   $  43,125,194       50.06%       9.179%       663   $  75,526      94.36%      34.12%       96.98%
Cashout Refi                305      39,898,309       46.31        7.539        631     130,814      80.08       42.74        98.49
Rate/term Refi               27       3,123,230        3.63        7.426        662     115,675      76.59       45.17        97.45
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          GROUP I FIXED MORTGAGE LOANS

                            DISTRIBUTION BY OCCUPANCY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
      OCCUPANCY        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Owner Occupied              880   $  84,162,055       97.70%       8.371%       647   $  95,639      87.14%      38.35%      100.00%
Second Home                  20       1,335,810        1.55        8.026        704      66,790      91.59       58.37         0.00
Investor                      3         648,869        0.75        7.104        744     216,290      73.29       19.40         0.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PROPERTY TYPE      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Single Family               629   $  60,063,666       69.72%       8.289%       642   $  95,491      86.07%      39.41%       99.17%
PUD                         150      13,386,251       15.54        8.811        667      89,242      92.14       46.49        93.78
Condo                        92       7,039,662        8.17        8.420        675      76,518      91.68       26.49        96.63
2 Family                     25       3,740,838        4.34        8.414        651     149,634      85.82        9.35       100.00
3-4 Family                    7       1,916,316        2.22        6.929        618     273,759      69.84       55.89        78.36
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY STATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        STATE          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
CA                          267   $  28,505,561       33.09%       8.601%       658   $ 106,762      88.63%      29.84%       98.09%
NY                           44       7,059,165        8.19        7.756        636     160,436      80.69       22.34       100.00
FL                           73       6,020,058        6.99        8.732        649      82,467      89.57       41.51        95.37
MD                           57       5,236,668        6.08        8.626        654      91,871      90.30       42.03        97.60
TX                           36       4,703,400        5.46        7.281        650     130,650      81.09       42.66        94.99
WA                           49       4,509,323        5.23        8.229        659      92,027      90.60       42.78        99.26
VA                           39       3,831,608        4.45        9.411        644      98,246      89.69       18.84       100.00
MA                           22       3,044,227        3.53        7.360        616     138,374      78.20       51.41       100.00
AZ                           38       2,997,110        3.48        8.729        655      78,871      91.45       49.40        87.52
NJ                           17       2,947,214        3.42        7.599        627     173,366      76.97       32.15       100.00
Other                       261      17,292,400       20.07        8.315        641      66,254      88.07       56.37        97.73
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          GROUP I FIXED MORTGAGE LOANS

                               DISTRIBUTION BY ZIP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
         ZIP           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
93550                         9   $     814,704        0.95%       8.872%       650   $  90,523      88.77%      15.29%      100.00%
11558                         3         584,913        0.68        8.200        596     194,971      72.76       60.18       100.00
22193                         5         512,212        0.59        9.141        658     102,442      89.40        0.00       100.00
93552                         5         501,070        0.58        8.379        652     100,214      89.95       11.17       100.00
76248                         2         498,067        0.58        7.771        548     249,034      80.00       29.53       100.00
95127                         2         480,829        0.56        7.417        659     240,414      72.11        0.00       100.00
91406                         4         474,329        0.55        9.632        662     118,582     100.00       19.43       100.00
98166                         2         459,713        0.53        7.179        637     229,856      80.00        0.00       100.00
11379                         1         449,551        0.52        5.990        624     449,551      69.23        0.00       100.00
95838                         3         447,673        0.52        7.801        644     149,224      86.07       12.95       100.00
Other                       867      80,923,672       93.94        8.371        649      93,338      87.36       39.98        97.55
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  REMAINING MONTHS      NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     TO MATURITY       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
1 - 180                     660   $  41,858,352       48.59%       9.809%       659   $  63,422      97.11%      32.43%       98.08%
181 - 240                    19         712,441        0.83       10.206        664      37,497      78.18       48.13       100.00
241 - 360                   224      43,575,941       50.58        6.930        638     194,535      77.63       44.21        97.29
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
  AMORTIZATION TYPE    OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
FIXED                       235   $  38,725,342       44.95%       7.044%       640   $ 164,789      76.83%      44.86%       97.01%
FIXED 15/30 BLN             625      38,212,888       44.36       10.030        660      61,141      99.26       32.45        98.10
FIXED 30/40 BLN              43       9,208,504       10.69        6.928        631     214,151      79.84       37.02        98.88
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                      903   $  86,146,734      100.00%       8.356%       648   $  95,401      87.10%      38.52%       97.70%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP II AGGREGATE MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                      $ 686,966,984
NUMBER OF MORTGAGE LOANS:                                                 3,363
AVERAGE SCHEDULED PRINCIPAL BALANCE:                              $     204,272
WEIGHTED AVERAGE GROSS COUPON:                                            7.151%
WEIGHTED AVERAGE NET COUPON: (2)                                          6.641%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        640
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      73.58%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             83.05%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            336
WEIGHTED AVERAGE SEASONING(MONTHS):                                           1
WEIGHTED AVERAGE MONTHS TO ROLL: (3)                                         25
WEIGHTED AVERAGE GROSS MARGIN: (3)                                         6.40%
WEIGHTED AVERAGE INITIAL RATE CAP: (3)                                     3.00%
WEIGHTED AVERAGE PERIODIC RATE CAP: (3)                                    1.00%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE: (3)                         13.26%

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.
        (3) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  CURRENT PRINCIPAL     NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       BALANCE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
$50,000 & Below             593   $  19,431,698        2.83%       9.812%       649   $  32,768      96.03%      51.19%       94.53%
$50,001 - $75,000           477      29,468,887        4.29        9.413        648      61,780      93.87       42.87        95.04
$75,001 - $100,000          333      29,033,932        4.23        9.174        648      87,189      92.94       32.49        96.49
$100,001 - $125,000         242      27,247,134        3.97        8.384        633     112,591      88.16       41.37        96.96
$125,001 - $150,000         177      24,344,535        3.54        8.023        627     137,540      86.02       49.93        97.87
$150,001 - $200,000         259      45,139,523        6.57        7.271        633     174,284      81.17       44.20        94.82
$200,001 - $250,000         187      42,066,936        6.12        6.911        632     224,957      79.28       42.91        94.77
$250,001 - $300,000         153      42,190,024        6.14        6.834        626     275,752      81.07       46.94        94.77
$300,001 - $350,000         115      37,468,076        5.45        6.798        639     325,809      81.54       30.97        96.55
$350,001 - $400,000         258      97,694,626       14.22        6.594        647     378,661      81.02       28.97        96.08
$400,001 - $450,000         182      77,170,977       11.23        6.724        635     424,016      81.82       30.23        97.80
$450,001 - $500,000         128      60,704,928        8.84        6.488        653     474,257      80.72       24.29        96.87
$500,001 - $550,000          96      50,097,267        7.29        6.688        642     521,847      80.96       28.10        96.85
$550,001 - $600,000          71      40,999,202        5.97        6.720        641     577,454      81.11       25.25        97.20
$600,001 - $650,000          34      21,201,440        3.09        6.558        643     623,572      81.30       23.58        97.00
$650,001 - $700,000          25      16,968,560        2.47        6.730        662     678,742      83.97       27.93       100.00
$700,001 & Above             33      25,739,241        3.75        6.664        637     779,977      81.37       12.30       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP II AGGREGATE MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CURRENT RATE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
5.00 - 5.49%                 32   $  12,434,391        1.81%       5.288%       679   $ 388,575      77.73%      32.07%       95.39%
5.50 - 5.99%                275     100,010,770       14.56        5.836        663     363,676      79.62       41.98        98.13
6.00 - 6.49%                317     113,689,274       16.55        6.272        649     358,641      80.44       34.35        98.50
6.50 - 6.99%                707     207,431,919       30.20        6.750        640     293,397      80.57       26.47        96.10
7.00 - 7.49%                233      63,075,303        9.18        7.253        624     270,709      81.21       32.42        93.52
7.50 - 7.99%                263      68,453,477        9.96        7.721        613     260,279      82.32       35.46        95.58
8.00 - 8.49%                152      20,729,242        3.02        8.233        628     136,377      88.98       46.93        94.42
8.50 - 8.99%                177      21,899,710        3.19        8.701        605     123,727      87.98       52.52        94.83
9.00 - 9.49%                 60       6,650,201        0.97        9.234        593     110,837      89.78       41.86        98.19
9.50 - 9.99%                665      42,205,782        6.14        9.786        660      63,467      98.39       28.24        97.01
10.00 - 10.49%               62       3,994,713        0.58       10.214        622      64,431      94.08       41.85        98.24
10.50 - 10.99%              349      22,687,791        3.30       10.758        639      65,008      99.22       23.45        97.64
11.00 - 11.49%               33       1,675,655        0.24       11.278        628      50,777      98.26       43.98        95.23
11.50 - 11.99%               27       1,441,794        0.21       11.794        629      53,400      98.07        1.04       100.00
12.00% & Above               11         586,963        0.09       12.568        613      53,360      93.75       41.16       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CREDIT SCORE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
740 & Above                 168   $  30,966,110        4.51%       6.872%       763   $ 184,322      83.80%      27.42%       91.32%
720 - 739                   136      28,504,467        4.15        6.952        730     209,592      84.78       17.51        93.71
700 - 719                   209      44,108,864        6.42        6.882        709     211,047      84.16       27.69        96.50
680 - 699                   278      59,164,949        8.61        7.039        688     212,824      83.58       16.09        93.19
660 - 679                   409      88,876,107       12.94        7.005        669     217,301      83.80       22.43        94.61
640 - 659                   488      96,214,386       14.01        7.158        649     197,161      84.75       22.88        95.45
620 - 639                   437      86,384,545       12.57        7.145        629     197,676      83.41       34.03        96.91
600 - 619                   518     101,996,989       14.85        7.229        609     196,905      83.68       36.54        98.86
580 - 599                   337      61,881,947        9.01        7.172        589     183,626      82.14       62.91        99.16
560 - 579                   153      37,236,799        5.42        7.390        571     243,378      80.56       50.91        99.84
540 - 559                    84      21,736,554        3.16        7.409        551     258,769      77.60       48.93        99.69
520 - 539                    63      12,358,550        1.80        7.539        530     196,167      77.34       50.12       100.00
500 - 519                    83      17,536,718        2.55        8.123        509     211,286      75.07       57.23       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY LIEN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        LIEN           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
First                     2,061   $ 605,257,424       88.11%       6.769%       637   $ 293,672      80.86%      33.96%       96.47%
Second                    1,302      81,709,560       11.89        9.980        663      62,757      99.27       28.15        97.14
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP II AGGREGATE MORTGAGE LOANS

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      COMBINED          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below               84   $  14,423,130        2.10%       6.917%       598   $ 171,704      48.75%      30.09%       96.78%
60.01 - 70.00%              126      34,272,792        4.99        6.793        598     272,006      66.83       30.08        94.19
70.01 - 80.00%            1,267     381,647,044       55.56        6.645        647     301,221      79.32       28.51        97.93
80.01 - 85.00%              160      48,108,360        7.00        6.706        618     300,677      84.35       45.03        89.47
85.01 - 90.00%              275      81,651,285       11.89        7.004        632     296,914      89.65       39.66        95.33
90.01 - 95.00%              272      51,164,474        7.45        7.753        630     188,105      94.66       56.63        95.61
95.01 - 100.00%           1,179      75,699,899       11.02        9.940        664      64,207      99.97       29.19        97.07
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below            1,379   $  95,897,079       13.96%       9.519%       653   $  69,541      91.84%      28.26%       97.08%
60.01 - 70.00%              126      34,272,792        4.99        6.793        598     272,006      66.83       30.08        94.19
70.01 - 80.00%            1,267     381,647,044       55.56        6.645        647     301,221      79.32       28.51        97.93
80.01 - 85.00%              160      48,108,360        7.00        6.706        618     300,677      84.35       45.03        89.47
85.01 - 90.00%              244      80,127,756       11.66        6.944        632     328,392      89.65       40.16        95.28
90.01 - 95.00%              181      46,140,048        6.72        7.485        628     254,917      94.64       60.67        95.33
95.01 - 100.00%               6         773,906        0.11        7.931        656     128,984     100.00       66.79       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY DOCUMENTATION

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    DOCUMENTATION      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Stated                    1,462   $ 320,057,160       46.59%       7.308%       656   $ 218,917      82.29%       0.00%       96.95%
Full                      1,354     228,571,863       33.27        7.111        622     168,812      84.05      100.00        96.74
Limited                     547     138,337,962       20.14        6.852        635     252,903      83.18        0.00        95.30
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                             DISTRIBUTION BY PURPOSE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Purchase                  1,968   $ 348,862,014       50.78%       7.349%       658   $ 177,267      84.90%      28.58%       95.95%
Cashout Refi              1,306     319,650,051       46.53        6.950        622     244,755      81.10       37.93        97.10
Rate/term Refi               89      18,454,920        2.69        6.900        635     207,359      81.84       41.46        98.30
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP II AGGREGATE MORTGAGE LOANS

                            DISTRIBUTION BY OCCUPANCY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
      OCCUPANCY        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Owner Occupied            3,229   $ 663,255,472       96.55%       7.146%       639   $ 205,406      83.04%      33.34%      100.00%
Second Home                  82      12,043,278        1.75        7.389        692     146,869      83.12       15.99         0.00
Investor                     52      11,668,235        1.70        7.190        661     224,389      83.88       47.42         0.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PROPERTY TYPE      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Single Family             2,454   $ 497,176,997       72.37%       7.141%       638   $ 202,599      82.78%      33.52%       96.90%
PUD                         466      96,978,054       14.12        7.169        646     208,107      83.35       36.32        97.19
Condo                       276      52,226,310        7.60        7.130        655     189,226      84.15       30.68        92.86
2 Family                    140      29,804,817        4.34        7.333        647     212,892      84.42       24.56        96.84
3-4 Family                   27      10,780,806        1.57        7.030        644     399,289      83.97       31.16        91.77
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY STATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        STATE          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
CA                        1,330   $ 376,283,991       54.77%       6.951%       646   $ 282,920      82.43%      27.72%       97.28%
NY                          158      38,129,698        5.55        7.211        632     241,327      83.03       35.42        99.48
NJ                          122      30,107,658        4.38        7.209        641     246,784      82.88       32.64        95.86
FL                          198      28,567,594        4.16        7.457        630     144,281      83.38       43.34        90.62
MD                          142      27,198,174        3.96        7.384        629     191,536      83.75       40.70        98.89
VA                          120      25,653,865        3.73        7.303        642     213,782      81.91       25.37        99.12
MA                          110      21,946,612        3.19        7.070        641     199,515      82.77       30.80        97.32
AZ                          119      20,258,489        2.95        7.412        630     170,239      83.88       46.77        92.98
WA                          110      17,966,817        2.62        7.073        647     163,335      84.24       32.96        93.83
TX                          223      15,854,522        2.31        8.144        616      71,097      86.68       50.38        92.96
Other                       731      84,999,565       12.37        7.554        632     116,278      84.85       48.05        94.58
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP II AGGREGATE MORTGAGE LOANS

                               DISTRIBUTION BY ZIP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
         ZIP           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
94015                        10   $   3,831,193        0.56%       6.667%       692   $ 383,119      83.74%       3.60%      100.00%
91406                        10       3,441,871        0.50        6.836        655     344,187      81.79       26.40       100.00
91344                         8       3,094,788        0.45        7.466        640     386,848      79.36        0.00       100.00
91351                        10       2,973,759        0.43        6.844        658     297,376      82.40       23.42       100.00
92336                         9       2,898,246        0.42        6.616        660     322,027      86.99        0.00       100.00
91304                         9       2,872,377        0.42        6.969        647     319,153      82.83        0.00       100.00
94513                         7       2,786,495        0.41        6.716        644     398,071      82.99       65.56       100.00
91381                         6       2,684,992        0.39        7.384        640     447,499      76.35       45.82        81.74
92630                         7       2,512,318        0.37        6.763        690     358,903      83.49       16.07       100.00
91605                         6       2,359,798        0.34        6.696        618     393,300      83.84       39.25       100.00
Other                     3,281     657,511,148       95.71        7.162        640     200,400      83.08       33.83        96.47
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  REMAINING MONTHS      NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     TO MATURITY       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
1 - 180                   1,308   $  84,316,949       12.27%       9.861%       662   $  64,462      98.42%      28.64%       97.23%
181 - 240                    23       1,041,536        0.15        8.919        645      45,284      77.60       55.55       100.00
241 - 360                 2,032     601,608,500       87.57        6.768        637     296,067      80.91       33.88        96.45
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
  AMORTIZATION TYPE    OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
2 YR ARM BLN                604   $ 213,796,765       31.12%       6.785%       630   $ 353,968      81.16%      25.61%       97.86%
2 YR ARM                    676     153,950,553       22.41        7.153        618     227,738      80.53       38.20        92.55
2 YR ARM IO                 386     135,788,857       19.77        6.388        664     351,785      81.70       38.39        99.50
FIXED 15/30 BLN           1,262      80,087,337       11.66        9.973        663      63,461      99.41       27.76        97.08
FIXED                       229      39,516,150        5.75        7.046        640     172,560      78.86       44.04        93.35
5 YR ARM IO                  34      11,293,250        1.64        6.084        665     332,154      83.28       44.74        99.52
FIXED 30/40 BLN              38      10,831,372        1.58        6.615        646     285,036      79.05       32.17       100.00
3 YR ARM IO                  36      10,609,084        1.54        6.207        682     294,697      80.48       35.44        95.18
5 YR ARM BLN                 22       8,410,457        1.22        6.525        652     382,294      78.16       21.60       100.00
3 YR ARM                     32       7,452,006        1.08        6.886        632     232,875      81.98       27.54        95.24
Other                        44      15,231,153        2.22        6.798        641     346,163      79.71       46.55        92.77
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP II AGGREGATE MORTGAGE LOANS

                      DISTRIBUTION BY INITIAL PERIODIC CAP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
       INITIAL          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PERIODIC CAP       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
0.51 - 1.00%                 26   $   4,832,856        0.70%       7.196%       628   $ 185,879      82.71%      69.50%      100.00%
1.01 - 1.50%                 33       7,386,386        1.08        6.906        637     223,830      82.54       42.27       100.00
1.51 - 2.00%                  2         336,930        0.05        9.215        588     168,465      95.00      100.00       100.00
2.51 - 3.00%              1,743     533,850,814       77.71        6.768        637     306,283      81.00       32.60        96.50
3.01 - 3.50%                  2         807,514        0.12        6.702        717     403,757      79.99       13.35       100.00
4.51 - 5.00%                 28       9,317,625        1.36        6.025        669     332,772      82.83       48.03        99.42
N/A                       1,529     130,434,859       18.99        8.807        654      85,307      91.49       33.06        96.19
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY PERIODIC CAP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PEIRODIC CAP       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
0.51 - 1.00%              1,828   $ 555,284,644       80.83%       6.761%       637   $ 303,766      81.08%      33.25%       96.62%
1.51 - 2.00%                  6       1,247,481        0.18        7.317        628     207,914      77.91       66.77       100.00
N/A                       1,529     130,434,859       18.99        8.807        654      85,307      91.49       33.06        96.19
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      MONTHS TO         NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     RATE RESET        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
1 - 12                        2   $     432,430        0.06%       7.546%       582   $ 216,215      71.60%      30.74%      100.00%
13 - 24                   1,666     503,536,175       73.30        6.791        635     302,243      81.11       32.90        96.68
25 - 36                      86      25,216,638        3.67        6.625        651     293,217      80.19       32.28        96.57
49 & Above                   80      27,346,882        3.98        6.362        660     341,836      81.31       42.04        95.77
N/A                       1,529     130,434,859       18.99        8.807        654      85,307      91.49       33.06        96.19
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY LIFE MAXIMUM RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
  LIFE MAXIMUM RATE    OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
11.99% & Below               31   $  11,873,364        1.73%       5.303%       672   $ 383,012      77.72%      32.65%       95.17%
12.00 - 12.49%              249      90,547,453       13.18        5.835        663     363,644      79.62       42.01        98.19
12.50 - 12.99%              295     107,183,023       15.60        6.273        648     363,332      80.52       33.95        98.41
13.00 - 13.49%              623     187,999,550       27.37        6.749        640     301,765      80.97       24.88        96.00
13.50 - 13.99%              211      59,048,014        8.60        7.249        623     279,848      81.34       33.02        94.61
14.00 - 14.49%              229      63,226,697        9.20        7.711        613     276,099      82.43       34.89        96.28
14.50 - 14.99%               74      15,936,128        2.32        8.233        605     215,353      86.69       43.53        94.91
15.00 - 15.49%               81      14,591,769        2.12        8.658        573     180,145      83.85       56.16        93.72
15.50 - 15.99%               25       3,657,784        0.53        9.292        549     146,311      85.63       44.96        98.73
16.00% & Above               16       2,468,343        0.36        9.739        526     154,271      82.69       82.51       100.00
N/A                       1,529     130,434,859       18.99        8.807        654      85,307      91.49       33.06        96.19
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP II AGGREGATE MORTGAGE LOANS

                             DISTRIBUTION BY MARGIN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       MARGIN          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
4.99% & Below                73   $  16,956,704        2.47%       6.502%       659   $ 232,284      80.38%      36.35%       97.51%
5.00 - 5.49%                116      41,222,442        6.00        6.067        652     355,366      78.86       42.27        96.99
5.50 - 5.99%                296     102,013,767       14.85        6.269        642     344,641      79.74       36.41        99.32
6.00 - 6.49%                448     145,247,507       21.14        6.572        643     324,213      80.09       31.30        96.75
6.50 - 6.99%                401     122,849,457       17.88        6.868        641     306,358      81.19       24.90        94.43
7.00% & Above               500     128,242,249       18.67        7.529        616     256,484      83.95       37.94        96.24
N/A                       1,529     130,434,859       18.99        8.807        654      85,307      91.49       33.06        96.19
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    3,363   $ 686,966,984      100.00%       7.151%       640   $ 204,272      83.05%      33.27%       96.55%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                      $ 556,532,125
NUMBER OF MORTGAGE LOANS:                                                 1,834
AVERAGE SCHEDULED PRINCIPAL BALANCE:                              $     303,453
WEIGHTED AVERAGE GROSS COUPON:                                            6.763%
WEIGHTED AVERAGE NET COUPON: (2)                                          6.253%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        637
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      81.07%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             81.07%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            359
WEIGHTED AVERAGE SEASONING(MONTHS):                                           1
WEIGHTED AVERAGE MONTHS TO ROLL:                                             25
WEIGHTED AVERAGE GROSS MARGIN:                                             6.40%
WEIGHTED AVERAGE INITIAL RATE CAP:                                         3.00%
WEIGHTED AVERAGE PERIODIC RATE CAP:                                        1.00%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                             13.26%

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  CURRENT PRINCIPAL     NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       BALANCE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
$50,000 & Below              27   $   1,217,138        0.22%       7.826%       616   $  45,079      78.93%      65.73%       85.89%
$50,001 - $75,000            88       5,388,574        0.97        7.775        593      61,234      79.02       78.24        90.25
$75,001 - $100,000           92       8,085,231        1.45        7.315        611      87,883      79.60       58.30        94.82
$100,001 - $125,000         114      12,889,941        2.32        7.238        611     113,070      80.48       55.13        94.39
$125,001 - $150,000         117      16,140,652        2.90        7.315        610     137,954      81.47       62.59        97.57
$150,001 - $200,000         199      34,839,075        6.26        6.983        632     175,071      79.92       47.41        94.32
$200,001 - $250,000         170      38,152,814        6.86        6.873        630     224,428      79.77       44.29        95.44
$250,001 - $300,000         145      39,959,906        7.18        6.816        626     275,586      81.10       47.48        94.48
$300,001 - $350,000         109      35,459,853        6.37        6.810        638     325,320      81.80       30.86        97.32
$350,001 - $400,000         245      92,819,967       16.68        6.584        646     378,857      80.84       28.11        97.12
$400,001 - $450,000         173      73,327,068       13.18        6.719        635     423,856      81.92       30.65        97.68
$450,001 - $500,000         117      55,432,598        9.96        6.510        651     473,783      80.92       24.89        96.58
$500,001 - $550,000          89      46,466,503        8.35        6.735        641     522,096      81.13       26.96        96.60
$550,001 - $600,000          62      35,800,277        6.43        6.767        641     577,424      80.99       24.17        96.79
$600,001 - $650,000          32      19,947,728        3.58        6.571        641     623,366      81.40       22.02        96.81
$650,001 - $700,000          23      15,610,473        2.80        6.699        662     678,716      84.31       26.13       100.00
$700,001 & Above             32      24,994,328        4.49        6.672        637     781,073      81.11       12.67       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CURRENT RATE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
5.00 - 5.49%                 30   $  11,469,614        2.06%       5.291%       674   $ 382,320      77.46%      30.28%       95.00%
5.50 - 5.99%                250      90,951,203       16.34        5.834        662     363,805      79.64       42.27        98.19
6.00 - 6.49%                294     106,878,023       19.20        6.271        648     363,531      80.50       34.05        98.40
6.50 - 6.99%                626     188,830,984       33.93        6.749        640     301,647      80.97       24.93        96.02
7.00 - 7.49%                210      58,931,255       10.59        7.253        622     280,625      81.30       33.28        94.60
7.50 - 7.99%                229      63,002,021       11.32        7.715        614     275,118      82.49       34.37        96.27
8.00 - 8.49%                 73      15,751,128        2.83        8.237        604     215,769      86.72       44.04        94.85
8.50 - 8.99%                 82      14,654,700        2.63        8.659        573     178,716      83.83       56.35        93.75
9.00% & Above                40       6,063,197        1.09        9.478        539     151,580      84.50       59.67        99.24
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CREDIT SCORE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
740 & Above                  75   $  22,908,316        4.12%       6.415%       764   $ 305,444      80.97%      28.58%       91.70%
720 - 739                    61      22,400,100        4.02        6.427        730     367,215      81.27       18.29        93.78
700 - 719                    94      34,091,739        6.13        6.374        709     362,678      81.41       28.14        97.48
680 - 699                   121      43,043,271        7.73        6.520        688     355,730      80.85       13.43        93.59
660 - 679                   197      69,276,935       12.45        6.518        669     351,660      81.37       22.62        94.53
640 - 659                   229      76,665,564       13.78        6.633        649     334,784      82.29       21.61        95.19
620 - 639                   229      68,912,453       12.38        6.696        629     300,928      81.54       33.48        96.13
600 - 619                   297      84,523,421       15.19        6.812        609     284,591      81.82       35.31        98.66
580 - 599                   217      54,838,061        9.85        6.883        589     252,710      81.10       61.81        99.22
560 - 579                   118      33,173,967        5.96        7.325        571     281,135      80.43       49.39        99.82
540 - 559                    70      19,722,038        3.54        7.350        551     281,743      78.02       46.24        99.66
520 - 539                    51      10,378,105        1.86        7.546        530     203,492      77.55       53.30       100.00
500 - 519                    75      16,598,157        2.98        8.060        509     221,309      75.26       56.33       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY LIEN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        LIEN           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
First                     1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      COMBINED          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below               52   $  11,097,587        1.99%       6.806%       591   $ 213,415      49.59%      26.13%       95.81%
60.01 - 70.00%               96      27,830,618        5.00        6.819        589     289,902      67.03       29.80        92.84
70.01 - 80.00%            1,168     359,120,500       64.53        6.638        647     307,466      79.37       28.14        97.93
80.01 - 85.00%              139      42,764,454        7.68        6.673        614     307,658      84.40       45.23        92.13
85.01 - 90.00%              217      73,347,431       13.18        6.959        632     338,007      89.65       38.26        95.26
90.01 - 95.00%              157      41,682,476        7.49        7.516        625     265,493      94.72       60.82        95.13
95.01 - 100.00%               5         689,059        0.12        7.879        653     137,812     100.00       62.70       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below               52   $  11,097,587        1.99%       6.806%       591   $ 213,415      49.59%      26.13%       95.81%
60.01 - 70.00%               96      27,830,618        5.00        6.819        589     289,902      67.03       29.80        92.84
70.01 - 80.00%            1,168     359,120,500       64.53        6.638        647     307,466      79.37       28.14        97.93
80.01 - 85.00%              139      42,764,454        7.68        6.673        614     307,658      84.40       45.23        92.13
85.01 - 90.00%              217      73,347,431       13.18        6.959        632     338,007      89.65       38.26        95.26
90.01 - 95.00%              157      41,682,476        7.49        7.516        625     265,493      94.72       60.82        95.13
95.01 - 100.00%               5         689,059        0.12        7.879        653     137,812     100.00       62.70       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY DOCUMENTATION

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    DOCUMENTATION      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Stated                      746   $ 256,258,427       46.05%       6.842%       653   $ 343,510      79.69%       0.00%       97.07%
Full                        757     185,451,470       33.32        6.798        619     244,982      82.55      100.00        96.65
Limited                     331     114,822,228       20.63        6.530        633     346,895      81.77        0.00        95.64
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                             DISTRIBUTION BY PURPOSE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Purchase                    887   $ 272,209,349       48.91%       6.737%       656   $ 306,888      81.40%      28.35%       96.20%
Cashout Refi                897     269,562,230       48.44        6.790        619     300,515      80.72       37.86        96.91
Rate/term Refi               50      14,760,547        2.65        6.733        628     295,211      81.39       42.08        99.47
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

                            DISTRIBUTION BY OCCUPANCY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
      OCCUPANCY        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Owner Occupied            1,756   $ 537,784,381       96.63%       6.755%       636   $ 306,255      81.07%      33.33%      100.00%
Investor                     40       9,455,475        1.70        7.157        656     236,387      83.54       50.73         0.00
Second Home                  38       9,292,270        1.67        6.790        688     244,533      78.96       15.33         0.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PROPERTY TYPE      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Single Family             1,349   $ 402,851,608       72.39%       6.762%       634   $ 298,630      80.97%      33.70%       96.83%
PUD                         253      80,424,430       14.45        6.768        644     317,883      81.09       35.43        97.55
Condo                       148      43,604,742        7.84        6.680        653     294,627      81.73       29.70        93.16
2 Family                     64      21,347,812        3.84        6.782        642     333,560      80.89       29.01        97.73
3-4 Family                   20       8,303,534        1.49        7.142        641     415,177      82.81       24.54        93.40
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY STATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        STATE          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
CA                          801   $ 319,634,353       57.43%       6.595%       643   $ 399,044      80.60%      28.25%       97.22%
NY                           77      27,944,034        5.02        6.798        623     362,910      80.53       39.46        99.86
NJ                           67      22,895,598        4.11        6.944        635     341,725      81.33       34.54        94.56
MD                           83      22,667,731        4.07        7.007        627     273,105      82.12       42.46        98.67
FL                          116      22,417,368        4.03        7.097        629     193,253      81.94       43.41        91.92
VA                           68      20,658,105        3.71        6.932        639     303,796      79.97       24.40        99.14
MA                           53      16,873,508        3.03        6.552        639     318,368      79.72       26.38        96.51
AZ                           72      16,833,904        3.02        7.174        630     233,804      83.43       47.42        94.76
WA                           52      13,604,258        2.44        6.571        645     261,620      81.31       29.81        97.19
IL                           56      11,144,482        2.00        6.942        640     199,009      82.22       44.41       100.00
Other                       389      61,858,785       11.12        7.234        622     159,020      82.82       49.09        92.85
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

                               DISTRIBUTION BY ZIP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
         ZIP           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
91406                         7   $   3,133,057        0.56%       6.516%       656   $ 447,580      80.00%      25.56%      100.00%
94015                         5       2,819,000        0.51        6.301        676     563,800      82.39        0.00       100.00
91351                         6       2,600,595        0.47        6.375        657     433,433      79.88       18.60       100.00
94513                         5       2,531,206        0.45        6.360        642     506,241      81.27       62.08       100.00
91381                         4       2,389,911        0.43        6.953        641     597,478      73.43       45.28        79.48
91304                         5       2,389,801        0.43        6.399        644     477,960      79.36        0.00       100.00
91344                         5       2,324,379        0.42        7.341        640     464,876      79.06        0.00       100.00
91605                         5       2,268,437        0.41        6.563        618     453,687      83.19       36.81       100.00
91402                         6       2,167,401        0.39        6.820        641     361,233      82.26       35.18       100.00
92630                         4       2,164,477        0.39        6.267        690     541,119      80.93       18.65       100.00
Other                     1,782     531,743,862       95.55        6.771        637     298,397      81.12       33.76        96.57
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
  REMAINING MONTHS      NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
     TO MATURITY       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
241 - 360                 1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
  AMORTIZATION TYPE    OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
2 YR ARM BLN                604   $ 213,796,765       38.42%       6.785%       630   $ 353,968      81.16%      25.61%       97.86%
2 YR ARM                    676     153,950,553       27.66        7.153        618     227,738      80.53       38.20        92.55
2 YR ARM IO                 386     135,788,857       24.40        6.388        664     351,785      81.70       38.39        99.50
5 YR ARM IO                  34      11,293,250        2.03        6.084        665     332,154      83.28       44.74        99.52
3 YR ARM IO                  36      10,609,084        1.91        6.207        682     294,697      80.48       35.44        95.18
5 YR ARM BLN                 22       8,410,457        1.51        6.525        652     382,294      78.16       21.60       100.00
3 YR ARM                     32       7,452,006        1.34        6.886        632     232,875      81.98       27.54        95.24
5 YR ARM                     23       7,449,874        1.34        6.573        661     323,908      81.91       62.14        85.21
3 YR ARM BLN                 19       7,348,849        1.32        6.983        625     386,782      77.95       31.68       100.00
6 MO ARM                      2         432,430        0.08        7.546        582     216,215      71.60       30.74       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                      DISTRIBUTION BY INITIAL PERIODIC CAP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
       INITIAL          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PERIODIC CAP       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
0.51 - 1.00%                 26   $   4,832,856        0.87%       7.196%       628   $ 185,879      82.71%      69.50%      100.00%
1.01 - 1.50%                 33       7,386,386        1.33        6.906        637     223,830      82.54       42.27       100.00
1.51 - 2.00%                  2         336,930        0.06        9.215        588     168,465      95.00      100.00       100.00
2.51 - 3.00%              1,743     533,850,814       95.92        6.768        637     306,283      81.00       32.60        96.50
3.01 - 3.50%                  2         807,514        0.15        6.702        717     403,757      79.99       13.35       100.00
4.51 - 5.00%                 28       9,317,625        1.67        6.025        669     332,772      82.83       48.03        99.42
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

                          DISTRIBUTION BY PERIODIC CAP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PERIODIC CAP       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
0.51 - 1.00%              1,828   $ 555,284,644       99.78%       6.761%       637   $ 303,766      81.08%      33.25%       96.62%
1.51 - 2.00%                  6       1,247,481        0.22        7.317        628     207,914      77.91       66.77       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
MONTHS TO RATE RESET   OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
1 - 12                        2   $     432,430        0.08%       7.546%       582   $ 216,215      71.60%      30.74%      100.00%
13 - 24                   1,666     503,536,175       90.48        6.791        635     302,243      81.11       32.90        96.68
25 - 36                      86      25,216,638        4.53        6.625        651     293,217      80.19       32.28        96.57
49 & Above                   80      27,346,882        4.91        6.362        660     341,836      81.31       42.04        95.77
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY LIFE MAXIMUM RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
 LIFE MAXIMUM RATE     OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
11.99% & Below               31   $  11,873,364        2.13%       5.303%       672   $ 383,012      77.72%      32.65%       95.17%
12.00 - 12.49%              249      90,547,453       16.27        5.835        663     363,644      79.62       42.01        98.19
12.50 - 12.99%              295     107,183,023       19.26        6.273        648     363,332      80.52       33.95        98.41
13.00 - 13.49%              623     187,999,550       33.78        6.749        640     301,765      80.97       24.88        96.00
13.50 - 13.99%              211      59,048,014       10.61        7.249        623     279,848      81.34       33.02        94.61
14.00 - 14.49%              229      63,226,697       11.36        7.711        613     276,099      82.43       34.89        96.28
14.50 - 14.99%               74      15,936,128        2.86        8.233        605     215,353      86.69       43.53        94.91
15.00 - 15.49%               81      14,591,769        2.62        8.658        573     180,145      83.85       56.16        93.72
15.50 - 15.99%               25       3,657,784        0.66        9.292        549     146,311      85.63       44.96        98.73
16.00% & Above               16       2,468,343        0.44        9.739        526     154,271      82.69       82.51       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                             DISTRIBUTION BY MARGIN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       MARGIN          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
4.99% & Below                73   $  16,956,704        3.05%       6.502%       659   $ 232,284      80.38%      36.35%       97.51%
5.00 - 5.49%                116      41,222,442        7.41        6.067        652     355,366      78.86       42.27        96.99
5.50 - 5.99%                296     102,013,767       18.33        6.269        642     344,641      79.74       36.41        99.32
6.00 - 6.49%                448     145,247,507       26.10        6.572        643     324,213      80.09       31.30        96.75
6.50 - 6.99%                401     122,849,457       22.07        6.868        641     306,358      81.19       24.90        94.43
7.00% & Above               500     128,242,249       23.04        7.529        616     256,484      83.95       37.94        96.24
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,834   $ 556,532,125      100.00%       6.763%       637   $ 303,453      81.07%      33.32%       96.63%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       GROUP II FIXED RATE MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(1)

SCHEDULED PRINCIPAL BALANCE:                                     $  130,434,859
NUMBER OF MORTGAGE LOANS:                                                 1,529
AVERAGE SCHEDULED PRINCIPAL BALANCE:                             $       85,307
WEIGHTED AVERAGE GROSS COUPON:                                            8.807%
WEIGHTED AVERAGE NET COUPON: (2)                                          8.297%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        654
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      41.61%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             91.49%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            241
WEIGHTED AVERAGE SEASONING(MONTHS):                                           1

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
 CURRENT PRINCIPAL      NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       BALANCE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
$50,000 & Below             566   $  18,214,560       13.96%       9.945%       652   $  32,181      97.17%      50.22%       95.11%
$50,001 - $75,000           389      24,080,313       18.46        9.779        660      61,903      97.19       34.96        96.12
$75,001 - $100,000          241      20,948,702       16.06        9.891        663      86,924      98.09       22.53        97.13
$100,001 - $125,000         128      14,357,194       11.01        9.413        652     112,166      95.05       29.02        99.26
$125,001 - $150,000          60       8,203,883        6.29        9.416        659     136,731      94.97       25.02        98.47
$150,001 - $200,000          60      10,300,448        7.90        8.244        638     171,674      85.40       33.37        96.53
$200,001 - $250,000          17       3,914,122        3.00        7.283        648     230,242      74.43       29.54        88.24
$250,001 - $300,000           8       2,230,118        1.71        7.148        617     278,765      80.60       37.23       100.00
$300,001 - $350,000           6       2,008,223        1.54        6.589        659     334,704      76.97       32.82        83.10
$350,001 - $400,000          13       4,874,659        3.74        6.775        662     374,974      84.34       45.44        76.41
$400,001 - $450,000           9       3,843,909        2.95        6.832        638     427,101      79.87       22.12       100.00
$450,001 - $500,000          11       5,272,330        4.04        6.255        673     479,303      78.61       18.02       100.00
$500,001 - $550,000           7       3,630,763        2.78        6.081        654     518,680      78.73       42.70       100.00
$550,001 - $600,000           9       5,198,925        3.99        6.397        642     577,658      81.91       32.68       100.00
$600,001 - $650,000           2       1,253,713        0.96        6.347        675     626,856      79.67       48.41       100.00
$650,001 - $700,000           2       1,358,087        1.04        7.080        659     679,043      80.00       48.62       100.00
$700,001 & Above              1         744,913        0.57        6.400        613     744,913      89.94        0.00       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       GROUP II FIXED RATE MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CURRENT RATE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
5.00 - 5.49%                  2   $     964,777        0.74%       5.250%       741   $ 482,388      80.93%      53.26%      100.00%
5.50 - 5.99%                 25       9,059,567        6.95        5.856        666     362,383      79.42       39.09        97.52
6.00 - 6.49%                 23       6,811,251        5.22        6.276        669     296,141      79.48       39.12       100.00
6.50 - 6.99%                 81      18,600,935       14.26        6.755        636     229,641      76.53       42.12        96.91
7.00 - 7.49%                 23       4,144,048        3.18        7.260        654     180,176      79.97       20.28        78.17
7.50 - 7.99%                 34       5,451,455        4.18        7.788        606     160,337      80.29       48.04        87.64
8.00 - 8.49%                 79       4,978,113        3.82        8.221        703      63,014      96.14       56.07        93.06
8.50 - 8.99%                 95       7,245,010        5.55        8.786        671      76,263      96.38       44.77        97.01
9.00 - 9.49%                 36       3,055,348        2.34        9.158        645      84,871      94.54       39.35        97.58
9.50 - 9.99%                651      40,157,634       30.79        9.793        667      61,686      99.20       25.66        96.85
10.00 - 10.49%               61       3,670,443        2.81       10.228        632      60,171      94.89       36.71        98.08
10.50 - 10.99%              348      22,591,866       17.32       10.759        640      64,919      99.31       23.13        97.63
11.00 - 11.49%               33       1,675,655        1.28       11.278        628      50,777      98.26       43.98        95.23
11.50 - 11.99%               27       1,441,794        1.11       11.794        629      53,400      98.07        1.04       100.00
12.00% & Above               11         586,963        0.45       12.568        613      53,360      93.75       41.16       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY CREDIT SCORE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    CREDIT SCORE       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
740 & Above                  93   $   8,057,794        6.18%       8.170%       763   $  86,643      91.84%      24.12%       90.25%
720 - 739                    75       6,104,366        4.68        8.880        729      81,392      97.66       14.64        93.42
700 - 719                   115      10,017,126        7.68        8.610        709      87,105      93.52       26.15        93.16
680 - 699                   157      16,121,679       12.36        8.423        690     102,686      90.87       23.20        92.13
660 - 679                   212      19,599,172       15.03        8.723        669      92,449      92.40       21.76        94.87
640 - 659                   259      19,548,822       14.99        9.216        650      75,478      94.39       27.84        96.47
620 - 639                   208      17,472,092       13.40        8.918        628      84,000      90.80       36.19       100.00
600 - 619                   221      17,473,568       13.40        9.248        609      79,066      92.69       42.47        99.80
580 - 599                   120       7,043,886        5.40        9.424        589      58,699      90.25       71.45        98.69
560 - 579                    35       4,062,832        3.11        7.920        571     116,081      81.62       63.27       100.00
540 - 559                    14       2,014,516        1.54        7.978        552     143,894      73.50       75.22       100.00
520 - 539                    12       1,980,445        1.52        7.502        528     165,037      76.27       33.48       100.00
500 - 519                     8         938,562        0.72        9.229        509     117,320      71.87       73.19       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY LIEN

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        LIEN           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
First                       227   $  48,725,299       37.36%       6.841%       641   $ 214,649      78.46%      41.30%       94.61%
Second                    1,302      81,709,560       62.64        9.980        663      62,757      99.27       28.15        97.14
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       GROUP II FIXED RATE MORTGAGE LOANS

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
      COMBINED          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below               32   $   3,325,543        2.55%       7.290%       622   $ 103,923      45.93%      43.33%      100.00%
60.01 - 70.00%               30       6,442,174        4.94        6.684        635     214,739      65.96       31.30       100.00
70.01 - 80.00%               99      22,526,544       17.27        6.763        645     227,541      78.51       34.35        97.79
80.01 - 85.00%               21       5,343,905        4.10        6.968        647     254,472      83.98       43.47        68.24
85.01 - 90.00%               58       8,303,854        6.37        7.403        634     143,170      89.70       52.02        95.98
90.01 - 95.00%              115       9,481,998        7.27        8.793        648      82,452      94.42       38.16        97.71
95.01 - 100.00%           1,174      75,010,841       57.51        9.959        664      63,893      99.97       28.88        97.04
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY ORIGINAL LTV

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
60.00% & Below            1,327   $  84,799,492       65.01%       9.874%       661   $  63,903      97.37%      28.54%       97.25%
60.01 - 70.00%               30       6,442,174        4.94        6.684        635     214,739      65.96       31.30       100.00
70.01 - 80.00%               99      22,526,544       17.27        6.763        645     227,541      78.51       34.35        97.79
80.01 - 85.00%               21       5,343,905        4.10        6.968        647     254,472      83.98       43.47        68.24
85.01 - 90.00%               27       6,780,325        5.20        6.788        630     251,123      89.71       60.70        95.46
90.01 - 95.00%               24       4,457,572        3.42        7.191        651     185,732      93.87       59.20        97.18
95.01 - 100.00%               1          84,847        0.07        8.350        678      84,847     100.00      100.00       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY DOCUMENTATION

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
   DOCUMENTATION       OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Stated                      716   $  63,798,733       48.91%       9.182%       671   $  89,104      92.70%       0.00%       96.51%
Full                        597      43,120,393       33.06        8.460        636      72,228      90.48      100.00        97.13
Limited                     216      23,515,733       18.03        8.427        645     108,869      90.08        0.00        93.64
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                             DISTRIBUTION BY PURPOSE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Purchase                  1,081   $  76,652,665       58.77%       9.521%       664   $  70,909      97.34%      29.38%       95.04%
Cashout Refi                409      50,087,821       38.40        7.806        639     122,464      83.13       38.26        98.16
Rate/term Refi               39       3,694,373        2.83        7.566        662      94,728      83.65       39.02        93.62
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       GROUP II FIXED RATE MORTGAGE LOANS

                            DISTRIBUTION BY OCCUPANCY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
      OCCUPANCY        OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Owner Occupied            1,473   $ 125,471,090       96.19%       8.820%       653   $  85,181      91.48%      33.38%      100.00%
Second Home                  44       2,751,008        2.11        9.412        705      62,523      97.17       18.23         0.00
Investor                     12       2,212,760        1.70        7.331        685     184,397      85.31       33.29         0.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
    PROPERTY TYPE      OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
Single Family             1,105   $  94,325,388       72.32%       8.762%       653   $  85,362      90.48%      32.74%       97.18%
PUD                         213      16,553,624       12.69        9.118        656      77,717      94.32       40.61        95.43
Condo                       128       8,621,569        6.61        9.408        662      67,356      96.40       35.63        91.31
2 Family                     76       8,457,005        6.48        8.724        660     111,276      93.34       13.30        94.57
3-4 Family                    7       2,477,273        1.90        6.654        653     353,896      87.85       53.34        86.30
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                              DISTRIBUTION BY STATE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
       STATE           OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
CA                          529   $  56,649,638       43.43%       8.960%       665   $ 107,088      92.74%      24.69%       97.65%
NY                           81      10,185,664        7.81        8.342        657     125,749      89.90       24.32        98.46
NJ                           55       7,212,060        5.53        8.050        658     131,128      87.82       26.59       100.00
FL                           82       6,150,226        4.72        8.770        632      75,003      88.62       43.09        85.90
TX                          141       6,015,060        4.61        9.110        626      42,660      93.22       54.48        95.59
MA                           57       5,073,104        3.89        8.793        650      89,002      92.90       45.48       100.00
VA                           52       4,995,760        3.83        8.840        655      96,072      89.94       29.38        99.04
MD                           59       4,530,442        3.47        9.274        636      76,787      91.90       31.91       100.00
WA                           58       4,362,558        3.34        8.637        655      75,217      93.37       42.78        83.36
AZ                           47       3,424,585        2.63        8.586        633      72,864      86.05       43.57        84.27
Other                       368      21,835,761       16.74        8.771        647      59,336      90.97       46.87        95.27
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       GROUP II FIXED RATE MORTGAGE LOANS

                               DISTRIBUTION BY ZIP

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
        ZIP            OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
94015                         5   $   1,012,193        0.78%       7.687%       739   $ 202,439      87.47%      13.63%      100.00%
94533                         5       1,001,032        0.77        7.912        676     200,206      88.56       15.01        23.73
92336                         4         894,995        0.69        7.040        697     223,749      96.19        0.00       100.00
08055                         2         872,436        0.67        7.900        694     436,218      84.00        0.00       100.00
91344                         3         770,409        0.59        7.845        640     256,803      80.25        0.00       100.00
11224                         1         744,913        0.57        6.400        613     744,913      89.94        0.00       100.00
92708                         2         734,616        0.56        6.572        661     367,308      84.11        0.00       100.00
20194                         2         733,813        0.56        7.186        623     366,907      82.01       89.97       100.00
94553                         3         711,732        0.55        6.635        711     237,244      86.82       72.19       100.00
11413                         2         688,407        0.53        6.768        628     344,203      84.37      100.00       100.00
Other                     1,500     122,270,314       93.74        8.911        653      81,514      91.82       33.51        96.56
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
REMAINING MONTHS        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
  TO MATURITY          OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
1 - 180                   1,308   $  84,316,949       64.64%       9.861%       662   $  64,462      98.42%      28.64%       97.23%
181 - 240                    23       1,041,536        0.80        8.919        645      45,284      77.60       55.55       100.00
241 - 360                   198      45,076,375       34.56        6.833        640     227,658      78.86       40.81        94.17
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                  WEIGHTED
                                                   PCT. OF                 WEIGHTED                 AVG.
                                                   POOL BY     WEIGHTED      AVG.        AVG.     COMBINED
                        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    CURRENT   PRINCIPAL   ORIGINAL   PCT. FULL   PCT. OWNER
 AMORTIZATION TYPE     OF LOANS      BALANCE       BALANCE      COUPON       FICO      BALANCE       LTV        DOC       OCCUPIED
--------------------   --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
FIXED 15/30 BLN           1,262   $  80,087,337       61.40%       9.973%       663   $  63,461      99.41%      27.76%       97.08%
FIXED                       229      39,516,150       30.30        7.046        640     172,560      78.86       44.04        93.35
FIXED 30/40 BLN              38      10,831,372        8.30        6.615        646     285,036      79.05       32.17       100.00
                       --------   -------------   ---------   ----------   --------   ---------   --------   ---------   ----------
TOTAL:                    1,529   $ 130,434,859      100.00%       8.807%       654   $  85,307      91.49%      33.06%       96.19%
                       ========   =============   =========   ==========   ========   =========   ========   =========   ==========

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material, the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS

                          MORTGAGE-BACKED CERTIFICATES

                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

     GS Mortgage Securities Corp. may, through one or more trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

     o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

     o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

     o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

     o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing,

     o closed-end and revolving credit line mortgage loans or participations in revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances); and

     o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

     The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                The date of this Prospectus is November 17, 2005.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.............................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................1
RISK FACTORS......................................................................................................2
     You May Have Difficulty Selling The Securities...............................................................2
     Book-Entry Securities May Delay Receipt of Payment and Reports...............................................2
     Your Return on an Investment in The Securities Is Uncertain..................................................2
     Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution of Interest on Your
         Securities...............................................................................................3
     Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan
         Balance..................................................................................................3
     High Loan-to-Value Ratios Increase Risk of Loss..............................................................4
     Some of the Mortgage Loans May Have an Initial Interest-Only Period, Which May Result in Increased
         Delinquencies and Losses.................................................................................4
     Interest Only and Principal Only Securities Involve Additional Risk..........................................4
     Subordinated Securities Involve More Risks and May Incur Losses..............................................5
     Trust or Trust Fund Assets Are the Only Source of Payments on the Securities.................................5
     The Securities Are Obligations of the Trust Only.............................................................5
     Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result
         in Losses................................................................................................5
     The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss..............6
     Financial Instruments May Not Avoid Losses...................................................................6
     Environmental Conditions Affecting Mortgaged Properties May Result in Losses.................................7
     Security Interests in Manufactured Homes May Be Lost.........................................................7
     Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities..........7
     The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These Mortgage Assets Are More
         Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses.................................8
     Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans................8
     If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on
         Your Investment Could Result.............................................................................9
     Assets of the Trust or Trust Fund May Include Mortgage Loans Originated Under Less Stringent
         Underwriting Standards..................................................................................10
     Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage
         Loans...................................................................................................10
     Bankruptcy of the Seller or a Sponsor May Delay or Reduce Collections on Loans..............................10
     The Securities Are Not Suitable Investments for All Investors...............................................11
     Your Investment May Not Be Liquid...........................................................................11
     The Ratings on Your Certificates Could Be Reduced or Withdrawn..............................................11
     Conflicts of Interest between the Master Servicer and the Trust.............................................11
     You May Have Income for Tax Purposes Prior to Your Receipt of Cash..........................................12
THE TRUSTS OR TRUST FUNDS........................................................................................13
     The Mortgage Loans - General................................................................................14
     Single Family and Cooperative Loans.........................................................................16
     Multifamily Loans...........................................................................................17
     Manufactured Housing Contracts..............................................................................17
     Revolving Credit Line Mortgage Loans........................................................................18
     Agency Securities...........................................................................................18
     Private Mortgage-Backed Securities..........................................................................23
     U.S. Government Securities..................................................................................25
     Substitution of Mortgage Assets.............................................................................25

     Pre-Funding and Capitalized Interest Accounts...............................................................25
USE OF PROCEEDS..................................................................................................26
THE SELLER.......................................................................................................26
THE MORTGAGE LOANS...............................................................................................26
     General.....................................................................................................26
     Representations and Warranties; Repurchases.................................................................27
     Optional Purchase of Defaulted Loans........................................................................28
DESCRIPTION OF THE SECURITIES....................................................................................28
     General.....................................................................................................28
     Distributions on Securities.................................................................................30
     Advances....................................................................................................32
     Reports to Securityholders..................................................................................33
     Exchangeable Securities.....................................................................................33
     Book-Entry Registration.....................................................................................35
CREDIT ENHANCEMENT...............................................................................................40
     General.....................................................................................................40
     Subordination...............................................................................................40
     Pool Insurance Policies.....................................................................................41
     Special Hazard Insurance Policies...........................................................................41
     Bankruptcy Bonds............................................................................................42
     FHA Insurance; VA Guarantees; RHS Guarantees................................................................43
         FHA Loans...............................................................................................43
         VA Loans................................................................................................45
         RHS Loans...............................................................................................46
     FHA Insurance on Multifamily Loans..........................................................................47
     Reserve and Other Accounts..................................................................................48
     Other Insurance, Guarantees and Similar Instruments or Agreements...........................................48
     Cross Support...............................................................................................48
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................49
ADMINISTRATION...................................................................................................50
     Assignment of Mortgage Assets...............................................................................51
     Payments on Mortgage Loans; Deposits to Accounts............................................................53
     Sub-Servicing...............................................................................................54
     Collection Procedures.......................................................................................56
     Hazard Insurance............................................................................................57
     Realization Upon Defaulted Mortgage Loans...................................................................58
     Servicing and Other Compensation and Payment of Expenses....................................................60
     Evidence as to Compliance...................................................................................60
     Certain Matters Regarding the Master Servicer and Us........................................................60
     Events of Default; Rights Upon Event of Default.............................................................61
     The Trustee.................................................................................................64
     Duties of the Trustee.......................................................................................64
     Resignation and Removal of Trustee..........................................................................64
     Amendment...................................................................................................65
     Termination; Optional Termination...........................................................................66
LEGAL ASPECTS OF THE MORTGAGE LOANS..............................................................................66
     General.....................................................................................................66
     Foreclosure/Repossession....................................................................................70
         General.................................................................................................70
     Rights Of Redemption........................................................................................73
         General.................................................................................................73
     Anti-Deficiency Legislation And Other Limitations On Lenders................................................73
     Due-On-Sale Clauses.........................................................................................75
     Prepayment Charges..........................................................................................75
     Subordinate Financing.......................................................................................76
     Applicability of Usury Laws.................................................................................76

     Servicemembers Civil Relief Act and the California Military and Veterans Code...............................77
     Product Liability and Related Litigation....................................................................77
     Environmental Considerations................................................................................78
     Forfeiture for Drug, RICO and Money Laundering Violations...................................................79
     Other Legal Considerations..................................................................................79
FEDERAL INCOME TAX CONSEQUENCES..................................................................................80
     General.....................................................................................................80
     Miscellaneous Itemized Deductions...........................................................................81
     Tax Treatment of REMIC Regular Interests and Other Debt Instruments.........................................81
     OID.........................................................................................................82
     Market Discount.............................................................................................86
     Amortizable Premium.........................................................................................87
     Consequences of Realized Losses.............................................................................87
     Gain or Loss on Disposition.................................................................................87
     Tax Treatment of Exchangeable Securities....................................................................88
     Taxation of Certain Foreign Holders of Debt Instruments.....................................................91
     Backup Withholding..........................................................................................91
     Reporting and Tax Administration............................................................................92
     Tax Treatment of REMIC Residual Interests...................................................................92
     Special Considerations for Certain Types of Investors.......................................................96
     Treatment by the REMIC of OID, Market Discount, and Amortizable Premium.....................................98
     REMIC-Level Taxes...........................................................................................98
     REMIC Qualification.........................................................................................98
     Grantor Trusts..............................................................................................99
     Tax Treatment of the Grantor Trust Security.................................................................99
     Treatment of Pass-Through Securities.......................................................................100
     Treatment of Strip Securities..............................................................................100
     Determination of Income with Respect to Strip Securities...................................................101
     Purchase of Complementary Classes of Strip Securities......................................................102
     Possible Alternative Characterizations of Strip Securities.................................................102
     Limitations on Deductions With Respect to Strip Securities.................................................103
     Sale of a Grantor Trust Security...........................................................................103
     Taxation of Certain Foreign Holders of Grantor Trust Securities............................................103
     Backup Withholding of Grantor Trust Securities.............................................................104
     Reporting and Tax Administration of Grantor Trust Securities...............................................104
     Taxation of Owners of Owner Trust Securities...............................................................104
     Partnership Taxation.......................................................................................104
     Discount and Premium of Mortgage Loans.....................................................................105
     Section 708 Termination....................................................................................105
     Gain or Loss on Disposition of Partnership Securities......................................................106
     Allocations Between Transferors and Transferees............................................................106
     Section 731 Distributions..................................................................................106
     Section 754 Election.......................................................................................107
     Administrative Matters.....................................................................................107
     Tax Consequences to Foreign Securityholders of a Partnership Trust.........................................108
     Backup Withholding on Partnership Securities...............................................................108
     Reportable Transactions....................................................................................108
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES.......................................................................109
ERISA CONSIDERATIONS............................................................................................109
     General....................................................................................................109
     ERISA Considerations Relating to Certificates..............................................................109
     Underwriter Exemption......................................................................................111
     ERISA Considerations Relating to Notes.....................................................................117
LEGAL INVESTMENT................................................................................................118
METHOD OF DISTRIBUTION..........................................................................................120
LEGAL MATTERS...................................................................................................121

FINANCIAL INFORMATION...........................................................................................121
     Ratings....................................................................................................121
WHERE YOU CAN FIND MORE INFORMATION.............................................................................122
INDEX...........................................................................................................123

ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS..............................................A-1

                              PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

     o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

     o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

PREPAYMENTS ON THE MORTGAGE ASSETS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION
  OF INTEREST ON YOUR SECURITIES

     When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

     If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
  THE MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

     Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY
  RESULT IN INCREASED DELINQUENCIES AND LOSSES

     A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

     The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE SECURITIES ARE OBLIGATIONS OF THE TRUST ONLY

     The securities will not represent an interest in or obligation of the seller, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS
  TO YOU OR RESULT IN LOSSES

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE
  THE RISK OF LOSS

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

     The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR
  INVESTMENT IN THE SECURITIES

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE
  MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE
  MORTGAGE LOANS

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
  LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

     o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience;

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

     o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE MORTGAGE LOANS ORIGINATED UNDER
  LESS STRINGENT UNDERWRITING STANDARDS

     The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING
  RESIDENTIAL MORTGAGE LOANS

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential mortgage loans to increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

BANKRUPTCY OF THE SELLER OR A SPONSOR MAY DELAY OR REDUCE COLLECTIONS ON LOANS

     The seller and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the seller or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the seller or of the sponsor if the transfer of the mortgage assets from the sponsor to the seller and from the seller to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

     The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the seller, the mortgage asset transfers described above should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the seller or sponsor. In addition, the seller is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

     However, there can be no assurance that a bankruptcy court would not recharacterize the mortgage asset transfers described above as borrowings of the seller or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

YOUR INVESTMENT MAY NOT BE LIQUID

     The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN

     Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

     The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

     A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

     1.  a mortgage pool* comprised of:

     o Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

     o Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

     o Cooperative loans. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

     o Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing, and or

     o Revolving Credit Line Mortgage Loans. "REVOLVING CREDIT LINE MORTGAGE LOANS" consist of mortgage loans or participations in mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time;

     2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

     3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES," in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

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* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

     The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" -or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

     o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

     Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

     o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties which may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

     o   the original terms to maturity of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o the geographical distribution of the mortgage loans on a state-by-state basis.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

     Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or participations or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

     Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

     Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by a single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

     Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o   the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans,

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o   delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

     We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS


GENERAL

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the responsible party may make the representations and warranties in respect of a mortgage loan as of the date on which the responsible party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a responsible party will not address events that may occur through the date of issuance of the related securities, the responsible party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the responsible party made the representation and warranty but prior to the date of issuance of the related securities.

     In general, the Master Servicer or the trustee, if the Master Servicer is the responsible party, will be required to promptly notify the relevant responsible party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the responsible party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the responsible party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the responsible party) will not be obligated to purchase a mortgage loan if a responsible party defaults on its obligation to do so. We cannot assure you that the responsible parties will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     Any responsible party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable responsible party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES


GENERAL

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

     o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o   U.S. Government Securities; and

     o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o   reinvestment income on payments received on the trust assets,

     o   a reserve fund,

     o   a mortgage pool insurance policy,

     o   a special hazard insurance policy,

     o   a bankruptcy bond,

     o   one or more letters of credit,

     o   a financial guaranty insurance policy,

     o   third party guarantees or similar instruments,

     o U.S. Government Securities designed to assure payment of the securities,

     o financial instruments such as swap agreements, caps, collars and floors, or

     o   other agreements.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "LOCK-OUT PERIOD" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to residual securities of Real Estate Mortgage Investment Conduits, commonly known as "REMICS," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series.

Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master

Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

     Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

EXCHANGEABLE SECURITIES

     General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "EXCHANGEABLE SECURITIES." In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "RELATED" to each other, and each related grouping of exchangeable securities will be referred to as a "COMBINATION." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

     Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

     o the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

     o the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

     o the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

     o An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

     o Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

     In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     o A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then-current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

BOOK-ENTRY REGISTRATION

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear Bank ("EUROCLEAR"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of

1934. DTC also facilitates the post-trade settlement among DTC participants ("DIRECT PARTICIPANTS") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANT"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

      The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the securities. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "SECURITYHOLDER" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

     An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

     Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("BENEFICIAL OWNER") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

     Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Direct Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "DEFINITIVE SECURITIES" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each

Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

     o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT


GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

     o   any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o   in the order of their scheduled final distribution dates,

     o   in accordance with a schedule or formula,

     o   in relation to the occurrence of specified events, or

     o   as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

SPECIAL HAZARD INSURANCE POLICIES

     If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

     (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

     (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

     To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

BANKRUPTCY BONDS

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

     FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates since 1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

     VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

     The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

     RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income which does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates. The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of
(a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

     If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

     We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o   the original security agreement,

     o   the proprietary lease or occupancy agreement,

     o   the recognition agreement,

     o   an executed financing agreement and

     o   the relevant stock certificate and related blank stock powers.

     We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement. Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o   an account or accounts otherwise acceptable to each rating agency, or

     o an account that satisfies the requirements specified in the related Agreement.

     If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

     o   attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o   maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.

     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts that would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o   claim payments the primary insurer previously made and

     o   unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o   physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

     o   advance or discharge:

         a. all hazard insurance policy premiums and

         b. as necessary and approved in advance by the primary insurer:

            1.  real estate property taxes,

            2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

            3.  mortgaged property sales expenses,

            4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

            5. foreclosure costs, including court costs and reasonable attorneys' fees;

            6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

            7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

      o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

      o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

      o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

      Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

      o a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

      o failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

      o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

      o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

      o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

      o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION AND REMOVAL OF TRUSTEE

      If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

      The trustee may also be removed at any time, if so specified in the related prospectus supplement:

      o if the trustee ceases to be eligible to continue as such under the Agreement,

      o     if the trustee becomes insolvent,

      o     if the trustee becomes incapable of acting, or

      o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

      o     to cure any ambiguity or mistake;

      o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

      o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

      o to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate-of-title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

  General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Single-Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

  General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given to debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been, and in some cases are, incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability, and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

     The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

     This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICS")), real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue Code of 1986, as amended (the "CODE") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

     You should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

     The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

     If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities" below.

     For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") - will be reduced by the lesser of:

      o     the excess of adjusted gross income over the Applicable Amount, or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

      o     at least annually; and

      o at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

      o     may be deferred, or

      o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--Market Discount" below. See also "--Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt

Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

TAX TREATMENT OF EXCHANGEABLE SECURITIES

     Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Tax Treatment of REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and
(iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

     As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

     Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--OID."

     If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

     In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Gain or Loss on Disposition."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

     REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

     A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

            (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

            (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

            (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

      (iv) One of the following two following tests is satisfied: Either:

            (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                  (1) any consideration given to the transferee to acquire the interest,

                  (2) the expected future distributions on the interest, and

                  (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

          (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

      Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

      First , REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

      Second , the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

      Third , the Code imposes an annual tax on any pass-through entity - i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified

Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

      Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA Considerations."

     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

      The types of Grantor Trust Securities offered in a series may include:

      o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

      o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

      o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

      o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the Employee Retirement Income Security

Act of 1974, as amended ("ERISA"), should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market Discount" and "--Amortizable Premium" above.

TREATMENT OF STRIP SECURITIES

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such coupon - over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

      o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

      o an approach which aggregates the payments to be made on the strip security may be applied, and

      o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

      o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

      o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

      o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

      o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

      o the Contingent Payment Regulations should not apply to the IO Securities, or

      o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--Tax Treatment of the Grantor Trust Security" above.

SALE OF A GRANTOR TRUST SECURITY

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on Disposition" above.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

      o such interest is not effectively connected with a trade or business in the United States of the securityholder,

      o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

      o the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

      o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor Trusts" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup Withholding" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The holder of the residual Partnership Security will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the

Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

REPORTABLE TRANSACTIONS

     Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

      o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

      o whether the investment satisfies the applicable diversification requirements;

      o whether the investment is in accordance with the documents and instruments governing the plan; and

      o whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

      For the exemption to apply, PTCE 83-1 requires that:

      o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

      o     the trustee may not be our affiliate; and

      o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

      o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

      o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

      o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

      o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

      o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE pool," that the certificates constitute "MORTGAGE POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION") which is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

      General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

      First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

      Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS.").

      Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

      Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

      Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

      o     any underwriter as defined in the Exemption;

      o     the trustee;

      o     us;

      o     the Master Servicer;

      o     each servicer;

      o     each insurer;

      o the counterparty of any "interest-rate swap" (as described below) held as an asset of the trust fund; and

      o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

      Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

      Seventh, the following seasoning requirements must be met:

      o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

      o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

      o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.


     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

      o not subordinated to the rights and interests evidenced by securities of the same trust fund;

      o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

      o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

                  (a) the outstanding principal balance due under the loan which is held by the trust fund and

                  (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or (if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

      o     is an "eligible Swap";

      o     is with an "eligible counterparty;"

      o     is purchased by a "qualified plan investor;"

      o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

      o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

      The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

      An "ELIGIBLE SWAP" is one that:

o        is denominated in U.S. dollars;

o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

o        has a notional amount that does not exceed either:

                  (a) the principal balance of the class of certificates to which the Swap relates, or

                  (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL Amount");

      o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

      o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

      o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

      o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

      o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

      o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

      o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

      o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

     "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

      o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

      o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or


      o     terminate the Swap Agreement in accordance with its terms.

      An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

      o     it is denominated in U.S. dollars;

      o     it pays an Allowable Interest Rate;

      o     it is not leveraged;

      o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      o it is entered into between the trust fund and an eligible counterparty; and

      o     it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

      First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

      Second, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

      Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

      Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

      Fifth, either:

      o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

      o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

      Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

      Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

      o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

      o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

     Eighth, certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

      o     the Plan is not an Excluded Plan,

      o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

      o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

      o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--Limitations on Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, New York, New York, or such other counsel to the seller and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


1996 Lender Liability Act..........................78        Exemption.........................................111
1998 Policy Statement.............................119        EYS Agreement.....................................115
30% Test...........................................97        Fannie Mae.........................................20
Acceptable Investments............................116        FHA............................................14, 43
Accounts...........................................29        FHA Debenture Rate.................................44
accrual securities.................................31        FHA Loans..........................................18
additional loans..................................115        Financial Intermediary.............................36
agency securities..................................13        foreign person.....................................91
Agreement..........................................14        foreign person certification.......................91
Allowable Interest Rate...........................113        Freddie Mac........................................21
Allowable Notional Amount.........................114        FTC................................................74
Amendment.........................................112        Garn-St. Germain Act...............................75
Applicable Amount..................................81        GNMA...............................................18
Assignment Program.................................43        GNMA I Certificate.................................19
Available Funds....................................31        GNMA II Certificate................................19
average interest rate.............................115        Grantor Trust......................................99
Beneficial Owner...................................36        Grantor Trust Securities...........................81
Call Class.........................................30        Housing Act........................................18
Callable Class.....................................30        HUD................................................43
capitalized interest accounts......................26        Indirect Participant...............................36
CERCLA.............................................78        Insurance Proceeds.................................53
Clearstream........................................35        Interest Weighted Certificate......................84
Code...............................................80        Investor-Based Exemptions.........................117
Collection Period.................................104        IO Securities......................................99
combination........................................33        IRS................................................80
Complementary Securities..........................102        lenders............................................14
Contingent Payment Obligations.....................85        Liquidation Expenses...............................53
Contingent Payment Regulations.....................85        Liquidation Proceeds...............................53
Cooperative loans..................................13        loans.............................................111
current principal amount...........................31        Loan-to-Value Ratio................................16
Current Recognition Election.......................86        lock-out period....................................30
Debt Instruments...................................82        Loss Amount........................................46
Debt Securities....................................81        manufactured home..................................17
Definitive Securities..............................37        Manufactured housing contracts.....................13
Designated Transactions...........................112        Mark-to-Market Regulations.........................96
Direct Participants................................36        Master Servicer....................................16
Disqualified Organization..........................95        MERS...............................................51
disqualified persons..............................109        Mortgage...........................................51
DOL Pre-Funding Period............................115        mortgage loans.....................................13
DTC................................................35        mortgage pool.....................................110
DTCC...............................................36        mortgage pool pass-through certificate............110
eligible counterparty.............................114        multifamily loans..................................13
eligible Swap.....................................113        Multiple Rate VRDI.................................85
eligible yield supplement agreement...............115        National Housing Act...............................43
ERISA....................................33, 100, 109        NCUA..............................................119
Euroclear..........................................35        Net Series Rate...................................102
Euroclear Operator.................................38        new partnership...................................105
excess inclusion income............................93        Non-ratings dependent Swaps.......................114
exchangeable securities............................33        OCC...............................................118
Excluded Plan.....................................116        Offering Documents................................116


OID................................................80        Ratio Securities...................................99
OID Regulations....................................82        RCRA...............................................78
old partnership...................................105        Refinance Loan.....................................16
Ordinary Ratio Security...........................102        REITs..............................................80
OTS...............................................119        related............................................33
outside reserve fund...............................82        Relief Act.........................................77
Owner Trust.......................................104        REMIC Residual Certificates........................81
Owner Trust Securities.............................81        REMICs.............................................30
parties in interest...............................109        Restricted Group..................................111
Partnership Securities............................105        Retained Interest..................................29
Pass-Through Securities............................99        revolving credit line mortgage loans...............13
Permitted Investments..............................48        RHS............................................14, 46
Plan..............................................109        RHS Loans..........................................18
Plan Asset Regulations............................109        RICs...............................................80
PMBS...............................................23        Rules..............................................37
PMBS pooling and servicing agreement...............23        Securities Account.................................54
PMBS servicer......................................23        Securityholder.....................................36
PMBS trustee.......................................23        single family loans................................13
PO Securities......................................99        Single Rate VRDI...................................85
pre-funding accounts...............................25        single-class REMICs................................82
Pre-Funding Limit.................................115        SMMEA.............................................118
Prepayable Obligations.............................82        Strip Securities...................................99
Prepayment Assumption..............................82        Stripping Regulations.............................100
primary insurance policy...........................14        Swap..............................................113
primary insurer....................................58        Swap Agreement....................................113
Principal Prepayments..............................32        Tax Administrator..................................81
privately issued mortgage-backed securities........13        Tax Counsel........................................81
Protected Account..................................53        TIN................................................91
PTCE 83-1.........................................109        TMP................................................92
PTCE 84-14........................................114        U.S. Government Securities.........................25
PTCE 95-60........................................113        UBTI...............................................93
PTCE 96-23........................................114        UCC................................................68
PTE 2000-58.......................................111        United States Housing Act..........................43
PTE 2002-41.......................................111        USDA...............................................46
QPAM..............................................114        VA.............................................14, 45
QSI................................................83        VA Entitlement Percentage..........................45
qualified plan investor...........................114        VA Loans...........................................18
Qualifying REIT Interest...........................97        VRDI...............................................84
rating agency.....................................111        WAM................................................83
ratings dependent Swaps...........................114        Weighted Average Certificates......................85

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "NON-U.S. HOLDER") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1 from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                 (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                (ii) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "NONQUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                          (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                          (ii) certifying that the nonqualified intermediary is not acting for its own account,

                          (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                          (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations: or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

                 (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                 (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                 (iii) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(iii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.



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                          GS MORTGAGE SECURITIES CORP.
                                    Depositor



                            LITTON LOAN SERVICING LP
                                    Servicer



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DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL FEBRUARY 17, 2006 (90 DAYS AFTER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                 $1,030,090,000
                                (Approximate)(1)


                              GSAMP TRUST 2005-WMC2


                             $266,290,000 CLASS A-1A
                           VARIABLE RATE CERTIFICATES

                              $66,572,000 CLASS A1B
                           VARIABLE RATE CERTIFICATES

                             $261,433,000 CLASS A-2A
                           VARIABLE RATE CERTIFICATES

                             $190,321,000 CLASS A-2B
                           VARIABLE RATE CERTIFICATES

                             $66,596,000 CLASS A-2C
                           VARIABLE RATE CERTIFICATES

                              $80,187,000 CLASS M-1
                           VARIABLE RATE CERTIFICATES

                              $26,355,000 CLASS M-2
                           VARIABLE RATE CERTIFICATES

                              $37,570,000 CLASS M-3
                           VARIABLE RATE CERTIFICATES

                              $16,822,000 CLASS M-4
                           VARIABLE RATE CERTIFICATES

                              $17,944,000 CLASS M-5
                           VARIABLE RATE CERTIFICATES


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                             PROSPECTUS SUPPLEMENT

                                   ----------


                              GOLDMAN, SACHS & CO.

----------
(1) Subject to a variance of +/-5%.

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